Exhibit 99.1

October 28, 2022

Board of Directors

Elberton Federal Savings & Loan Association

Six Church Street

Elberton, Georgia 30635

Members of the Board of Directors:

At your request, RP® Financial, LC. (“RP Financial”) has completed and hereby provides an independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be offered in connection with the Agreement and Plan of Merger Conversion described below. This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) as originally issued by the Office of Thrift Supervision (“OTS”) and accepted by the Office of the Comptroller of the Currency (“OCC”) and other federal banking regulators, and applicable regulatory interpretations thereof. This Appraisal incorporates by reference the May 7, 2021 Appraisal we prepared for the regulatory application for the transaction described herein, recognizing that this Appraisal reflects subsequent changes in financial, market and other aspects.

Agreement and Plan of Merger Conversion

On June 1, 2021, Elberton Federal Savings & Loan Association (“Elberton” or the “Association”) entered into an Agreement and Plan of Merger Conversion (the “Agreement”) with Oconee Financial Corporation (“Oconee”), a Georgia corporation, Oconee State Bank (“Oconee State Bank”), a Georgia state chartered commercial bank and the wholly-owned subsidiary of Oconee, providing for a merger conversion transaction (“Merger Conversion”) whereby Elberton will convert from mutual to stock form and simultaneously merge with and into Oconee State Bank.

Pursuant to the Agreement, Elberton shall convert from a federally-chartered mutual savings association to a federally-chartered stock savings association, and immediately thereafter merge with and into Oconee State Bank with Oconee State Bank as the resulting institution. Immediately following Elberton’s mutual-to-stock conversion, Oconee State Bank will acquire the 1,000 shares of common stock of Elberton issued in the conversion for $1.00 in cash, without interest, per share.

In connection with the Merger Conversion, Oconee will conduct a Subscription Offering, and if needed, a Community and/or a Syndicated Community Offering, with stock issued by Oconee in an amount within the offering range of Elberton’s appraised market value as set forth herein. As detailed in the offering documents, Oconee will sell stock in a Subscription Offering to the: (1) any person holding a Qualifying Deposit in Elberton on the Eligibility Record Date (referred to as the Eligible Account Holders); (2) any person holding a Qualifying Deposit in Elberton (other than an Officer or Director and their associates) on the Supplemental Eligibility Record Date (referred to as the Supplemental Eligible Account Holders); and, (3) any person who is a Member

1311-A Dolley Madison Boulevard, Suite 2A	Main: (703) 528-1700
McLean, VA 22101	Fax: (703) 528-1788
mail@rpfinancial.com	www.rpfinancial.com

Board of Directors

October 28, 2022

of Elberton (other than Eligible Account Holders or Supplemental Eligible Account Holders) as of the Voting Record Date (referred to as Other Members). To the extent Oconee shares are not sold in the Subscription Offering, such shares may be sold to the general public with preference given first to natural persons, including trusts of natural persons, residing in Elberton, Georgia or Elbert County, Georgia (“Community Residents”), and to shareholders of record of Oconee on the last day of the month immediately preceding the effectiveness of the Offering Statement filed by Oconee to register the shares of Oconee Conversion Stock (“Eligible Oconee Shareholders”). Any available shares remaining in the offering will then be offered to natural persons, including trusts of natural persons, residing in Oconee County, Georgia, and last to the general public. If shares remain available for sale following the Subscription Offering and Community Offering, Oconee also may offer for sale shares of its common stock through a “syndicated community offering”. Shares to be sold in the Subscription, Community and Syndicated Community Offerings will be sold at a 15% discount to the prevailing Oconee stock price based on a specific calculation method within a range of value of the Oconee common stock price. The closing of the Merger Conversion and stock sale is targeted for the first half of 2023.

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. For its appraisal services, RP Financial is being compensated on a fixed fee basis for the original appraisal and for any subsequent updates, and such fees are payable regardless of the valuation conclusion or the completion of the conversion offering transaction. We believe that, except for the fee we will receive for the Appraisal, we are independent of Elberton, Oconee State Bank, Oconee Financial and the other parties engaged by Elberton, Oconee State Bank or Oconee Financial to assist in the transaction process.

Materials Reviewed and Considered

In preparing our Appraisal, we have reviewed the Form AC Application for Conversion from Mutual to Stock Form as filed with the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance or the Board of Governors of the Federal Reserve System. We have conducted a financial analysis of the Association that has included a review of audited financial information for the fiscal years ended December 31, 2017 through December 31, 2021 and various unaudited and internal financial reports and information through September 30, 2022. We have also conducted due diligence related discussions with the Association’s management, Wipfli, LLP, the Association’s independent auditor; Fenimore, Kay, Harrison & Ford, LLP, the Association’s conversion counsel, and Performance Trust Capital Partners, LLC, the Association’s financial and marketing advisor in connection with the stock offering. All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

Board of Directors

October 28, 2022

We have investigated the competitive environment within which the Association operates and have assessed the Association’s relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Association and the industry as a whole. We have reviewed the economic and demographic characteristics of the Association’s primary market area. We have compared the Association’s financial performance and condition with selected publicly-traded thrifts in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies. We have reviewed the current conditions in the securities markets in general and the market for thrift stocks in particular, including the market for existing thrift issues and initial public offerings by thrifts and thrift holding companies. We have excluded from such analysis thrifts subject to announced or rumored acquisition and/or those that exhibit other unusual characteristics.

The Appraisal is based on the Association’s representation that the information contained in the regulatory applications and additional information furnished to us by the Association and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the Association’s liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the value of the Association’s stock alone. To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which the Association’s common stock, immediately upon completion of a stand-alone conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of October 28, 2022, the estimated aggregate pro forma market value of the shares to be issued in the Merger Conversion transaction with Oconee equaled $3,750,000 at the midpoint. Pursuant to the regulatory conversion guidelines, the 15% valuation range indicates a minimum value of $3,187,500 and a maximum value of $4,312,500. The price per share of Oconee shares to be issued pursuant to the Merger Conversion will be determined at the closing of the Offering and will incorporate a 15% discount to the price of the Oconee shares for shares sold in the Subscription Offering, the Community and/or Syndicated Community Offerings, subject to the Oconee common stock having a per share value within a certain range.

Board of Directors

October 28, 2022

Limiting Factors and Considerations

The Appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such Appraisal is determined in accordance with applicable regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the Subscription or Community Offerings will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof. The Appraisal reflects only a valuation range as of this date for the pro forma market value of Elberton immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the Subscription and Community Offerings.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

This valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the financial performance and condition of the Association, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update. The valuation will also be updated at the completion of the Merger Conversion transaction.

Respectfully submitted,
RP® Financial, LC.

Ronald S. Riggins
Managing Director

James J. Oren
Director

RP® Financial, LC.	TABLE OF CONTENTS
i

TABLE OF CONTENTS

Elberton Federal Savings & Loan Association

Elberton, Georgia

DESCRIPTION		PAGE NUMBER

CHAPTER ONE	OVERVIEW AND FINANCIAL ANALYSIS

Introduction		I.1
Strategic Overview		I.1
Agreement and Plan of Merger Conversion		I.3
Balance Sheet Trends		I.4
Income and Expense Trends		I.6
Interest Rate Risk Management		I.8
Lending Activities and Strategy		I.9
Asset Quality		I.10
Funding Composition and Strategy		I.12
Subsidiary Operations		I.12
Legal Proceedings		I.12

CHAPTER TWO	MARKET AREA

Introduction		II.1
National Economic Factors		II.1
Interest Rate Environment		II.5
Primary Market Area		II.5
Primary Market Area Employment Sectors		II.8
Unemployment Trends		II.10
Deposit Market Share		II.10
Competition		II.11

CHAPTER THREE	PEER GROUP ANALYSIS

Peer Group Selection		III.1
Financial Condition		III.4
Income and Expense Components		III.7
Loan Composition		III.9
Credit Risk		III.9
Interest Rate Risk		III.9
Summary		III.13

RP® Financial, LC.	TABLE OF CONTENTS
ii

TABLE OF CONTENTS

Elberton Federal Savings & Loan Association

Elberton, Georgia

(continued)

DESCRIPTION		PAGE NUMBER

CHAPTER FOUR	VALUATION ANALYSIS

Introduction		IV.1
Appraisal Guidelines		IV.1
RP Financial Approach to the Valuation		IV.1
Valuation Analysis		IV.2
1. Financial Condition		IV.2
2. Profitability, Growth and Viability of Earnings		IV.4
3. Asset Growth		IV.5
4. Primary Market Area		IV.5
5. Dividends		IV.7
6. Liquidity of the Shares		IV.7
7. Marketing of the Issue		IV.8
A. The Public Market		IV.8
B. The New Issue Market		IV.14
C. The Acquisition Market		IV.16
8. Management		IV.16
9. Effect of Government Regulation and Regulatory Reform		IV.17
Summary of Adjustments		IV.17
Valuation Approaches		IV.18
1. Price-to-Earnings (“P/E”)		IV.19
2. Price-to-Book (“P/B”)		IV.20
3. Price-to-Assets (“P/A”)		IV.20
Comparison to Recent Offerings		IV.20
Valuation Conclusion		IV.22

RP® Financial, LC.	LIST OF TABLES
iii

LIST OF TABLES

Elberton Federal Savings & Loan Association

Elberton, Georgia

TABLE NUMBER	DESCRIPTION	PAGE

1.1	Historical Balance Sheets	I.5
1.2	Historical Income Statements	I.7
1.3	Asset Quality	I.11

2.1	Summary Demographic/Economic Data	II.7
2.2	Primary Market Area Employment Sectors	II.9
2.3	Market Area Largest Employers	II.9
2.4	Unemployment Trends	II.10
2.5	Deposit Summary	II.11
2.6	Market Area Deposit Competitors – As of June 30, 2022	II.12

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.5
3.3	Income as a Pct. of Avg. Assets and Yields, Costs, Spreads	III.8
3.4	Loan Portfolio Composition and Related Information	III.10
3.5	Credit Risk Measures and Related Information	III.11
3.6	Interest Rate Risk Measures and Net Interest Income Volatility	III.12

4.1	Peer Group Market Area Unemployment Rates	IV.6
4.2	Pricing Characteristics and After-Market Trends	IV.15
4.3	Valuation Adjustments	IV.17
4.4	Public Market Pricing Versus Peer Group	IV.21

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.1

I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction

Elberton Federal Savings & Loan Association (“Elberton” or the “Association”) is a federally-chartered mutual savings and loan association located in Elberton, Elbert County, Georgia. The City of Elberton is in northeastern Georgia along the South Carolina border approximately 35 miles east of Athens, Georgia, the closest metropolitan area. A map showing the Association’s office location is set forth in Exhibit I-1.

Operating since its founding in 1922 as a savings institution, the Association has traditionally served the local community’s retail savers and borrowers and provided a high level of personal service to individuals in the community served with residential home loans and retail savings products. The Association seeks to focus on customers and employees, operating in a safe and sound manner and being a contributor to local community. The Association provides traditional deposit services such as savings, money market and certificates of deposit (“CDs”) accounts at a single retail banking facility on Church Street in Elberton. In terms of lending activities, the Association offers first position fixed rate residential mortgage loans and consumer loans secured by time deposit accounts. Given the small size and limited staff, the Association does not offer checking accounts and commercial loans and does not provide online banking.

The Association’s primary regulator is the Office of the Comptroller of the Currency (“OCC”). Elberton is a member of the Federal Home Loan Bank (“FHLB”) system, and its deposits are insured up to the regulatory maximums by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”).

Strategic Overview

At September 30, 2022, Elberton reported $26.5 million in assets, $20.6 million in deposits and equity of $4.8 million, equal to 18.1% of total assets (see Exhibit 1-2 for excerpts from audited financial statements for calendar years 2020 and 2021 and internal and call report financial statements through September 30, 2022 and Exhibit I-3 for summary financial highlights 2017 to present).

Elberton recorded a net loss of $145,000 for the year ended December 31, 2021, and a net loss of $188,000 for the most recent 12-month period ended September 30, 2022, representing negative 0.67% of average assets. The operating results include Merger Conversion related expenses.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.2

Since its founding, Elberton has primarily served the residents of Elbert County and the surrounding area, with its primary strategy consisting of meeting the 1-4 family residential mortgage loan and personal savings needs of its local retail customer base. Given the small asset size and limited market area served by its single location, the Association has not significantly diversified its lending and deposit offerings or delivery channels. While this strategy has been effective historically, the competitive banking environment has undergone dramatic change, and so the financial, staffing and technology investment to transform the Association’s strategy presents significant challenges today.

The Association operates in a highly competitive market with a county population base of less than 20,000 people. There are four financial institutions and several other consumer financial service providers (credit unions, investment firms, and others) that operate locally, most of which have greater size, resources, product offerings and delivery channels than the Association. The Association is at a distinct disadvantage given its small size, limited products and services, small staff and no online banking.

Elberton’s small-scale operations have become increasingly handicapped. First, the Association has not invested in the technology to offer digital banking options such as ATMs, telephone, or online banking – this has limited the ability to attract a younger customer base and those seeking such options. Second, the Association has not established a checking product line and continues to rely on savings accounts and time deposits as the primary funding source – this has limited the ability to build lower cost transaction accounts and attract business customers. Third, the Association has not diversified the lending products beyond long term fixed rate 1-4 family residential loans – this has limited the ability to meet customer credit needs as well as the ability to enhance asset yields and increase the rate sensitivity of the loan portfolio. Fourth, the small asset size limited the ability to offer fee income generating financial services. These factors have contributed to the limited ability to expand, increase its competitive profile, and enhance profitability. Finally, the small size has limited to the capacity to hire additional staff to facilitate expansion and diversification and address management succession. Thus, the Association’s long-term viability is a source of concern by the Board and management.

As noted, the limited product line primarily consists of fixed rate 1-4 family residential mortgage loans (comprising approximately 95% of the loan portfolio), time deposit account-secured personal loans, and higher risk-weight land and church loans. Elberton does not offer checking accounts and thus has found it difficult to compete with other banking and financial services companies through its single office, limited product offerings and no digital banking capability. When coupled with its limited market presence and aging customer base, there are challenges to grow and attract a younger customer base for long-term viability.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.3

In reviewing its current situation, Elberton evaluated strategic alternatives, including completion of a mutual-to-stock conversion on stand-alone basis or a merger with another financial institution. Although a stock conversion can theoretically strengthen equity to support investment in personnel, technology and market area expansion, the challenges are the small offering size, high proportional offering costs, and the ability to successfully attract investors to complete a stand-alone conversion. Further, the amount of equity that could be raised in a conversion offering is considered insufficient to make the necessary technology, diversification and staffing investments to foster improved profitability and long-term viability. Thus, the Association has determined that seeking a merger partner to be the best strategy. Given that there are no mutual thrift or mutual holding company acquirers in the region, the only viable merger alternative is to pursue a Conversion Merger with a stock financial institution.

Agreement and Plan of Merger Conversion

On June 1, 2021, Elberton entered into the Agreement with Oconee and Oconee State Bank for a Merger Conversion. Specifically, Elberton shall convert to a federally-chartered stock savings association, and immediately subsequent thereto, merge with and into Oconee State Bank with Oconee State Bank as the Resulting Institution. Immediately following Elberton’s mutual-to-stock conversion, Oconee State Bank will acquire the shares of common stock of Elberton issued in the conversion for $1.00 in cash, without interest, per share.

In connection with the Merger Conversion, Oconee will conduct a Subscription Offering, and if needed, a Community and/or a Syndicated Community Offering, with stock issued by Oconee in an amount within the offering range of Elberton’s appraised market value as set forth herein. As detailed in the offering documents, Oconee will sell stock in a Subscription Offering to the: (1) any person holding a Qualifying Deposit in Elberton on the Eligibility Record Date (referred to as the Eligible Account Holders); (2) any person holding a Qualifying Deposit in Elberton (other than an Officer or Director and their associates) on the Supplemental Eligibility Record Date (referred to as the Supplemental Eligible Account Holders); and, (3) any person who is a Member of Elberton (other than Eligible Account Holders or Supplemental Eligible Account Holders) as of the Voting Record Date (referred to as Other Members). To the extent Oconee shares are not sold in the Subscription Offering, such shares may be sold to the general public with preference given first to natural persons, including trusts of natural persons, residing in Elberton, Georgia or

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.4

Elbert County, Georgia (“Community Residents”), and to shareholders of record of Oconee on the last day of the month immediately preceding the effectiveness of the Offering Statement filed by Oconee to register the shares of Oconee Conversion Stock (“Eligible Oconee Shareholders”). Any available shares remaining in the offering will then be offered to natural persons, including trusts of natural persons, residing in Oconee County, Georgia, and last to the general public. If shares remain available for sale following the Subscription Offering and Community Offering, Oconee also may offer for sale shares of its common stock through a “syndicated community offering”. Shares to be sold in the Subscription, Community and Syndicated Community Offerings will be sold at a 15% discount to the prevailing Oconee stock price based on a specific calculation method within a range of value of the Oconee common stock price. The closing of the Merger Conversion and stock sale is targeted for the first half of 2023.

Balance Sheet Trends

Table 1.1 shows the historical balance sheet data since year end 2017 (also see Exhibit I-4). Over this period, assets increased at a 2.8% annual rate, with the highest increase in assets occurring in 2020 due to reduced consumer spending and federal government pandemic stimulus payments, both of which increased the deposit portfolio. Assets declined in 2022 as borrowings were repaid using available liquidity, as business activity subsided and in view of the pending merger. The loan portfolio balance has trended upward since fiscal 2017, increasing at a higher annual rate than assets, reaching 86.3% of assets at September 30, 2022. Such loans increased year-to-date 2022 as the rising interest rate environment since early 2022 led to a decline in loan repayments and refinancing. Cash balances increased notably in 2020 and 2021 due to the rise in deposits, and since then the balance has declined. Investment securities totaled $2.3 million at September 30, 2022, or 8.6% of assets (see Exhibit I-5 for portfolio composition).

Fixed assets totaled $220,000 or 0.83% of assets at September 30, 2022, consisting of investment in land, building, and furniture, fixtures, and equipment at the single office location.

Over the period, funding needs have been met through retail deposits, borrowings, internal cash flows and retained earnings, and increased at an annual rate of 6.35%. Certificates of deposit (“CDs”) have continuously made up the largest portion of deposits, totaling $8.9 million as of September 30, 2022, 43.2% of total deposits. FHLB advances have periodically provided supplemental funding and totaled $1.0 million at September 30, 2022, with maturities extending to 2024.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.5

Table 1.1

Elberton Federal Savings & Loan Association

Historical Balance Sheets

													2017-2022Q3 Annualized Growth
	As of December 31,
	2017		2018		2019		2020		2021		As of Sept. 30, 2022
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)
Total Amount of:
Assets	$23,262	100.00%	$23,715	100.00%	$24,308	100.00%	$27,011	100.00%	$28,325	100.00%	$26,482	100.00%	2.77%
Loans Receivable (net)	18,622	80.05%	18,412	77.64%	19,435	79.96%	20,718	76.70%	22,454	79.27%	22,851	86.29%	4.40%
Cash and Equivalents	721	3.10%	492	2.07%	420	1.73%	2,432	9.00%	2,596	9.17%	774	2.92%	1.51%
FHLB Stock	178	0.77%	178	0.75%	206	0.85%	207	0.77%	89	0.31%	89	0.34%	-13.59%
Investment Securities	3,337	14.35%	4,244	17.89%	3,864	15.90%	3,299	12.21%	2,733	9.65%	2,276	8.59%	-7.74%
Fixed Assets	285	1.23%	263	1.11%	257	1.06%	244	0.90%	236	0.83%	220	0.83%	-5.32%
Other Assets	118	0.51%	127	0.54%	125	0.52%	112	0.41%	217	0.77%	272	1.03%	19.18%
Deposits	$15,400	66.20%	$15,517	65.43%	$15,326	63.05%	$17,932	66.39%	$21,308	75.23%	$20,631	77.91%	6.35%
Borrowings	2,850	12.25%	3,250	13.70%	3,850	15.84%	3,850	14.25%	2,000	7.06%	1,000	3.78%	-19.79%
Other Liabilities	27	0.12%	29	0.12%	35	0.15%	51	0.19%	34	0.12%	57	0.22%	17.06%
Equity	4,985	21.43%	4,919	20.74%	5,096	20.97%	5,177	19.17%	4,983	17.59%	4,794	18.10%	-0.82%
Net Unrealized Gain/(Loss) on Investment/MBS Available for Sale	($24)	-0.10%	($73)	-0.31%	$44	0.18%	$102	0.38%	$53	0.19%	($71)	-0.27%
Loans/Deposits	120.92%		118.66%		126.81%		115.53%		105.38%		110.76%
Offices Open	1		1		1		1		1		1

(1)	Ratios are as a percent of ending assets.

Source: Elberton’s audited financial statements (2017-2021), September 30, 2022 call report.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.6

Although equity has been strong, there has been a recent decline due to operating losses (largely due to merger related expenses) and the decline in value of available for sale investment securities. The equity/assets ratio decreased from 21.43% at year-end 2017 to 18.10% as of September 30, 2022. The Association maintained surpluses relative to all its regulatory capital requirements at September 30, 2022, and there were no intangible assets.

Income and Expense Trends

Table 1.2 summarizes income and expense trends since 2017 (see Exhibit I-6 for additional data). The Association has generally recorded low profitability or small operating losses, and there was a loss reported for the most recent 12-month period. Principal factors leading for these operating results include: limited non-interest income as there are no checking account fees and nominal other fee income; modest net interest income level owing to a high proportion of lower-yielding residential loans and no non-interest bearing checking accounts, and the small operating size and certain required operating expenses. Also, merger related expenses impacted earnings in 2021 and 2022. For the 12 months ended September 30, 2022, the net loss was $188,000, equal to 0.67% of average assets. For the same period, the adjusted (core) net loss was estimated at $21,000 excluding merger related expenses.

Elberton’s net interest income ratio to average assets has generally declined in recent years due to the prevailing interest rate environment. The reduction in market interest rates in early 2020 notably reduced interest income from 4.05% of average assets in 2019 to 3.38% for 2021 as existing fixed rate residential loans were refinanced into lower rates and new originations were made at lower rates. The net interest income ratio thus declined from 3.42% in 2019 to 2.77% in 2021. For the most recent 12-month period, net interest income increased slightly as deposit costs continued to decline as the Association did not increase deposit rates through September 30, 2022, notwithstanding the increase in general market interest rates in 2022. Since the rising interest rate environment in 2022 reduced fixed rate loan prepayments and repayments and few loans were originated, interest income for the most recent 12-month period was essentially unchanged.

Non-interest income has been a nominal contributor to earnings as there are no checking accounts to earn fee income and limited other financial services.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.7

Table 1.2

Elberton Federal Savings & Loan Association

Historical Income Statements

	For the Year Ended December 31,										12 Months Ended,
	2017		2018		2019		2020		2021		Sept. 30, 2022
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)
Interest Income	$953	4.03%	$925	3.91%	$975	4.05%	$941	3.66%	$956	3.38%	$940	3.37%
Interest Expense	(108)	-0.46%	(118)	-0.50%	(150)	-0.62%	(179)	-0.69%	(174)	-0.62%	(148)	-0.53%

Net Interest Income	$845	3.58%	$807	3.41%	$825	3.42%	$763	2.97%	$782	2.77%	$792	2.84%
Provision for Loan Losses	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Net Interest Income after Provisions	$845	3.58%	$807	3.41%	$825	3.42%	$763	2.97%	$782	2.77%	$792	2.84%
Other Non-Interest Income	$1	0.01%	$3	0.01%	$1	0.00%	$0	0.00%	$3	0.01%	$0	0.00%
Change in Fair Value of Equity Securities (2)	0	0.00%	0	0.00%	31	0.13%	19	0.07%	(23)	-0.08%	(5)	-0.02%
Operating Expense	(769)	-3.25%	(826)	-3.50%	(818)	-3.39%	(759)	-2.95%	(772)	-2.73%	(808)	-2.90%

Net Operating Income	$78	0.33%	($17)	-0.07%	$39	0.16%	$22	0.09%	($11)	-0.04%	($21)	-0.07%
Gain on Sale of Investment Securities	$3	0.01%	$0	0.00%	$21	0.09%	$0	0.00%	$0	0.00%	$0	0.00%
Merger Related Expenses (3)	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	($134)	-0.47%	($167)	-0.60%
Net Income Before Tax	$80	0.34%	($17)	-0.07%	$60	0.25%	$22	0.09%	($145)	-0.51%	($188)	-0.67%
Income Taxes	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Net Income (Loss)	$80	0.34%	($17)	-0.07%	$60	0.25%	$22	0.09%	($145)	-0.51%	($188)	-0.67%
Adjusted Earnings:
Net Income (Loss)	$80	0.34%	($17)	-0.07%	$60	0.25%	$22	0.09%	($145)	-0.51%	($188)	-0.67%
Add(Deduct): Gain on Sale of Inv. Securities	3	0.01%	0	0.00%	21	0.09%	0	0.00%	0	0.00%	0	0.00%
Addback: Merger Related Expenses	0	0.00%	0	0.00%	0	0.00%	0	0.00%	134	0.47%	167	0.60%
Tax Effect	(1)	0.00%	0	0.00%	(5)	-0.02%	0	0.00%	0	0.00%	0	0.00%

Adjusted Earnings	$82	0.35%	($17)	-0.07%	$76	0.32%	$22	0.09%	($11)	-0.04%	($21)	-0.07%
Memo:
Efficiency Ratio (%)	90.83%		102.04%		98.98%		99.56%		98.44%		101.98%
Expense Coverage Ratio (%)	109.91%		97.65%		100.91%		100.44%		101.24%		98.06%
Return on Equity (%)	1.62%		-0.33%		1.20%		0.43%		-2.82%		-3.82%
Effective Tax Rate (%)	0.00%		0.00%		0.00%		0.00%		0.00%		0.00%

(1)	Ratios are as a percent of average assets.
(2)	Reflects the change in fair value of a Freddie Mac stock investment, an equity security with a readily determinable market value, which must be shown in the income statement.
(3)	Reflects legal, accounting, valuation and other merger-related expenses.

Source: Elberton’s audited financial statements (2017-2021), Call reports for period ending September 30, 2022.

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I.8

Operating expenses showed an upward trend through 2019, declined in 2020 and increased somewhat in 2021 and for the 12 months ended September 30, 2022. Excluding merger related expense, core operating expenses approximated $808,000 for the 12 months ended September 30, 2022, or 2.90% of average assets. Management indicated there are other additional upward pressures on operating costs including elevated inflation. In a stock conversion scenario, there would be additional public company and stock benefit plan expenses.

The low core earnings rate is also reflected in the 98.06% expense coverage ratio (net interest income divided by operating expenses) and 102.0% efficiency ratio for the last 12 months.

The Association’s credit quality has been favorable given the focus on 1-4 family residential loans. No loan loss provisions were established 2017 to date, and there have been no net loan charge offs or recoveries over this same period. As of September 30, 2022, valuation allowances totaled $41,000, or 0.18% of loans receivable.

Non-recurring items have not typically had a material impact on earnings other than the gain on the sale of Freddie Mac stock in 2019. Also, the merger related expenses are considered to be non-recurring.

There was no tax expense recorded for the time shown in Table 1.2 as the Association has accumulated net operating losses (“NOLs”) from prior years’ losses that are available to offset future taxable income. As of December 31, 2021, the NOLs equaled of $691,000 (federal) and $2,686,000 (state) and begin to expire in 2026 (federal) and 2020 (state). However, given the uncertainty as the ability to use such NOLs to offset future income, a 100% valuation allowance continues to be maintained against the NOLs. The marginal effective statutory tax rate, including state income taxes, approximates 25.75%. For valuation purposes, we applied this effective tax rate to the reinvestment rate from the assumed reinvestment of net conversion proceeds.

Interest Rate Risk Management

The Association’s balance sheet is liability sensitive based on the assumptions incorporated into its interest rate risk analysis. The residential loan portfolio is comprised primarily of fixed rate loans with maturities ranging from 5-30 years at the time of origination, however in recent years the Association has strived to reduce the terms of the loans in portfolio to 10-15 years. In addition, Elberton seeks to limit interest rate risk exposure inherent in such lending by maintaining balances of cash and short-term liquidity and investment securities classified as available for sale (“AFS”). On the liability side of the balance sheet, management of interest rate risk has been pursued primarily through funding with term CDs and utilization of term borrowings and seeking to maintain a large balance of core deposits which are less sensitive to changing interest rates. Elberton also maintains a strong equity position, currently 18.10% of assets, which provides interest-free funding, thereby reducing the interest rate risk.

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The Association uses a third-party firm to perform interest rate risk calculations, including Economic Value of Equity (“EVE”). There are numerous limitations inherent in interest rate risk analyses such as the credit risk of Association’s loans pursuant to changing interest rates. Additionally, such analyses do not measure the impact of changing spread relationships, as interest rates among various asset and liability accounts rarely move in tandem, as the shape of the yield curve for various types of assets and liabilities is constantly changing in response to investor perceptions and economic events and circumstances.

Lending Activities and Strategy

Exhibit I-7 provides summary information of the Association’s loan portfolio since December 31, 2017. The loan portfolio data reflects the nature of the Association’s lending operations which are primarily focused on the origination of fixed rate first mortgage loans secured by 1-4 family residential property to local retail customers. As of September 30, 2022, 1-4 residential mortgage loans comprised 97.05% of total loans. Other loans in portfolio consisted of small balances of land loans, church loans and loans secured by deposit accounts. Most of the Association’s loans are secured by real estate in Elbert County.

First Lien Residential Real Estate Lending

As a traditional thrift institution, Elberton’s historical lending focus is the origination of first lien 1-4 family residential real estate loans secured by local properties for portfolio. The Association does not sell loans to other parties or purchase loans from other parties and does not originate second position residential loans such as home equity loans or lines of credit. The first position loans totaled $22.216 million as of September 30, 2022. All the Association’s residential first position loans are fixed rate loans, with terms to maturity of between five and 30 years. The loans are originated on internal loan documents, and thus are not conforming to secondary market standards. The portfolio includes a modest amount of 1-4 family residential loans secured by rental property. These loans are originated with terms and conditions that account for the increased risk of such loans.

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Loans are originated with maximum 80% loan-to-value ratios (“LTV”), although a portion of the loans in portfolio (about 15%) are first-time homebuyer loans that have LTV ratios of up to 90%. In terms of the underwriting process, the Association does not obtain credit scores for borrowers, instead depending upon the personal knowledge of the borrower and the property to underwrite the loan. Debt-to-income ratios are limited to 39%, going up to 45% for first-time homebuyers.

Commercial Real Estate/Multi-Family Lending

Elberton does not engage in commercial real estate or multifamily property lending. The Association holds a small number of loans on local churches, and such loans totaled $389,000 as of September 30, 2022. These loans are community-based loans, and the Association has not had any delinquencies related to these loans.

Land/Agriculture Loans

Elberton does not engage in construction lending. There is a small balance of land loans in portfolio ($28,000) as of September 30, 2022, which consisted of a few loans on local land. These properties were not intended to be developed for residential housing, but instead represent land owned by individuals. The Association reported $73,000 of agriculture loans, which similarly were secured by land with no buildings and used for agriculture purposes.

Commercial Business Lending

Elberton does not engage in commercial business lending.

Consumer Lending

To a minor extent, Elberton originates consumer loans to individuals who reside or work in the Association’s market area, consisting solely of loans secured by deposit accounts. As of September 30, 2022, loans secured by deposit accounts totaled $186,000, or 0.8% of total loans. These loans are originated for up to 90% of the underlying balance in the deposit account, at a rate of 2.5% above the yield on the deposit account. The Association offers such loans as a courtesy to existing customers and does not emphasize such loans.

Asset Quality

Elberton’s lending operations. which are focused on residential mortgage lending in the local market coupled with relatively conservative loan underwriting, have limited asset quality issues for the Association. Continued emphasis on proper underwriting has resulted in non-performing assets and loans greater than 90 days delinquent and still accruing (“NPAs”) remaining below 0.50% of assets over the past five and three quarter years. Further, based on the internal allowance for loan and lease losses (“ALLL”) calculations, the Association has not recorded a loan charge off or recovery over the same time period and has not established a provision for loan loss during this period (historical details of NPAs are included in Table 1.3 and Exhibit I-8).

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To track the Association’s asset quality and the adequacy of valuation allowances, Elberton has established detailed asset classification policies and procedures which are consistent with regulatory guidelines. Detailed asset classifications are reviewed quarterly by senior management and the Board. The required level of valuation allowances is based on historical loss experience, the types and amounts of loans in portfolio, adverse situations that may affect borrower’s ability to repay, estimated values of underlying collateral, peer group information and prevailing economic conditions. Pursuant to these procedures, when needed, the Association establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets. As of September 30, 2022, the Association maintained an allowance for loan losses of $41,000, equal to 0.18% of net loans receivable.

Table 1.3

Elberton Federal Savings & Loan Association

Non-Performing Assets

	12/31/2018	12/31/2019	12/31/2020	12/31/2021	9/30/2022
	($000)	($000)	($000)	($000)	($000)
Non-Accruing Loans	$75	$0	$136	$93	$132
Accruing Troubled Debt Restructurings	0	0	0	0	0

Total Non-Performing Loans	$75	$0	$136	$93	$132
Loans >90 Days Del. and Accruing	$0	$0	$0	$0	$0
Real Estate Owned (Net)	0	0	0	0	0

Total NPAs+90 Days Del.	$75	$0	$136	$93	$132
NPAs+90+ as a % of Assets	0.32%	0.00%	0.50%	0.33%	0.50%
NPLs as a % of Loans	0.41%	0.00%	0.66%	0.41%	0.58%
MEMO:
Allowance for Loan Losses	$41	$41	$41	$41	$41
ALLs/Non-Performing Loans	54.67%	NM	30.15%	44.09%	31.06%
ALLs/Loans HFI	0.22%	0.21%	0.20%	0.18%	0.18%
Net Chargeoffs (Recoveries)	$0	$0	$0	$0	$0

Source: Elberton’s call reports.

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Funding Composition and Strategy

Deposits have traditionally accounted for most of the Association’s interest-bearing liabilities, and at September 30, 2022 deposits equaled $20.6 million, or 77.9% of assets. Exhibit I-9 sets forth information regarding the Association’s deposit base since December 31, 2017, including the maturity composition of the CD portfolio. Of the CDs with balances less than $250,000, $3.5 million or 38.9% of the CDs were scheduled to mature in one year or less. There were no brokered or other wholesale-type deposits in portfolio as of September 30, 2022.

The Association does not offer checking accounts, which reduces office customer traffic and data processing expenses, while also reducing fee income benefits. Money market and savings accounts totaled $10.1 million (48.7% of deposits) and $1.7 million (8.0% of deposits), respectively.

Elberton maintained borrowed funds totaling $1.0 million as of September 30, 2022, bearing an interest cost of 1.69% and a maturity in August 2024. This FHLB advance was taken down in part to extend the liability term and assist in interest rate risk.

Subsidiary Operations

As of September 30, 2022, Elberton did not have any subsidiary operations.

Legal Proceedings

Elberton is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Association.

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II. OPERATING ENVIRONMENT AND MARKET AREA

Introduction

Elberton conducts operations from its single office location in Elberton, Elbert County, Georgia, located in northeastern Georgia along the South Carolina border. Elberton is located about 30 miles east of Athens, Georgia and 110 miles east of Atlanta, Georgia. The Association considers Elbert County to be the primary market area for depository activities, with a majority of the loans held in portfolio secured by property in this county. We have examined the Association’s market area in terms of demographic and economic characteristics and conditions in relation to the impact of the market area on the pro forma market value of Elberton.

National Economic Factors

After expanding for over 10 years, the longest on record, the national economic expansion came to an end in the second quarter of 2020 as a result of the COVID-19 pandemic and related shutdown of businesses and economic activity on both a personal and business basis. Through September 2022, the worldwide impact of COVID-19 has caused a substantial change in current and go-forward expectations in many economic performance factors, including the United States GDP growth. Following annual GDP growth in the range of 1.0% to 3.0% during the most recent economic expansion, the United States GDP increased by 0.3% for calendar year 2020, with a sharp decline in the second quarter (31.2%) and strong growth in the third quarter (33.8%) as a result of the implementation of federal assistance payments. More recent GDP growth was 5.6% for calendar year 2021, indicating a return to growth, but still supported by notable government programs, and a decline for the first half of 2022 of 1.1%, as the economy remains impacted by fallout of the pandemic and related issues such as inflation, rising interest rates and supply-chain interruptions, among other impacts. Based on the most recent Wall Street Journal (“WSJ”) economists’ forecast, GDP is projected to increase by 1.3% for the second half of 2022.

The economy has recorded job growth in recent years, with an average of 2.4 million jobs added annually over the 2015-2019 time period, indicating a steady and notable growth period. As was the case with GDP performance noted above, United States job growth turned negative in March 2020, with the labor force contracting by 1.7 million in March and 20.7 million in April 2020, reflecting an unprecedented deterioration in the employment sector of the economy. During the May-December 2020 time period, a total of 12.3 million jobs were added to the workforce, reflecting a recovery of a portion of the prior losses. A further 6.23 million jobs were added in 2021 and 3.4 million jobs through September 2022. Near-term expectations for employment gains are for continued improvement, with quarterly average job growth of 390,000 jobs as estimated by the WSJ economists forecast.

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Economists have been focused in recent periods on the national unemployment rate, which prior to 2020 had been at levels considered to be “full employment” for the last year and a half. The unemployment rate equaled 3.5% as of December 2019, the lowest rate in 2019. The economic disruption caused by the COVID-19 crisis caused the rate to reach 14.8% for April 2020, a level not seen since the Great Depression. The national unemployment rate trended downward to reach 6.7% as of December 2020 and a further 3.9% at December 2021 and reflecting the job increases and a return to pre-COVID economic activity noted earlier. Such unemployment rate has further declined to 3.5% as of September 2022. There remains excess demand for employees in many industries, with such demand resulting in some companies unable to return to their pre-COVID level of operations and the need to offer higher compensation to attract employees becoming part of the inflationary trend. There remain other longer-term impacts on job growth such as the aging of the employment base, further loss of the working age population base as baby boomers retire, increased use of technology to reduce or replace workers in the workplace, and the overall slower rate of population growth compared to prior generations.

For 2020, the annualized national inflation rate was 1.20%, indicating inflation had been kept under control, which is a long term focus of the Federal Reserve policy. More recent inflation data indicated an annualized inflation rate of 4.7% for 2021 and 8.3% for the nine months ended September 2022. The 2020 inflation rate was impacted substantially by the COVID-19 crisis, reflecting the reduced demand for products and services nationwide and therefore lower inflation. Since the start of the second quarter of 2021, the inflation rate has dramatically increased to a decades old high, reflecting increased consumer demand, a lack of available individuals to full open positions, limitations on production due to COVID-19 labor interruptions and substantial global supply chain issues. This has become a substantial issue for future economic performance in the United States. The Federal Reserve has addressed the inflation rate by raising interest rates to reduce demand, however this action will continue through at least the rest of 2022 and current expectations are that a recession will occur within a year or so as a result of the reduced economic activity related to higher interest rates. The most recent WSJ economists forecast indicated an expected 2022 inflation rate of 6.9%, declining to 2.9% for calendar year 2023 and further to 2.3% in 2024.

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After recording a strong performance in calendar year 2019, the major stock market indices reached all-time highs in early 2020, and then fell quickly and dramatically through March 2020 as a result of worldwide fears of economic slowdowns or recession, based on the emergence of the COVID-19 pandemic. Subsequent to March 2020, these indices have recovered substantially all of the losses incurred or reached new highs due to government spending actions and as the national economy has mostly returned to pre-pandemic levels. From an all-time high of 29,551.42 on February 12, 2020, the DJIA fell by 37.1% to 18,591.93 as of March 23, 2020. Since that date, the DJIA has recorded a recovery to 28,755.21 as of September 30, 2022, however this level reflects a sharp drop from early 2022 levels approaching 37,000 as various concerns such as inflation, rising interest rates, labor shortages, supply chain restrictions, the Ukraine War, and recession fears have caused investor pessimism. Similarly, these trends have also occurred in the other major market indexes such as the S&P 500, which settled at 3,585.62 on September 30, 2022, well above the February 2020 all-time high of 3,386.15, but a decline from a recent 2022 high of 4,796.56, while the NASDAQ has exceeded the February 2020 high of 9,817.18 to reach 10,575.62 as of September 30, 2022, which also represents a recent decline from a January 2022 high of 15,832.80.

Similar to the major market indices noted above, the major banking market indexes also increased substantially in calendar year 2019 and then fell quickly and dramatically as a result of worldwide fears of economic slowdowns or recession in early 2020. From an all-time high of 165.73 on January 2, 2020, the S&P BMI Bank Index fell by 49.4% through March 23, 2020 to 83.73 based primarily in expected lower income and eventual loan losses due to the economic decline. Since that low, the SNL BMI index has recovered to 136.69, representing an increase of 63.3%. However, similar to the broader market indexes, the BMI Index has fallen from an early 2022 high of 202.27, as the impact of various factors listed above have impacted the outlook for banking industry performance. There has been a general positive market conclusion of the eventual impact of COVID-19 and the potential economic fallout to financial institutions.

Regarding factors that most directly impact the banking and financial services industries, through early 2020, the residential real estate industry was relatively healthy, as new and previously owned home sales increased, and residential housing prices have continued to trend upward in most metropolitan areas of the country. Homebuilders were expecting a more stable trend in new home construction with residential housing starts projected to increase somewhat from 2020 to 2021. As a result of the pandemic and the corresponding lower interest rates, residential loan volumes dramatically increased for 2020 and 2021, with many mortgage banking

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operations recording substantial increases in volumes and profits. Further, the recent implementation of rate increases by the Federal Reserve initially caused additional demand for housing as individuals have decided to make housing purchases now versus later when prices are expected to be higher. However, the Federal Reserve interest rate hikes which began in March 2022, and have totaled 3.00% through September 30, 2022, have caused a sharp reduction in home sales and the related mortgage banking activity as the fixed rate residential loan secondary market rates have approached or exceeded 5%. As a result of the above, national home price indices have recorded notable increases in 2020, 2021 and year-to-date 2022, however there are expectations that housing prices will begin to record declines due to the higher rate environment. After reaching a high of $413,800 in June 2022, such figure declined to $389,500 in August 2022. These figures compare favorably to the generational low of $169,000 recorded in March 2009 during the national recession.

Based on the consensus outlook of economists surveyed by The Wall Street Journal in July 2022, the economists forecasted a rising federal funds rate from 3.294% in December 2022 to 3.47% in June 2023 and a subsequent decline to 2.93% in December 2024. On average, the economists forecasted that the 10-year Treasury yield would equal 3.32% in December 2022 and decline to 3.22% in December 2023 and 3.17% in December 2024.

The September 2022 mortgage finance forecast from the Mortgage Bankers Association (the “MBA”) reflected notable trends in units and dollars of residential housing. The forecast indicated that 2024 existing home sales are expected to reach 5.454 million, up slightly from 5.409 million in 2022 and new home sales were forecasted to equal 784,000 in 2024 compared to 2022 sales of 668,000. The 2024 median sale price for existing homes was forecasted to increase to $410,600, up from $381,800 in 2022, while the new homes price was forecasted to reach $443,700 in 2024 versus $435,700 in 2022. Total mortgage production was forecasted to decrease through 2024 to $2.501 trillion, compared to $2.324 trillion in 2022. The forecasted level in 2024 originations was based on a 2% decrease in refinancing volume, offset by a 12% increase in purchase volume. Purchase mortgage originations were forecasted to total $1.806 trillion in 2024, versus refinancing volume totaling $0.695 billion. Housing starts for 2024 were projected to total 1.660 million, versus 1.580 million in 2022.

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Interest Rate Environment

The pandemic outbreak and implied impact to the national economy, which became more and more evident throughout early 2020, led the Federal Reserve to reduce interest rates to essentially zero, with a prime rate of 3.25%, and a targeted fed funds rate of 0.00% to 0.25%, indicating that the Federal Reserve’s direct interest rate levers had been implemented to support the national economy. After reaching a low of 0.52% on August 4, 2020, the 10-year Treasury Bond traded in the range of 1.00% to 1.50% through early 2022, at which time the rate began to increase as inflation trends increased and as the Federal Reserve began increasing interest rates. Through September 30, 2022, the Federal Reserve has increased the base federal funds target rate a total of 3.00% from 0.25% to 3.25%. The 10-year Treasury rate was 3.83% as of September 30, 2022. Similarly, after reaching a low of 1.19% on August 4; 2020, the 30-year Treasury Bond rate has trended upward to 3.79% as of September 30, 2022. The latest Wall Street Journal survey of leading economists indicates a modestly declining rate scenario starting in mid-2023 through 2024 with short-term rates declining more than long term rates.

The current rising interest rate environment is expected to benefit financial institutions as adjustable-rate loans will reprice upward, either immediately for prime based loans, or over a period of time, while the level of industry liquidity will likely limit the need to increase deposit rate offerings at the same pace. Residential loan demand, particularly for refinance transactions, has been substantially impacted by rising interest rates, and the remaining lending sectors may be impacted by a potential recession, thus indicating some limitations on bank lending and activity in the near-term future. Historical interest rate trends are presented in Exhibit II-1.

Primary Market Area

Elbert County is located along the Savannah River in northeastern Georgia, within the foothills of the Appalachian Mountains. Historically, Elbert County maintained a significant agriculture economic base. Currently, agriculture maintains a traditional role in Elbert County, with a concentration in poultry production, while land use is focused on hay/pasture. As is typical in rural areas, manufacturing comprises a notable portion of the economy. Further, Elbert County produces approximately one-third of the granite mined in the United States, and the county is widely known for its granite production. There are approximately 40 quarries in operation in the county. The county’s post-Civil War history has largely revolved around the granite mining industry, following the opening of the first commercial quarry and manufacturing plant in 1889. As the industry grew in the early 1900s, it created development in railroad lines for passenger and freight, enhancing the development of the county.

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Outdoor recreation and an attractive lifestyle are also characteristics of the area. Elbert County is bordered to the east by the Savannah River and two U.S. Army Corps of Engineers lakes, making the county a prime destination for water-based recreational activities. Clarks Hill Lake is on the southern tip of the county, while just north of it is Lake Russell. Two major parks are in Elbert County, the Bobby Brown Park Outdoor Recreation Area and the Richard B. Russell State Park on Lake Russell. The economy of Elbert County has become increasingly diversified over the past several decades, which has provided more of a cushion against any major downturn in the area’s economy, which has historically been oriented toward the cyclical manufacturing sector. At the same time, population and household growth rates in the Association’s market have been limited, which have impacted Elberton’s ability to realize significant loan, deposit, and earnings growth. The market area also experiences competition from other banking services providers, including credit unions.

Elberton’s future growth opportunities and financial strength largely depend on the growth in the local market area served. As presented in Table 2.1, the market area’s demographic trends have been examined to help analyze how the various market conditions could affect the Association’s ability to realize franchise, balance sheet and earnings growth, with additional data presented in Exhibit II-2. The population in the primary market area served by the Association (19,400 residents) has increased slightly over the last five years at a 0.2% annual rate and is projected to continue a slow increase over the next five years. This slightly expanding population base represents a favorable statistic for financial institutions such as Elberton, as the demand for personal financial services is related to the changes in the population base of a market area. In contrast, the state of Georgia is projected to record relatively strong annual population growth rate over the next five years, 50% higher than the growth rate for the nation.

Similar to the population trends noted above, the number of households recorded slight increases in Elbert County from 2017 to 2022, and this trend is projected to continue over the next five years. Elbert County’s changes in population and households were less favorable in comparison to the levels reported by the state of Georgia and the United States, however many small or rural markets, like Elbert County, have experienced slow or minimal growth as younger residents have tended to leave these regions for larger metropolitan areas that have greater employment opportunities. The population base in Elbert County is also somewhat older than Georgia and the nation, as Elbert County reported a lower proportion of residents between the ages of 15 and 34, and a higher proportion of residents over 55 years of age, as compared to state and nationwide aggregates.

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Table 2.1

Elberton Federal Savings & Loan Association

Summary Demographic/Economic Data

	Year			Growth Rate
	2017	2022	2027	2017-2022	2022-2027
				(%)	(%)
Population (000)
USA	325,139	334,280	344,999	0.6%	0.6%
Georgia	10,375	10,869	11,349	0.9%	0.9%
Elbert, GA	19.2	19.4	19.6	0.2%	0.2%
Households (000)
USA	123,357	127,074	131,388	0.6%	0.7%
Georgia	3,854	4,039	4,225	0.9%	0.9%
Elbert, GA	7.7	7.9	8.0	0.4%	0.3%
Median Household Income ($)
USA	57,462	72,465	81,230	4.7%	2.3%
Georgia	52,421	68,363	75,593	5.5%	2.0%
Elbert, GA	38,381	42,810	46,414	2.2%	1.6%
Per Capita Income ($)
USA	31,459	40,370	45,347	5.1%	2.4%
Georgia	28,400	36,969	41,460	5.4%	2.3%
Elbert, GA	22,057	24,382	26,736	2.0%	1.9%

2022 Age Distribution (%)	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55-69 Yrs.	70+ Yrs.
USA	18.2	26.6	25.0	18.5	11.7
Georgia	18.9	27.5	25.8	17.5	10.2
Elbert, GA	18.0	23.1	22.5	20.8	15.5

2022 HH Income Dist. (%)	Less Than 25,000	$25,000 to 50,000	$50,000 to 100,000	$100,000+
USA	16.4	19.1	28.8	35.8
Georgia	17.4	20.3	29.5	32.8
Elbert, GA	29.7	28.4	24.4	17.5

Source: S&P Global Market Intelligence.

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The Association’s office location is not located in any metropolitan statistical area or other such defined area and is in a rural area that generally requires less income for housing and other purchases. This thus provides for per capita and median household income figures that are less than statewide averages. Elbert County’s reported median household income and per capita income figures as of 2022 were $42,810 and $24,382, compared to the statewide aggregates of $68,363 and $36,969. These income levels for Elbert County are 37% and 34% below the respective statewide averages. Household income distribution rates for 2022 also reveal the lower income figures of the market area as a higher proportion of Elbert County residents reported income in the lower ranges (less than $50,000) than the state of Georgia and the United States. Only 17.5% of the residents of Elbert County reported incomes in excess of $100,000, versus 32.8% for the state of Georgia. Annual growth in per capita income through 2027 in Elbert County is projected to be lower than the state and nation while median household income growth for the same period in Elbert County is projected to also lower than the comparatives. These lower income figures for the Association’s primary market area indicate a less attractive market area for Elberton in terms of deposit gathering and overall levels of banking activities.

Primary Market Area Employment Sectors

Table 2.2 provides an overview of employment by sector for the state of Georgia and for Elbert County. The table shows that manufacturing is by far the largest employment sector in Elbert County, while services employment is much lower compared to statewide averages. Agriculture sector employment is also much larger in Elbert County, consistent with the higher prevalence of farming enterprises. The concentration in manufacturing employment is seen as somewhat as a risk factor given the long-term decline in manufacturing in the nation and the volatility in employment in that sector.

Table 2.3 below presents the major employers in the Association’s market area of Elbert County. As shown, the specific companies include various economic sectors such as mining (granite), agriculture (poultry production), health care and manufacturing. As noted above, a historical concentration in mining employment, specifically granite production has remained a part of the employment base for over 100 years. Certain manufacturing companies have located in the county because of the availability of labor for such jobs.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA
Page II.9

Table 2.2

Elberton Federal Savings & Loan Association

Primary Market Area Employment Sectors

(Percent of Labor Force)

Employment Sector	Georgia	Elbert County
	(%)	(%)
Services	26.9%	15.8%
Education,Healthcare, Soc. Serv.	20.8%	22.6%
Government	4.6%	5.0%
Wholesale/Retail Trade	13.9%	15.7%
Finance/Insurance/Real Estate	6.3%	2.3%
Manufacturing	10.8%	27.3%
Construction	6.7%	4.0%
Information	2.3%	0.8%
Transportation/Utility	6.9%	3.8%
Agriculture	0.9%	2.8%

	100.0%	100.0%

Source: U.S. Census Bureau.

Table 2.3

Elberton Federal Savings & Loan Association

Market Area Largest Employers

Employer	Industry
Elbert County
Eagle Granite Company, Inc.	Granite Products

Heritage Healthcare at Spring Valley	Health Care

Ingles Markets, Inc.	Supermarket

Keystone Memorials, Inc.	Granite Products

Mollertech South, LLC	Plastic Fabrication

Pilgrim’s Pride Corporation	Poultry Production

Pinnacle Bank	Financial Services

The York Group	International Technology

Walmart	Retail

Whitlow Electic Company, Inc.	Utility

Source: Georgia Department of Labor.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA
Page II.10

Unemployment Trends

Recent unemployment data has also been examined as another indication of the economic environment within which the Association operates. As shown in Table 2.4, Elbert County reported an unemployment rate of 3.2% as of September 2022, higher than the state rate but similar to the national rate. The unemployment rate for Elbert County and the comparative areas increased after March 2020 primarily due to the COVID-19 impact, while the current unemployment rate indicates that the Bank’s local market area has recovered to pre-pandemic employment. It should be noted that the unemployment rate in Elbert County is moderated by the limited growth rate in population, which limits the number of residents available to search for employment. The small population base also indicates that a change in a single employer may have a notable impact on the overall county-wide unemployment rate.

Deposit Market Share

Table 2.5 displays deposit market trends and deposit market share, respectively, for commercial banks and savings institutions for the state of Georgia and the Association’s market area of Elbert County from June 30, 2018 to June 30, 2022. Deposit growth trends are important indicators of a market area’s current and future prospects for growth. Georgia deposits increased at an annualized rate of 8.9% over the four-year time period shown in Table 2.5, with commercial banks increasing deposits at an annual rate of 8.9%, while savings and loan associations recorded an annual increase of 1.1%. Commercial banks dominate the deposit market in Georgia, and as of June 30, 2022, commercial banks held a market share of 99.2% of total bank and thrift deposits. Part of the decline in savings institution deposits is due to charter conversions of thrifts to commercial banks and continued merger and acquisition activity in recent years.

Table 2.4

Elberton Federal Savings & Loan Association

Unemployment Trends

	Unemployment Rate		Net
Region	Sept. 2021	Sept. 2022	Change
USA	4.6%	3.3%	-1.3%
Georgia	3.3%	2.6%	-0.7%
Elbert, GA	4.2%	3.2%	-1.0%

Source: S&P Global Market Intelligence.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA
Page II.11

Table 2.5

Elberton Federal Savings & Loan Association

Deposit Summary

	As of June 30,
	2018			2022			Deposit
	Deposits	Market Share	No. of Branches	Deposits	Market Share	No. of Branches	Growth Rate 2018-2022

	(Dollars in Thousands)						(%)
Georgia	$250,360,000	100.0%	2,313	$351,575,000	100.0%	2,066	8.9%
Commercial Banks	247,529,000	98.9%	2,264	348,615,000	99.2%	2,037	8.9%
Savings Institutions	2,831,000	1.1%	49	2,960,000	0.8%	29	1.1%
Elbert County	$324,005	100.0%	6	$488,586	100.0%	6	10.8%
Commercial Banks	307,815	95.0%	5	467,094	95.6%	5	11.0%
Savings Institutions	16,190	5.0%	1	21,492	4.4%	1	7.3%
Elberton FS&LA	16,190	5.0%	1	21,492	4.4%	1	7.3%

Source: FDIC.

Within Elbert County, the table indicates that total deposits from 2018 to 2022 increased at an annual rate slightly higher than the state average. Elberton is the only savings institution operating in Elbert County and recorded an increase in deposits at an annual rate of 7.3%. As of June 30, 2022, the Association’s deposit market share of total Elbert County deposits was 4.4%. The number of financial institution branches remained the same over the past four years, while the state of Georgia lost about 250 branches over the time period.

Elberton’ deposit market share figure is representative of the overall size of the deposit base in Elbert County and the Association’s small size, indicating a less competitive position for the Association. While future deposit gains and market share gains may be likely given the low current market share, the competitive environment has proven to be significant, and the lack of notable demographic and economic growth also limits deposit growth.

Competition

The competitive environment for financial institution products and services on a national, regional and local level can be expected to become even more competitive in the future. Consolidation in the bank, thrift and credit union industries provides economies of scale to the larger institutions, while the increased presence of investment options provides consumers with attractive investment alternatives to financial institutions. Changing consumer practices in terms of use of internet banking, mobile banking or other technology also impacts the ability of smaller financial institutions, such as Elberton, to remain competitive.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA
Page II.12

Competition among financial institutions in the market area is significant. Among the Association’s competitors are much larger and more diversified institutions, which have greater resources and offer more products and services than offered by the Association. Financial institution competitors in the Association’s market area consist of commercial banks, including banks with a regional presence. There are also smaller community-based banks that pursue similar operating strategies as the Association. In addition, credit unions are present in the market area. From a competitive standpoint, Elberton benefits from its status of a locally-based financial institution, longstanding customer relationships, and continued efforts to offer competitive products and services. However, competitive pressures will also likely continue to build as the financial services industry continues to consolidate and as additional non-bank investment options for consumers become available. There were four financial institutions operating in Elberton’s Elbert County primary market area as of June 30, 2022.

Table 2.6 lists the Association’s bank competitors in Elbert County, based on deposit market share. Elberton maintains the lowest deposit market share in Elbert County, indicating a relatively less competitive position in the marketplace.

Table 2.6

Elberton Federal Savings & Loan Association

Market Area Deposit Competitors - As of June 30, 2022

Location Name		Market Share	Rank
		(%)
Elbert County	Pinnacle Bank (GA)	65.92
	Northeast Georgia Bank (GA)	15.36
	Regions Bank (AL)	14.32
	Elberton FS&LA (GA)	4.40	4 out of 4

Source: S&P Global Market Intelligence.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.1

III. PEER GROUP ANALYSIS

This chapter presents an analysis of Elberton’s operations versus a group of comparable savings institutions (the “Peer Group”) selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines and other regulatory guidance. The basis of the pro forma market valuation of Elberton is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences regarding Elberton in relation to the Peer Group. Since no public thrift or overall Peer Group of public thrifts can be exactly comparable to Elberton, key areas examined for differences are: financial condition; profitability, growth, and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process follows the general parameters set forth in the regulatory valuation guidelines and other regulatory guidance. Specifically, we have limited the Peer Group composition to publicly-traded thrifts whose common stock is either listed on the NYSE or NASDAQ, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held savings institutions. Institutions that are not listed on the NYSE or NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks are typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. Further, we have excluded from the Peer Group publicly-traded thrifts in partial stock mutual holding company form and thus have considered only fully-converted savings institutions. A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

From the universe of publicly-traded savings institutions, we selected the minimum of 10 Peer Group members with characteristics reasonably similar to those of Elberton recognizing its small size and that on a standalone basis it is considered unlikely that a regular active trading market would develop for the stock. In the selection process, we applied the following “screen” to the universe of all public companies that were eligible for consideration:

RP® Financial, LC.	PEER GROUP ANALYSIS
III.2

•

The 10 smallest profitable public savings institutions in full stock form for at least one year and not subject to acquisition. The resulting Peer Group included: 1895 Bancorp of Wisconsin, Inc.; Catalyst Bancorp, Inc. of Louisiana; Cincinnati Bancorp, Inc. of Ohio; Cullman Bancorp, Inc. of AL; FFBW, Inc. of Wisconsin; Generations Bancorp NY, Inc. of New York; Mid-Southern Bancorp, Inc. of Indiana; PB Bankshares, Inc. of Pennsylvania; TC Bancshares, Inc. of Georgia and Texas Community Bancshares, Inc. of Texas.

Table 3.1 shows general characteristics of the 10 Peer Group companies and Exhibit III-2 provides summary demographic and deposit market share data for the primary market areas they serve. While there are expectedly some differences relative to the Peer Group companies, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of Elberton’s financial condition and growth, income and expense trends, loan composition, credit risk and interest rate risk versus the Peer Group as of the most recent publicly available date. Comparative data for all public savings institutions have been included in the Chapter III tables as well.

A summary description of the key comparable characteristics of each of the Peer Group companies relative to Elberton’s characteristics is detailed below.

•	1895 Bancorp of Wisconsin, Inc. of Wisconsin. Selected due to small size, low interest-bearing funding base composition, low net interest income, and good credit profile.

•	Catalyst Bancorp, Inc. of Louisiana. Selected due to small size, good credit profile, similar funding composition and limited loan diversification.

•	Cincinnati Bancorp of Ohio. Selected due small size, similar funding composition, loans/assets ratio, net interest income ratio, and limited loan diversification.

•	Cullman Bancorp, Inc. of Alabama. Selected due to small size, similar balance sheet mix, and limited loan diversification.

•	FFBW, Inc. of Wisconsin. Selected due to small size, similar funding composition and growth rate, and net interest income ratio.

•	Generations Bancorp NY of New York. Selected due to small size, similar funding composition, limited growth, profitability composition, good credit profile and limited loan diversification.

•	Mid-Southern Bancorp, Inc. of Indiana. Selected due to similar funding composition, net interest income ratio, good credit profile and limited loan diversification.

•	PB Bankshares, Inc. of Pennsylvania. Selected due to small size and similar funding, net interest income ratio, non-interest income ratio, good credit profile and limited loan diversification.

•	TC Bancshares, Inc. of Georgia. Selected due to small size and similar funding composition, equity ratio, interest-earning asset yields, and good credt profile.

•	Texas Community Banchares, Inc. of Texas. Selected due to similar funding composition, equity ratio, net interest income ratio, and good credit profile.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.3

Table 3.1

Peer Group of Publicly-Traded Savings Institutions

As of September 30, 2022 or the Most Recent Date Available.

										As of
										October 28, 2022
						Total			Fiscal	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets		Offices	Mth End	Price	Value
						($Mil)				($)	($Mil)
BCOW	1895 Bancorp of Wisconsin, Inc.	NASDAQCM	MW	Greenfield	WI	536	(1)	6	Dec	10.05	64
CLST	Catalyst Bancorp, Inc.	NASDAQCM	SW	Opelousas	LA	283		6	Dec	13.05	64
CNNB	Cincinnati Bancorp, Inc.	NASDAQCM	MW	Cincinnati	OH	282	(1)	5	Dec	14.76	44
CULL	Cullman Bancorp, Inc.	NASDAQCM	SE	Cullman	AL	384	(1)	4	Dec	10.97	81
FFBW	FFBW, Inc.	NASDAQCM	MW	Brookfield	WI	314		7	Dec	11.87	69
GBNY	Generations Bancorp NY, Inc.	NASDAQCM	MA	Seneca Falls	NY	370	(1)	10	Dec	10.87	26
MSVB	Mid-Southern Bancorp, Inc.	NASDAQCM	MW	Salem	IN	265		3	Dec	12.76	37
PBBK	PB Bankshares, Inc.	NASDAQCM	MA	Coatesville	PA	377		4	Dec	12.52	32
TCBC	TC Bancshares, Inc.	NASDAQCM	SE	Thomasville	GA	431	(1)	2	Dec	14.97	68
TCBS	Texas Community Bancshares, Inc.	NASDAQCM	SW	Mineola	TX	374	(1)	6	Dec	15.36	46

Source: S&P Global Market Intelligence

(1)	As of July 01, 2022 or the most recent date available.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.4

In comparison to all public thrifts, the Peer Group thrifts were much smaller, maintained a higher level of tangible equity ratio and were less profitable. The Peer Group’s average Price/Tangible Book (“P/TB”) ratio was considerably discounted to all public thrifts, while the average core Price/Earnings (“P/E”) multiple was higher. Such pricing ratio comparisons are typical for smaller public thrifts not only due to lower profitability but also smaller size and less diversification as well as a trading activity in the stock.

	All Public Thrifts		Peer Group
Financial Characteristics (Averages)
Assets ($Mil)	$4,377		$363
Market capitalization ($Mil)	$471		$53
Tangible equity/tangible assets (%)	13.37%		17.36%
Return on average assets (%)	0.76		0.43
Return on average equity (%)	6.22		2.35
Pricing Ratios (Averages) (1)
Price/earnings (x)	14.15	x	25.76	x
Price/tangible book (%)	106.45%		87.31%
Price/assets (%)	12.49		14.97

(1)	Based on market prices as of October 28, 2022.

Since the Association has some key differences relative to the Peer Group, as evaluated in the following pages, it is necessary to account for such differences in determining valuation adjustments in the next chapter. Those selected for the Peer Group have several distinct differences than the much smaller, less diversified, and less profitable Elberton. Recognizing the needs for such valuation adjustments, we believe this Peer Group is the “best fit” group and provides a good basis for the valuation analysis herein. Comparative data for all public savings institutions is included in the Chapter III tables as well.

Financial Condition

Table 3.2 shows comparative balance sheet measures, reflecting expected similarities and differences (the Association’s ratios are through September 30, 2022, while the Peer Group reflects the latest quarterly data). Elberton’s pre-conversion equity/assets ratio of 18.10% was similar to the Peer Group’s average equity/assets ratio of 18.01%. Tangible equity/assets ratios for the Association and the Peer Group average equaled 18.10% and 17.20%, respectively. With the infusion of the net proceeds on a stand-alone conversion basis, the Association’s pro forma

RP® Financial, LC.	PEER GROUP ANALYSIS
III.5

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of September 30, 2022 or the Most Recent Date Available.

			Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
			Cash & Equivalents	MBS & Invest	BOLI	Net Loans (1)	Deposits	Borrowed Funds	Sub. Debt	Total Equity	Goodwill & Intang	Tangible Equity	Assets	MBS, Cash & Investments	Loans	Deposits	Borrows. & Sub debt	Total Equity	Tangible Equity	Tier 1 Leverage	Tier 1 Risk-Based	Risk-Based Capital
Elberton FS&LA
September 30, 2022			2.92%	8.93%	0.00%	86.29%	77.91%	3.78%	0.00%	18.10%	0.00%	18.10%	-6.27%	-40.40%	1.93%	-2.03%	-50.00%	-6.70%	-6.70%	18.06%	NA	NA
All Fully-Converted Public Thrifts
Averages			5.70%	16.04%	1.86%	72.03%	77.33%	6.77%	0.39%	13.85%	0.67%	12.99%	6.94%	8.53%	13.24%	5.45%	19.57%	25.14%	26.49%	13.14%	14.84%	19.48%
Medians			5.11%	15.26%	1.86%	74.78%	78.55%	5.52%	0.00%	11.75%	0.05%	11.03%	3.81%	-1.54%	12.53%	3.37%	-4.33%	2.19%	1.85%	11.12%	13.51%	14.48%
Comparable Group
Averages			6.62%	19.15%	2.61%	69.07%	75.67%	4.70%	0.00%	18.01%	0.07%	17.20%	1.84%	2.41%	12.68%	2.09%	-23.22%	45.71%	52.53%	15.94%	25.75%	26.72%
Medians			5.94%	15.60%	2.46%	71.37%	76.58%	3.85%	0.00%	15.08%	0.00%	14.93%	3.47%	-3.84%	11.94%	0.54%	-35.56%	58.04%	74.06%	14.33%	19.74%	20.78%
Comparable Group
BCOW	1895 Bancorp of Wisconsin, Inc.	(2) WI	3.78%	24.75%	2.63%	65.32%	71.52%	10.72%	0.00%	15.12%	0.00%	15.12%	-11.55%	20.37%	5.31%	-17.83%	-9.44%	42.01%	42.01%	11.94%	16.87%	17.69%
CLST	Catalyst Bancorp, Inc.	LA	12.77%	33.11%	4.77%	45.83%	65.00%	3.23%	0.00%	31.52%	0.00%	31.52%	-9.03%	43.57%	-3.12%	-26.15%	2.01%	82.16%	82.16%	28.29%	57.84%	59.09%
CNNB	Cincinnati Bancorp, Inc.	(2) OH	5.84%	3.99%	1.52%	85.16%	79.04%	5.67%	0.00%	14.14%	0.05%	14.09%	12.92%	-26.68%	17.07%	41.73%	-65.45%	1.08%	1.14%	13.27%	16.34%	17.13%
CULL	Cullman Bancorp, Inc.	(2) AL	6.45%	7.49%	2.30%	80.15%	72.98%	0.00%	0.00%	25.70%	0.00%	25.70%	2.07%	-15.96%	26.51%	-0.06%	-100.00%	74.06%	74.06%	18.78%	NA	NA
FFBW	FFBW, Inc.	WI	5.11%	15.60%	3.26%	72.76%	74.56%	0.00%	0.00%	24.69%	NA	NA	-11.68%	-31.44%	10.66%	-6.61%	-100.00%	-13.34%	NA	21.77%	26.56%	27.51%
GBNY	Generations Bancorp NY, Inc.	(2) NY	3.68%	9.59%	2.15%	76.00%	84.28%	3.85%	0.00%	10.56%	0.42%	10.14%	-2.74%	2.97%	-2.24%	0.35%	-35.56%	0.40%	0.58%	11.21%	14.25%	15.06%
MSVB	Mid-Southern Bancorp, Inc.	IN	1.52%	39.87%	NA	53.86%	76.29%	11.72%	0.00%	11.65%	0.00%	11.65%	4.87%	-10.65%	20.57%	3.37%	210.00%	-30.00%	-30.00%	15.38%	NA	NA
PBBK	PB Bankshares, Inc.	PA	6.04%	NA	NA	80.00%	76.88%	NA	0.00%	11.84%	0.00%	11.84%	20.56%	-20.64%	33.39%	16.53%	NA	105.05%	105.05%	9.73%	NA	NA
TCBC	TC Bancshares, Inc.	(2) GA	14.13%	10.94%	2.62%	69.98%	78.90%	0.00%	0.00%	19.83%	0.00%	19.83%	6.19%	19.01%	13.23%	8.85%	-100.00%	112.78%	112.78%	16.06%	22.61%	23.86%
TCBS	Texas Community Bancshares, Inc.	(2) TX	6.92%	27.02%	1.62%	61.64%	77.21%	7.10%	0.00%	15.05%	0.12%	14.93%	6.79%	43.53%	5.45%	0.73%	-10.49%	82.88%	84.97%	13.00%	NA	NA

(1)	Includes loans held for sale.
(2)	As of September 30, 2022 or the latest date available.

Source: S&P Global Market Intelligence, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2021 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.6

equity and tangible equity ratios far exceed the Peer Group’s averages. Although an increase in the Association’s pro forma capital is favorable from a risk perspective and can support expansion and diversification, the pro forma earnings benefit is moderated by the public company and stock benefit plan expenses and the limited reinvestment earnings.

The Association’s loans/assets ratio of 86.29% was higher than the comparable Peer Group average of 69.07%. Comparatively, the Association’s cash and investments ratio (including mortgage-backed securities) of 11.85% of assets was lower than the Peer Group average of 25.77%. Overall, Elberton’s interest-earning assets (“IEA”) ratio of 98.14% of assets exceeds the Peer Group average of 94.84%. Partially accounting for the Association’s higher ratio was that the Peer Group held bank-owned life insurance (“BOLI”) of 2.61% of assets. On a pro forma basis, the net conversion proceeds would be expected to initially increase the Association’s cash and investments until the proceeds could be used to increase loan funding.

Elberton’s funding strategy reflected similar reliance on deposits and lower borrowings utilization. Specifically, the Association’s deposits equaled 77.91% of assets, higher than the Peer Group average of 75.67%. Comparatively, the Association’s lower borrowings represented 3.78% of assets, as compared to a 4.70% average for the Peer Group. Total interest-bearing liabilities (“IBL”) for the Association and the Peer Group equaled 81.69% and 80.37 % of assets, respectively. The Association’s IBL ratio could be expected to decline on a pro forma basis with the benefit of the net offering proceeds. A key measure of balance sheet strength is the IEA/IBL ratio. The Association’s current ratio exceeds Peer Group average, at 120.14% and 118.00%, respectively, and the net offering proceeds would increase the Association’s advantage.

For the last 12 months, Elberton’s assets declined 6.27% versus growth of 1.84% on average for the Peer Group (recognizing that Peer Group had exhibited a wide range of growth rates as well as growth in loans and cash and investments). Elberton’s asset shrinkage reflected a sharp reduction in cash and investments while there was a modest increase in loan balances, while deposit and borrowing funding declined. The Peer Group’s overall asset growth was funded with deposit growth while borrowings declined.

The Association’s tangible equity declined 6.70% the last 12 months, while the Peer Group’s tangible equity increased by a much higher rate despite the payment of dividends by some of the Peer Group members. The Association’s post-conversion tangible equity growth rate would continue to be constrained for the foreseeable future by a substantially higher pro forma capital position and continuing low profitability.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.7

Income and Expense Components

Table 3.3 compares key income statement components over the last 12 months earnings. Elberton and the Peer Group reported net income/(loss) to average assets ratios of (0.67%) and 0.38%, respectively. Adjusted for merger related expenses, Elberton’s core operating loss was 0.07% of average assets. In comparison, the Peer Group had higher net interest income and noninterest income ratios and a similar operating expense ratio. Elberton’s merger related expenses were a key factor in the reported earnings disadvantage. The Peer Group had nominal provisions for losses while the Association had none. Unlike the tax-paying Peer Group, the Association did not pay taxes due the operating loss.

The Association’s slight interest income advantage was offset by its higher interest expense ratio, leading to a slightly lower net interest income ratio. Elberton’s interest income advantage reflects a higher IEA ratio while its interest expense disadvantage reflects no noninterest bearing deposits.

The Association’s operating expense ratio was similar to the Peer Group. The Association maintains a comparatively lower amount of assets per full-time equivalent employee at $6.621 million versus $9.219 million for the Peer Group. It would be difficult for the Association to reduce the size of its four person staff.

When viewed together net interest income and operating expenses provide considerable insight into earnings strength, given their prominence and greater predictability relative to other income statement components. As measured by their expense coverage ratios (net interest income divided by operating expenses), the Association’s ratio was similar to the Peer Group, at 0.98x for both.

The Association generally does not have non-interest operating income whereas the Peer Group on average reported 0.31% of gains on sale of loans (including mortgage banking gains) and 0.39% of other noninterest income. Taking non-interest operating income into account, Elberton’s efficiency ratio (operating expenses as a percent of the sum of non-interest operating income and net interest income) of 102.67% was far less favorable than the Peer Group’s efficiency ratio of 82.17%.

Loan loss provisions had minimal impact on both the Association’s and the Peer Group’s earnings reflecting favorable asset quality positions and Elberton’s limited high risk lending activities.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.8

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended March 31, 2021 or the Most Recent 12 Months Available

				Net Interest Income					Non-Interest Income			Non-Op. Items			Yields, Costs, and Spreads
			Net Income (2)	Income	Expense	NII	Loss Provis. on IEA	NII After Provis.	Gain on Sale of Loans	Other Non-Int Income	Total Non-Int Expense	Net Losses (1)	Extrao. Items	Provision for Taxes	Yield On IEA	Cost Of IBL	Yld-Cost Spread	MEMO: Assets/ FTE Emp.	MEMO: Effective Tax Rate (2)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Elberton FS&LA
September 30, 2022			-0.67%	3.37%	0.53%	2.84%	0.00%	2.84%	0.00%	-0.02%	2.90%	-0.60%	0.00%	0.00%	3.70%	0.84%	2.86%	$6,621	0.00%
All Fully-Converted Public Thrifts
Averages			0.74%	3.47%	0.35%	3.12%	0.05%	3.02%	0.29%	0.43%	2.66%	-0.05%	0.00%	0.26%	3.68%	0.46%	3.27%	$9,219	21.73%
Medians			0.76%	3.23%	0.31%	2.98%	0.04%	2.98%	0.01%	0.36%	2.51%	0.00%	0.00%	0.28%	3.48%	0.45%	3.08%	$7,828	23.87%
Comparable Group
Averages			0.38%	3.29%	0.36%	2.94%	0.03%	2.90%	0.31%	0.39%	2.99%	-0.13%	0.00%	0.08%	3.46%	0.52%	2.98%	$6,119	13.93%
Medians			0.37%	3.40%	0.32%	2.94%	0.04%	2.91%	0.01%	0.40%	2.84%	-0.08%	0.00%	0.08%	3.56%	0.49%	3.03%	$6,029	18.82%
Comparable Group
BCOW	1895 Bancorp of Wisconsin, Inc.	WI	-0.13%	2.71%	0.26%	2.45%	0.04%	2.40%	0.14%	0.40%	2.97%	-0.16%	0.00%	-0.07%	2.81%	0.45%	2.36%	$4,855	NM
CLST	Catalyst Bancorp, Inc.	LA	0.04%	2.71%	0.23%	2.48%	-0.26%	2.74%	0.00%	0.40%	3.02%	NA	0.00%	-0.01%	2.85%	0.44%	2.41%	$5,064	-26.74%
CNNB	Cincinnati Bancorp, Inc.	OH	0.26%	3.39%	0.40%	2.99%	0.05%	2.94%	2.17%	0.47%	4.94%	-0.30%	0.00%	0.08%	3.56%	0.53%	3.03%	$3,864	24.14%
CULL	Cullman Bancorp, Inc.	AL	0.67%	3.93%	0.35%	3.59%	0.05%	3.54%	0.05%	0.36%	2.70%	-0.43%	0.00%	0.14%	4.12%	0.57%	3.55%	$6,365	17.62%
FFBW	FFBW, Inc.	WI	0.62%	3.42%	0.25%	3.17%	0.03%	3.14%	0.01%	0.30%	2.59%	0.00%	0.00%	0.24%	3.72%	0.42%	3.30%	$6,003	27.76%
GBNY	Generations Bancorp NY, Inc.	NY	0.38%	3.54%	0.39%	3.15%	0.15%	3.00%	0.00%	0.69%	3.15%	-0.08%	0.00%	0.07%	3.94%	0.54%	3.40%	$4,490	15.72%
MSVB	Mid-Southern Bancorp, Inc.	IN	0.72%	3.18%	0.29%	2.88%	0.01%	2.88%	0.00%	0.49%	2.60%	0.00%	0.00%	0.04%	3.31%	0.35%	2.96%	$6,055	5.05%
PBBK	PB Bankshares, Inc.	PA	0.35%	3.45%	0.69%	2.76%	0.20%	2.56%	0.00%	0.22%	2.32%	-0.03%	0.00%	0.08%	NA	0.88%	NA	$11,097	18.82%
TCBC	TC Bancshares, Inc.	GA	0.67%	3.58%	0.19%	3.39%	0.04%	3.34%	0.43%	0.23%	3.12%	0.00%	0.00%	0.21%	3.69%	0.28%	3.41%	$6,956	23.83%
TCBS	Texas Community Bancshares, Inc.	TX	0.25%	3.02%	0.52%	2.50%	0.03%	2.48%	NA	NA	2.51%	-0.17%	0.00%	0.06%	3.14%	0.72%	2.42%	$6,441	19.15%

(1)	Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense, including merger related expense for Elberton.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2021 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.9

The Assocation’s non-recurring merger expenses materially impacted operating results – although the Peer Group incurred non-recurring net losses on sale of assets, the adverse impact was substantially different. Given the non-recurring nature, earnings will be adjusted to estimate core earnings for both the Association and the Peer Group in evaluating the P/E multiple. Extraordinary items were not a factor for either the Association or the Peer Group.

As noted, unlike the Peer Group average, the Association did not pay income taxes given its operating loss. For calculating the pro forma reinvestment and stock benefit plan expending impact for the Association, we have made the standard assumption of applying the marginal federal and state income tax rate of 25.75%.

Loan Composition

Table 3.4 compares the loan and mortgage-backed securities composition. The Association has a substantially higher concentration of 1-4 family mortgages, indicative of its traditional long-term residential lending strategy and less diversification. While some of the Peer Group members were active in selling and servicing loans, while the Association is a portfolio lender. The Association’s lending strategy has led to its strong credit profile, but it has reduced the overall loan yield and increased its interest rate risk exposure.

Credit Risk

The Association’s similarity in credit risk profile is highlighted Table 3.5, with both having relatively low nonperforming loans and other real estate owned. Elberton’s loss coverage ratio is substantially lower than the Peer Average, largely due to the Association’s principal focus on 1-4 family lending and low loan loss experience.

Interest Rate Risk

Table 3.6 highlights certain comparative interest rate risk measures. The Association’s higher tangible equity ratio provided a more favorable IEA/IBL ratio, which lessens the impact of interest expense. The Association maintained a lower non-interest assets ratio, resulting in a comparatively higher proportion of earning assets. With the net offering, the earnings power of the Association would be expected to improve, and its interest rate risk profile would be expected to diminish. Furthermore, the initial reinvestment of the net proceeds into short- and intermediate term securities would improve the Association’s interest rate risk profile.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.10

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of June 30, 2022 or the Most Recent Date Available.

		Portfolio Composition as a Percent of Assets
			1-4	Constr.	Multi-		Commerc.		RWA/	Servicing
		MBS	Family	& Land	Family	Comm RE	Business	Consumer	Assets	Assets
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)
Elberton FS&LA
September 30, 2022		2.04%	83.89%	0.11%	0.00%	1.74%	0.00%	0.70%	NA	$0
Comparable Group
Averages		8.39%	32.69%	4.45%	6.55%	18.40%	3.77%	3.81%	72.78%	$504
Medians		6.68%	33.54%	4.57%	4.54%	18.11%	4.11%	0.52%	75.24%	$0
Comparable Group
PyraMax Bank, F.S.B.	WI	11.83%	20.35%	4.09%	14.07%	20.76%	0.00%	0.02%	73.00%	$1,890
Catalyst Bank	LA	21.82%	32.49%	1.63%	1.20%	7.75%	4.08%	1.29%	49.60%	$0
Cincinnati Federal	OH	2.33%	46.79%	2.06%	20.38%	16.18%	0.11%	0.09%	79.86%	$3,130
Cullman Savings Bank	AL	2.54%	41.07%	8.53%	0.92%	20.03%	7.91%	0.82%	NA	$0
First Federal Bank of Wisconsin	WI	7.31%	15.69%	5.05%	13.26%	31.68%	7.90%	0.12%	84.60%	$0
Generations Bank	NY	0.27%	38.10%	0.05%	0.12%	4.61%	1.73%	33.48%	77.48%	$14
Mid-Southern Savings Bank, F.S.B.	IN	11.79%	24.62%	2.25%	4.20%	14.77%	4.65%	0.86%	NA	$0
Presence Bank	PA	0.90%	30.18%	6.75%	6.33%	32.41%	5.23%	0.01%	NA	$0
TC Federal Bank	GA	6.06%	34.59%	7.11%	4.89%	26.82%	4.14%	0.21%	72.11%	$0
Mineola Community Bank, SSB	TX	19.10%	43.03%	6.96%	0.09%	8.99%	1.96%	1.15%	NA	$7

Note: Bank level data.

Source:

S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2022 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.11

Table 3.5

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of September 30, 2022 or the Most Recent Date Available.

			NPAs &	Adj NPAs &				Rsrves/
		REO/	90+Del/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan		NLCs/
		Assets	Assets (1)	Assets (2)	Loans (3)	Loans HFI	NPLs (3)	90+Del (1)	Chargeoffs (4)		Loans
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)		(%)
Elberton FS&LA
September 30, 2022		0.00%	0.50%	0.50%	0.58%	0.18%	31.06%	31.06%		$0	0.00%
Comparable Group
Averages		0.04%	0.60%	0.32%	0.77%	1.02%	249.54%	217.87%		$35	0.02%
Medians		0.01%	0.50%	0.35%	0.57%	0.99%	166.99%	166.83%		$0	0.00%
Comparable Group
PyraMax Bank, F.S.B.	WI	0.00%	0.22%	0.14%	0.33%	0.89%	272.96%	272.96%	-$	169	-0.05%
Catalyst Bank	LA	0.12%	0.95%	0.57%	1.42%	1.37%	96.42%	70.19%		$93	0.07%
Cincinnati Federal	OH	0.00%	0.28%	0.02%	0.32%	0.75%	226.42%	226.42%		$0	0.00%
Cullman Savings Bank	AL	0.02%	0.82%	0.04%	0.90%	0.82%	91.66%	80.69%		$0	0.00%
First Federal Bank of Wisconsin	WI	0.00%	0.10%	0.05%	0.13%	1.10%	834.98%	834.98%		$0	0.00%
Generations Bank	NY	0.02%	1.66%	0.98%	2.07%	0.79%	38.16%	37.74%		$367	0.13%
Mid-Southern Savings Bank, F.S.B.	IN	0.04%	0.64%	0.36%	1.11%	1.15%	103.51%	97.46%		$13	0.01%
Presence Bank	PA	0.00%	0.51%	0.36%	0.62%	1.24%	199.95%	199.95%		$0	0.00%
TC Federal Bank	GA	0.23%	0.48%	0.36%	0.27%	1.37%	497.36%	224.60%		$0	0.00%
Mineola Community Bank, SSB	TX	0.00%	0.34%	0.34%	0.52%	0.70%	134.02%	133.70%		$46	0.02%

(1)	NPAs are defined as nonaccrual loans, performing TDRs, and OREO.
(2)	Adjusted NPAs are defined as nonaccrual loans and OREO (performing TDRs are excluded).
(3)	NPLs are defined as nonaccrual loans and performing TDRs.
(4)	Net loan chargeoffs are shown on a last twelve month basis.

Source:

S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2022 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.12

Table 3.6

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of September 30, 2022 or the Most Recent Date Available.

				Balance Sheet Measures
				Tangible	Avg	Non-Earn.	Quarterly Change in Net Interest Income
				Equity/	IEA/	Assets/
				Assets	Avg IBL	Assets	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021

				(%)	(%)	(%)	(change in net interest income is annualized in basis points)
Elberton FS&LA
September 30, 2022				18.1%	117.9%	3.7%	41	0	-23	15	23	-36
Comparable Group
Average				17.2%	139.4%	5.7%	10	11	2	3	3	-18
Median				14.9%	138.1%	5.7%	0	9	4	6	-5	-18
Comparable Group
BCOW	1895 Bancorp of Wisconsin, Inc.	(1)	WI	15.1%	144.1%	5.9%	0	-19	12	30	-15	-33
CLST	Catalyst Bancorp, Inc.		LA	31.5%	169.5%	3.9%	7	9	8	-27	-42	-7
CNNB	Cincinnati Bancorp, Inc.	(1)	OH	14.1%	119.2%	11.2%	0	9	1	-17	75	-5
CULL	Cullman Bancorp, Inc.	(1)	AL	25.7%	138.1%	6.7%	0	20	62	13	-30	-29
FFBW	FFBW, Inc.		WI	NA	158.7%	4.8%	23	40	20	3	-23	-5
GBNY	Generations Bancorp NY, Inc.	(1)	NY	10.2%	117.2%	10.4%	0	-5	-11	-12	24	22
MSVB	Mid-Southern Bancorp, Inc.		IN	11.6%	131.2%	-1.3%	18	31	-30	5	18	-44
PBBK	PB Bankshares, Inc.		PA	11.8%	NA	0.6%	49	4	-20	11	5	-47
TCBC	TC Bancshares, Inc.	(1)	GA	19.8%	144.8%	9.6%	0	3	-31	17	32	3
TCBS	Texas Community Bancshares, Inc.	(1)	TX	14.9%	131.9%	5.6%	0	15	7	8	-15	-38

NA=Change is greater than 100 basis points during the quarter.

(1) As of June 30, 2022 or the latest date available.

Source:

S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2022 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III. 13

To analyze interest rate risk on earnings, we compared quarterly changes in the net interest income ratio to average assets before considering the pro forma impact of the net offering proceeds for the Association. Over the period examined, the Association experienced greater quarterly fluctuation in the net interest income ratio, indicating greater volatility. Although such volatility may decline with higher capitalization and initial proceeds reinvestment, until the proceeds are actually reinvested the reduction in volatility cannot be measured.

Summary

Based on the foregoing, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Association. Where there are material differences, valuation adjustments will be applied to the Peer Group’s pricing ratios.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 1

IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology prepared pursuant to the regulatory valuation guidelines, and the valuation adjustments and assumptions incorporated in the determination of the estimated pro forma market value of Elberton pursuant to a standard (stand-alone) conversion transaction.

Appraisal Guidelines

The federal regulatory appraisal guidelines required by the OCC, the FDIC, the FRB, and state banking agencies specify the pro forma market value methodology for determining the pro forma market value of a converting mutual institution. Pursuant to this methodology: (1) a peer group of comparable publicly-traded savings institutions is selected; (2) a financial and operational comparison of the subject converting thrift to the peer group is conducted to determine key differences; and (3) a valuation analysis in which the pro forma market value of the subject converting thrift is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences relative to the selected peer group. In addition, the pricing characteristics of recent conversions (the new issue market), both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques. Additionally, the valuation incorporates a “technical analysis” of recently completed conversions. It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

The pro forma market value determined herein is a preliminary value for the Association’s to-be-issued stock. Throughout the transaction process, RP Financial will: (1) review changes in the Association’s operations and financial condition; (2) monitor the Association’s operations and financial condition relative to the Peer Group to identify key fundamental changes; (3) monitor external factors that may impact value including, but not limited to, local and national economic

RP® Financial, LC.	VALUATION ANALYSIS
IV. 2

conditions, interest rates, and the stock market environment, including the market for bank and thrift stocks and the selected Peer Group; and (4) monitor pending conversion offerings. If material changes should occur prior to the close of the offering, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering regarding the range of value and the proposed closing value.

The appraised value determined herein is based on the current market and operating environment for the Association and for all savings institutions. Subsequent changes in the local and national economy, the legislative and regulatory environment, accounting and income taxes, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all bank and thrift stocks, the selected Peer Group and pending conversion offerings including the pro forma market value of Elberton. To the extent a change in factors impacting the Association’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis

A fundamental analysis identifying similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Association and the Peer Group and how those differences affect the pro forma valuation. Consistent with the regulatory valuation guidelines, key differences have been evaluated in the following areas: financial condition; profitability, growth, and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, including new issues, to assess the impact on value of Elberton in relation to the pending stock offering.

1.	Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as overall asset/liability (“A/L”) composition, credit quality, balance sheet liquidity, funding liabilities, and capital, in assessing investment attractiveness. The similarities and differences in the Association’s and the Peer Group’s financial strengths are noted as follows:

RP® Financial, LC.	VALUATION ANALYSIS
IV. 3

•

Overall A/L Composition. Loans funded by retail deposits were the primary components of both Elberton’s and the Peer Group’s balance sheets. The Association’s IEA composition exhibited a higher concentration of loans and a lower concentration of cash and investments. The Peer Group has much greater diversification into higher risk loans than the Elberton, which also provide yield and interest rate risk benefits. Because of the Association’s concentration in fixed rate residential loans, which had not repriced downward in the recent lower interest rate environment through early 2022, the Association’s asset composition provided for a higher yield earned on IEA. Elberton’s funding composition reflected a higher level of deposits and a lower level of borrowings in comparison to the Peer Group averages. Further, the Association does not maintain any non-interest bearing checking accounts in portfolio, resulting in a higher cost of funds than the Peer Group and a slightly lower overall yield/cost spread.

As a percent of assets, the Association maintained a higher level of IEA and a slightly higher level of IBL relative to the Peer Group averages, which translated into a higher IEA/IBL ratio for the Association. After factoring in the impact of the net stock proceeds, the Association’s IEA/IBL ratio would further exceed the Peer Group’s ratio. The Association’s IEA yield can be expected to decline as the offering proceeds will initially be invested into short- to intermediate-term investment securities pending longer term reinvestment at higher yields. On balance, RP Financial concluded that A/L composition was a slightly negative factor in our adjustment for financial condition.

•

Credit Quality. There are similarities in the nonperforming assets ratios to the Peer Group average. At the same time, the Association maintained lower loss reserves ratios, indicating greater earnings risk in the event of unanticipated loan losses. The Association’s residential mortgage portfolio focus supports a lower reserve ratio relative to the Peer Group with more diversified loan portfolios with typically higher credit risk. On balance, RP Financial concluded that credit quality was a neutral factor in our adjustment for financial condition.

•

Balance Sheet Liquidity. The Association maintained a lower level of cash and investment securities, in part reflecting the Peer Group’s higher level of transaction deposits. The initial reinvestment of the net offering proceeds would be expected to increase cash and short- and intermediate investment securities, which would mitigate the current disadvantage relative to the Peer Group. Further, the net offering proceeds should initially reduce the Association’s borrowings utilization for balance sheet liquidity. Overall, RP Financial concluded that balance sheet liquidity was a neutral factor in our adjustment for financial condition.

•

Funding Liabilities. Given the funding focus without offering checking accounts, the Association has a higher cost of deposits and no related fee income. Although the net offering proceeds would reduce the Association’s IBL ratio and support expanding deposits and offering transaction accounts, the cost of implementation transaction accounts and the time to grow to a profitable size is considerable. Even though the net offering proceeds would diminish the IBL ratio, RP Financial concluded that funding liabilities mix was a moderately negative factor in our adjustment for financial condition.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 4

•

Capital. The Association currently maintains a higher tangible equity ratio, and the net offering proceeds would further increase the advantage. At the same time, the Association’s post-conversion growth in equity is expected to be lower given the lower profitability and higher equity, and thus the pro forma return on equity (“ROE”) is expected to be substantially lower than the Peer Group’s average ROE for a sustained period. On balance, RP Financial concluded that capital strength was a slightly positive factor in our adjustment for financial condition.

On balance, Elberton’s financial condition is considered less favorable, and thus, a slight downward adjustment was applied for the financial condition.

2.	Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution’s earnings stream and prospects to generate future earnings heavily influence the multiple that the investment community will pay for earnings. The comparative summary for profitability, growth, and viability of earnings of the Association and the Peer Group appears below.

•

Reported Earnings. The Association reported a net operating loss in comparison to modest profitability for the Peer Group. Although the merger expenses were a key factor, Elberton compared less favorably in other components of earnings, especially a lower noninterest income ratio. Despite the simplicity of the business model, the cost of operations is high given the small asset size – and this is before including the cost of operating as a public company with stock benefit plans. The Association’s disadvantage is heightened in that unlike the Peer Group it is not paying income taxes. Overall, RP Financial concluded that this is a significantly negative factor in our adjustment for profitability, growth, and viability of earnings.

•

Core Earnings. When adjusted for merger related expenses for the Association and net gains/losses for the Peer Group, it is apparent that the Association continues to compare unfavorably to the Peer Group. The unfavorable comparison is further underscored with an examination of the Association’s less favorable expense coverage and efficiency ratios, even before considering public company and stock benefit plans expense. Although the proceeds are assumed to be reinvested a recently higher interest rates, the net after-tax benefit is limited. The pro forma profitability is assumed from a ROAA and ROAE perspective remains well below Peer Group levels. In fact, given the much higher equity position, the Association’s ROE potential is diminished on a long-term basis. Therefore, RP Financial concluded that this was a significantly negative factor in our adjustment for profitability, growth, and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 5

•

Interest Rate Risk. Although on a pro forma basis the Association will have a stronger IEA/IBL ratio, a low non-earning asset level and the opportunity to reinvest the net offering proceeds in short- intermediate-term securities, the quarterly net interest income ratio is expected to remain more volatile than the Peer Group given the concentration in fixed rate loans and no checking accounts. On balance, interest rate risk was a slightly negative factor in our adjustment for profitability, growth, and viability of earnings.

•

Credit Risk. The Association had a similarly low level of nonperforming assets, provisions and chargeoffs, indicating a strong credit profile like the Peer Group. Although the loss reserves are low relative to the Peer Group, this reflects the low credit loss history and concentration in 1-4 family residential mortgages. Overall, RP Financial concluded that credit risk was a neutral factor in the adjustment for profitability, growth, and viability of earnings.

•

Earnings Growth Potential. The Association’s earnings growth potential, even with the additional reinvestment of the net offering proceeds, is handicapped by the need to invest in facilities, additional staffing, development of products and services, and technology to increase its competitive profile and expand into other market areas. Given that such investments may place a further drag on profitability in order to increase assets and generate additional interest and noninterest revenue, there is a significant challenge to realize earnings growth in the short- to intermediate term. Overall, earnings growth potential was a moderate negative factor in our adjustment for profitability, growth, and viability of earnings.

•

Return on Equity. Currently, the Association is not profitable, and even the anticipated net earnings benefit from the offering will not result in a market level ROE. It may take a few years to begin to generate a ROE comparable to Peer Group levels. Accordingly, this was a moderately negative factor in the adjustment for profitability, growth, and viability of earnings.

On balance, a moderate downward adjustment has been applied for profitability, growth, and viability of earnings.

3.	Asset Growth

Unlike the slow average growth of the Peer Group, the Association has been shrinking over the last 12 months. While the strong capital can position the Association for substantially higher growth than the Peer Group, the practicality of generating profitable sustainable growth is believed to be low at present given the necessary investment in products and services, delivery channels and human resources. On balance, a moderate downward adjustment was applied for asset growth.

4.	Primary Market Area

The economic and demographic health, population base and type of the primary market area served can impact an institution’s market value, as well as the competitive environment and market share in the local market served. Operating from a single office location in a small market in rural northeastern Georgia in Elbert County limits the Association’s growth opportunities without a significant investment to pursue growth in other markets. Summary demographic and deposit market share data for the Association and the Peer Group companies is provided in Exhibit III-2.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 6

There are three other banking financial institutions operating within Elbert County, along with one small credit union. The three other banking institutions are all larger in size than Elberton and the Association maintains the smallest market share. Elberton’s limited loan and deposit product line also limits the competitive position. The average and median deposit market shares maintained by the Peer Group companies in their respective headquarters counties are higher than Elberton’s share of deposits.

The Peer Group companies operate in markets with larger populations than Elbert County. Population growth trends for the primary market area counties served by the Peer Group companies are somewhat more favorable than Elbert County’s recent and projected population growth. Elbert County has a lower per capita income relative to the markets served by the Peer Group. As shown in Table 4.1, the average unemployment rate for the primary market area counties served by the Peer Group companies was below Elbert County’s unemployment rate.

On balance we concluded that a moderate downward adjustment was appropriate for primary market area.

Table 4.1

Market Area Unemployment Rates

Elberton FS&LA and the Peer Group Companies (1)

		August 2022
	County	Unemployment
Elberton FS&LA, Inc. - GA	Elbert	3.8%
Peer Group Average		3.6
The Peer Group
1895 Bancorp of Wisconsin, Inc. - WI	Milwaukee	4.7
Catalyst Bancorp, Inc. - LA	Saint Landry	4.8
Cincinnati Bancorp - OH	Hamilton	4.2
Cullman Bancorp, Inc. - AL	Cullman	2.2
FFBW, Inc. - WI	Waukesha	2.9
Generations Bancorp NY, Inc. - NY	Seneca	3.1
Mid-Southern Bancorp, Inc. - IN	Washington	2.6
PB Bankshares, Inc. - PA	Chester	3.5
TC Bancshares, Inc. - GA	Thomas	3.5
Texas Community Bancshares, Inc. - TX	Wood	4.6

(1)	Unemployment rates are not seasonally adjusted.

Source: S&P Global Market Intelligence.

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IV. 7

5.	Dividends

Assuming Elberton would undertake a stand-alone conversion, the Association would have the equity to support a dividend payment, but the low level of post-conversion earnings would not support a market rate dividend for an extended period. Actual declarations of dividends by the Board of Directors will depend upon several factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions. Until profitability increases it would be expected that the Association on a stand-alone conversion basis would not commence paying a dividend.

Three of the ten Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 0.67% to 1.09%. The average dividend yield on the stocks of the three Peer Group institutions that pay a dividend equaled 1.21% as of October 28, 2022. Comparatively, as of October 28, 2022, the average dividend yield on the stocks of all fully-converted publicly-traded thrifts equaled 2.44%.

On balance, we concluded that a slight downward adjustment was warranted for this factor.

6.	Liquidity of the Shares

The Peer Group is, by definition, composed of larger thrift institutions whose stocks are publicly-traded and are NASDAQ listed. Given the small size of the offering, it would be anticipated that the Association’s stock would be quoted on the OTC bulletin board following the stock offering and it is considered unlikely that there would be active trading in the stock.

The number of shares outstanding and market capitalization provides an indication of the degree of liquidity there will be in a particular stock recognizing that share liquidity may also be impacted by the amount of ownership by institutional shareholders, stock benefit plans, insiders, and other shareholders. The market capitalization of the Peer Group companies ranged from $26.4 million to $81.2 million as of October 28, 2022, with average and median market values of $53.1 million and $55.0 million, respectively. The shares issued and outstanding of the Peer Group companies ranged from 2.4 million to 7.4 million, with average and median shares outstanding of 4.4 million and 4.1 million, respectively. We anticipate that, under a stand-alone conversion scenario, the Association’s stock offering would result in a pro forma market value substantially lower than the Peer Group’s numbers, with the number of shares outstanding also well below the Peer Group companies.

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IV. 8

Based on the above, we concluded that the liquidity of the Association’s stock would be much less than the Peer Group on average, and therefore a moderate downward adjustment was warranted for this factor.

7.	Marketing of the Issue

Three separate markets exist for thrift stocks: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Association’s to-be-issued stock under a stand-alone conversion scenario.

A.	The Public Market

The value of publicly-traded bank and thrift stocks is easily measurable and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues, and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts. Exhibit IV-3 displays various stock price indices as of October 28, 2022.

In terms of assessing general stock market conditions, the broader stock market has generally trended lower in recent quarters. The broader stock market traded unevenly through the first half of October 2021, with lawmakers reaching a deal on a short-term debt limit and strong earnings posted by bank and healthcare companies contributing to stock market gains that were somewhat negated by stocks trading lower on worries about slowing growth and mounting inflation. Propelled by strong third quarter earnings reports, all three major U.S. stocks closed at multiple record highs during the second half of October. For the month of October, the Dow Jones Industrial Average (“DJIA”) was up 5.8%, the S&P 500 was up 6.9% and the NASDAQ was up 7.3%. The broader stock market rally continued through the first week of November, with all three major U.S. stock indexes rising to fresh highs after the Federal Reserve approved plans

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IV. 9

to start scaling back its bond-buying stimulus program and the October employment report showed job growth rebounded. Data showing that inflation hit a three-decade high contributed to snapping the five-week winning streak in the broader stock market, as all three of the major U.S. stock indexes finished the second week of November with slim losses. Fresh Covid-19 restrictions in Europe contributed to stocks trading lower going into the second half of November, as a rise in Covid-19 cases dimmed prospects for a global economic recovery. Concerns that the fast-spreading Omicron Covid-19 variant would derail the global economy’s recovery triggered a selloff in the broader stock market, with the DJIA suffering its worst day of 2021 on the Friday following Thanksgiving. Fueled by the uncertain impact of the Omicron variant and rising inflation, the retreat in the broader stock market continued through the end of November and the start of December. Notwithstanding weaker-than-expected job growth reported for November, stocks rallied to close out the first week of December and into the second week of December on hopes that the Omicron variant would be less damaging to the economy than initially feared. Stocks retreated ahead of the Federal Reserve’s mid-December meeting and then traded higher at the conclusion of the Federal Reserve meeting, as the Federal Reserve mapped out plans to more quickly wind down pandemic stimulus efforts and to raise its target interest rate at least three time in 2022. Fears that the fast-spreading Omicron variant of Covid-19 could derail the sputtering global economic recovery spurred a stock market selloff heading into the second half of December, which was led by a decline in technology shares. Favorable economic data regarding consumer confidence and existing home sales contributed to stocks rallying in last week of December, with the DJIA and S&P 500 closing at record highs in late-December.

The DJIA and S&P 500 started 2022 closing at record highs, which was followed by stocks declining to finish the first week of trading of 2022 with their worst weekly performance for the start of a new year since 2016. Worries about higher interest rates and slowing economic growth sustained the downward trend in the broader stock market going into the second half of January, with the NASDAQ moving into correction territory. A strong fourth quarter earnings report posted by Apple Inc. helped to snap a three-week slump in the broader stock market at the end of January; although, all three major U.S. stock indexes recorded losses for the month of January, with the S&P 500 recording its worst month since March 2020. A mix of favorable and disappointing fourth quarter earnings reports provided for an up and down market through the first week of February, which was followed by a selloff in the broader stock market through late-February as investors grappled with the growing threat of Russia invading Ukraine and the possibility that the Federal Reserve would step-up the pace of interest rate increases. Despite a

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IV. 10

late-February rally, all three of the major U.S. stock indexes finished February with a second straight monthly loss. Volatility prevailed in the stock market during the first half of March, as investors reacted to rising and falling oil prices, inflation hitting a 40-year high and Russia’s intensifying military campaign in Ukraine. Lower oil prices and the first rate increase by Federal Reserve since 2018 helped stocks to rally going into the second half of March, with all three of the major U.S. stock indexes notching their best week since November 2020. The positive trend in the broader stock market was generally sustained through late-March, which was followed by stocks closing sharply lower on the last day of March. Overall, the major U.S. stock indexes suffered their worst quarter in two years, with the DJIA, NASDAQ and S&P 500 recording first quarter declines of 4.6%, 9.1% and 4.9%, respectively.

After a favorable employment report for March supported stock market gains at the beginning of April 2022, stocks turned lower going into mid-April as rate fears mounted in light of data showing that inflation hit another 40-year high in March and the Federal Reserve signaling a more hawkish tone for future interest rate hikes in order to tame inflation. Stock indexes traded unevenly with the onset of first quarter earnings season in mid-April, amid uncertainty the impact that higher inflation and higher interest rates would have on corporate earnings. April concluded with a deepening rout in technology shares, which translated into the worst monthly performance for NASDAQ since 2008. The NASDAQ was down 13.3% for the month of April, versus an 8.8% decline in the S&P 500 and a 4.9% decline in the DJIA. Stocks initially rallied after the Federal Reserve concluded its early-May meeting by raising its target rate by 0.5%, which was followed by the DJIA posting its largest one-day decline in 2022 and the NASDAQ closing down 5.0%. Major U.S. stock indexes fell to new lows for 2022 heading into mid-May, as a higher-than-expected increase in the April CPI heighted concerns that the Federal Reserve would move to raise rates more aggressively and, in turn, slow economic growth. Following a mid-May rebound, stocks fell sharply heading into the second half of May as disappointing earnings from some larger retailers raised fears of a recession. Comparatively, some favorable earnings reports and economic data supported a broad-based rally during the last full week of trading in May, with all three major U.S. stock indexes recording their best week since November 2020. Stocks reversed course and traded sharply lower during the first half of June, in which the S&P 500 entered bear territory and the DJIA closed below 30000. High inflation, rising interest rates and growing concerns about the outlook for corporate profits and economic growth were noted factors that curtailed investors’ appetite for investing in stocks. Stocks rallied in the second half of June on signs that economic activity was cooling off, which tempered expectations that the Federal Reserve would implement a series of steep rate hikes. The second quarter ended with stocks closing lower and, overall, posting their worst first half of a year in decades.

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IV. 11

Stocks opened the third quarter of 2022 trading unevenly ahead of the release of the June employment report. Fears about a recession on the horizon and the June CPI showing inflation recached a four-decade high weighed on stocks going into mid-July, which was followed by a one-day rally to closeout the second full week of trading in July. The one-day rally was fueled by a larger than expected in June retail sales. Second quarter earnings reports drove day-to-day fluctuations in the broader stock market going into the second half of July, which was followed by stocks rallying at the end of July after the Federal Reserve increased its target rate by 0.75% and signaled more tightening was likely this year. Geopolitical tensions in China weighed on stocks at the start of August, which was followed a broader stock market rally through mid-August. Factors contributing to the upswing in stocks included some strong earnings reports and a slowdown in inflation as indicated by the CPI. Stocks snapped a four week winning to close out the third week of August, as fears of additional sharp interest rate increases by the Federal Reserve prompted a multi-day selloff heading into last two weeks of August. After rallying in advance of the Federal Reserve Chairman’s late-August speech on the economy, stocks plummeted to close out August as investors reacted to the Federal Reserve Chairman’s pledge to keep raising interest rates until it was confident that inflation was under control. Expectations that the Federal Reserve remained on track to raise interest rates following the release of the August jobs report provided for an up-and-down market for stocks during the first few days of trading in September. Stocks suffered their worst day in more than two years on September 13th, as a stronger than expected increase in the August CPI raised expectations that the Federal Reserve would move aggressively to combat inflation and, in turn, increase the possibility of a recession. Stocks continued to exhibit notable levels of volatility throughout the remainder of September and into October based on market reactions to perceptions on future interest rates and rate hikes by the Federal Reserve, expectations of future levels of oil and other energy prices, future probabilities for a recession in the United States, the impact of geopolitical actions such as the Ukraine war, and the pending mid-term elections in the United States. In particular, the elections could change control of Congress and thus begin a new series of federal actions that would impact the economy, governmental actions, and other areas of the operating environment for financial institutions.

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IV. 12

On October 28, 2022, the DJIA closed at 32861.80, a decrease of 8.0% from one year ago and a decrease of 9.6% year-to-date, and the NASDAQ closed at 11102.45, a decrease of 28.1% from one year ago and a decrease of 29.0% year-to-date. The S&P 500 Index closed at 3901.06 on October 28, 2022, a decrease of 15.1% from one year ago and a decrease of 18.1% year-to-date.

The market for financial shares has also generally traded lower in recent quarters. Congress agreeing to avert a government default standoff for a couple of months and favorable third quarter earnings posted by the large banks supported a positive trend in financial stocks through the first half of October 2021. Financial shares edge up slightly during the second half of October, as investors reacted to weekly initial jobless claims hitting a new pandemic-era low and an increase in consumer confidence. News that Federal Reserve officials agreed to wind down their asset-purchase program by $15 billion each in November and December boosted financial shares at the start of November, which was followed by a slight pullback in the second week of November as inflation data added to investors’ concerns about price pressures in the economy. Financial shares retreated further heading into the second half of November and then rebounded after Federal Reserve Chairman Jerome Powell was renominated for a second term. News of a fresh coronavirus threat following identification of the Omicron variant, along with concerns about rising inflation, pressured financial shares lower through the end of November and the beginning of December. Indications that the Omicron variant was causing milder illness than previously feared contributed to bank stocks edging higher in the second week of December. Bank shares edged lower in mid-December, as investors reacted to the Federal Reserve’s decision to accelerate ending its asset purchase program and to begin raising rates in 2022. For the second half of December, bank shares closed out 2021 trading in a narrow range.

Comments by the Federal Reserve Chairman that the Federal Reserve was prepared to raise interest rates to combat inflation spurred a rally in bank stocks at the start of 2022, as investors wagered that looming interest rate increases would fuel higher earnings for the banking sector. Concerns that higher interest rates would lead to a slowdown in the economy weighed on bank shares in the second half of January, which was followed by an uptick in bank shares during the first half of February. As investors grappled with high inflation and the onset of Russia’s military campaign in Ukraine, bank shares retreated in the second half of February. Financial shares led the broader stock market lower in early-March, amid surging oil prices and the mounting intensity of Russia’s invasion of Ukraine. Growing confidence in the Federal Reserve’s plans to lift rates would serve to control inflation and that the U.S. economy could withstand the escalating war in Ukraine translated into a stable market for banks shares in the closing weeks of the first quarter.

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IV. 13

Signs that soaring inflation and a slowing economy were starting to impact businesses pressured bank stocks lower at the start of the second quarter of 2022. Lackluster first quarter earnings reports posted by the nation’s largest banks and warnings of future headwinds that could negatively impact bank earnings extended the downturn in bank stocks through the end of April. The selloff in bank stocks continued through the first half of May, which was driven by investor fears that the economy could slide into a recession as the Federal Reserve pursued a more aggressive path of rate increases to combat inflation. Bank stocks participated in a broadly-based stock market rally in the second half of May, with positive earnings reports posted by some large retailers and favorable economic data lifting sentiment across the market. After bank shares stabilized through early-June, inflation fears triggered a selloff in bank stocks going into mid-June as the May CPI increased to its highest level in more than four decades. For the balance of the second quarter, bank shares settled into a narrow trading range.

At the start of the third quarter of 2022, bank stocks showed little movement ahead of the June employment report. Bank stocks traded lower at the start of the second quarter earnings season, as J.P. Morgan’s second quarter earnings report spotlighted concerns about the outlook for the U.S. economy. The one-day rally in the broader stock market in mid-July lifted bank stocks as well, which was in part supported by favorable second quarter earnings reports posted by some large banks. A favorable earnings outlook reported by some banks in their second quarter earnings reports and the rally in the broader stock market following the Federal Reserve’s rate hike helped to sustain a positive trend for financial shares through the second half of July. After edging lower at the start of August, a stronger-than-expected jobs report for July and a slightly slower pace of inflation indicated by the July CPI contributed to financial shares trending higher through mid-August. Bank stocks reversed course and followed the broader stock market lower during the second half of August, as investors assessed the likelihood that the Federal Reserve would continue to move aggressively to tame inflation and the potential that higher interest rates could push the U.S. economy into a protracted economic downturn. After edging lower at the start of September, financial shares traded higher along with the broader stock market heading into mid-September. Financial shares participated in the broader market selloff with the release of the August CPI in mid-September, which indicated that inflation remained elevated and raised

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IV. 14

expectations that the Federal Reserve would continue to raise rates aggressively in an effort to combat inflation. Financial shares continued a downward trend through the rest of September and through October based on further expectations on interest rates and the future performance of the economy and potential for a resulting recession, which would likely impact banking industry activity. On October 28, 2022, the S&P U.S. BMI Banks Index closed at 154.10, a decrease of 20.6% from one year ago and a decrease of 16.3% year-to-date.

B.	The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association’s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrift stocks the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.2, three standard conversion offerings have been completed during 2022, two of which were completed during the past three months. The average closing pro forma price/tangible book ratio of the three standard conversion offerings completed during 2022 equaled 56.9%. On average, the three standard conversion offerings reflected price appreciation of 36.4% after the first week of trading. As of October 28, 2022, the three standard conversion offerings reflected a 31.7% increase in price on average from their IPO prices. Of the two standard conversion offerings completed during the past three months, the offering completed by VWF Bancorp, Inc. of Ohio (“VWF Bancorp”) on July 28, 2022 was considered to be most comparable to Elberton’s offering given the size of the stock offering and that the stock is traded

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Table 4.2

Pricing Characteristics and After-Market Trends

Conversions Completed in Trailing 12 Months

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to Char. Found.		Insider Purchases					Pro Forma Data							Post-IPO Pricing Trends
			Financial Info.		Asset Quality								% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)			Financial Charac.				Closing Price:
							Excluding Foundation					% of	Benefit Plans				Initial								First		After		After
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.		Recog.	Stk	Mgmt.&	Div.		Core		Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Inc. Fdn.	ESOP	Plans	Option	Dirs.	Yield	P/TB	P/E	P/A	ROA	TE/A	ROE	Price	Day	Chg	Week(3)	Chg	Month(4)	Chg	10/28/22	Chg
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
ECB Bancorp, Inc., MA	7/28/22	ECBK-NASDAQ	$689	11.42%	0.11%	589%	$89.2	100%	96%	2.7%	C/S	$600/2.83%	8.0%	4.0%	10.0%	3.8%	0.00%	59.3%	19.1x	12.0%	0.6%	20.2%	3.1%	$10.00	$14.09	40.9%	$14.13	41.3%	$14.06	40.6%	$15.79	57.9%
VWF Bancorp, Inc., OH	7/14/22	VWFB-OTCQB	$137	17.62%	0.17%	96%	$19.2	100%	87%	7.8%	N.A.	N.A.	8.0%	4.0%	10.0%	25.1%	0.00%	51.8%	NM	12.8%	0.1%	24.8%	0.3%	$10.00	$12.90	29.0%	$14.50	45.0%	$14.90	49.0%	$12.89	28.9%
NSTS Bancorp, Inc., IL	1/19/22	NSTS-NASDAQ	$260	17.68%	0.70%	529%	$52.9	100%	132%	3.7%	C/S	$150/2.00%	8.0%	4.0%	10.0%	5.0%	0.00%	59.5%	NM	17.7%	-0.2%	29.8%	-0.6%	$10.00	$12.59	25.9%	$12.30	23.0%	$12.50	25.0%	$10.83	8.3%
Catalyst Bancorp, Inc., LA*	10/13/21	CLST-NASDAQ	$239	21.26%	2.19%	190%	$52.9	100%	132%	3.0%	N.A.	N.A.	8.0%	4.0%	10.0%	2.9%	0.00%	55.3%	NM	18.7%	-0.1%	33.7%	-0.2%	$10.00	$13.56	35.6%	$13.85	38.5%	$13.76	37.6%	$13.05	30.5%
	Averages - Standard Conversions:		$331	17.00%	0.79%	351%	$53.5	100%	112%	4.3%	N.A.	N.A.	8.0%	4.0%	10.0%	9.2%	0.00%	56.5%	19.1x	15.3%	0.1%	27.1%	0.7%	$10.00	$13.29	32.9%	$13.70	37.0%	$13.81	38.1%	$13.14	31.4%
	Medians - Standard Conversions:		$249	17.65%	0.44%	359%	$52.9	100%	114%	3.3%	N.A.	N.A.	8.0%	4.0%	10.0%	4.4%	0.00%	57.3%	19.1x	15.3%	0.0%	27.3%	0.1%	$10.00	$13.23	32.3%	$13.99	39.9%	$13.91	39.1%	$12.97	29.7%
Second Step Conversions
Ponce Financial Group, Inc., NY*	1/28/22	PDLB-NASDAQ	$1,561	11.14%	1.05%	157%	$133.2	54%	127%	3.0%	C/S	$1.0M/2.91%	8.0%	4.0%	10.0%	0.9%	0.00%	85.9%	34.6x	14.8%	0.4%	17.2%	2.5%	$10.00	$10.79	7.9%	$10.65	6.5%	$10.65	6.5%	$9.27	-7.3%
	Averages - Second Step Conversions:		$1,561	11.14%	1.05%	157%	$133.2	54%	127%	3.0%	N.A.	N.A.	8.0%	4.0%	10.0%	0.9%	0.00%	85.9%	34.6x	14.8%	0.4%	17.2%	2.5%	$10.00	$10.79	7.9%	$10.65	6.5%	$10.65	6.5%	$9.27	-7.3%
	Medians - Second Step Conversions:		$1,561	11.14%	1.05%	157%	$133.2	54%	127%	3.0%	N.A.	N.A.	8.0%	4.0%	10.0%	0.9%	0.00%	85.9%	34.6x	14.8%	0.4%	17.2%	2.5%	$10.00	$10.79	7.9%	$10.65	6.5%	$10.65	6.5%	$9.27	-7.3%
Mutual Holding Companies
CFSB Bancorp, Inc., MA*	1/13/22	CFSB-NASDAQ	$337	14.56%	0.00%	NM	$28.0	43%	130%	5.4%	C/S	$250/4.44%	8.7%	4.4%	10.9%	5.2%	0.00%	63.2%	75.4x	16.7%	0.3%	20.0%	1.6%	$10.00	$10.18	1.80%	$10.65	6.5%	$10.63	6.3%	$8.87	-11.3%
	Averages - MHC Conversions:		$337	14.56%	0.00%	NM	$28.0	43%	130%	5.4%	N.A.	N.A.	8.7%	4.4%	10.9%	5.2%	0.00%	63.2%	75.4x	16.7%	0.3%	20.0%	1.6%	$10.00	$10.18	1.8%	$10.65	6.5%	$10.63	6.3%	$8.87	-11.3%
	Medians - MHC Conversions:		$337	14.56%	0.00%	NM	$28.0	43%	130%	5.4%	N.A.	N.A.	8.7%	4.4%	10.9%	5.2%	0.00%	63.2%	75.4x	16.7%	0.3%	20.0%	1.6%	$10.00	$10.18	1.8%	$10.65	6.5%	$10.63	6.3%	$8.87	-11.3%
	Averages - All Conversions:		$537	15.61%	0.70%	312%	$62.6	83%	118%	4.3%	N.A.	N.A.	8.1%	4.1%	10.1%	7.1%	0.00%	62.5%	43.1x	15.4%	0.2%	24.3%	1.1%	$10.00	$12.35	23.5%	$12.68	26.8%	$12.75	27.5%	$11.78	17.8%
	Medians - All Conversions:		$298	16.09%	0.44%	190%	$52.9	100%	129%	3.3%	N.A.	N.A.	8.0%	4.0%	10.0%	4.4%	0.00%	59.4%	34.6x	15.7%	0.2%	22.5%	1.0%	$10.00	$12.75	27.5%	$13.08	30.8%	$13.13	31.3%	$11.86	18.6%

Note: * - Appraisal performed by RP Financial; BOLD = RP Financial assisted in the business plan preparation, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1) As a percent of MHC offering for MHC transactions.	(5) Mutual holding company pro forma data on full conversion basis.
(2) Does not take into account the adoption of SOP 93-6.	(6) Simultaneously completed acquisition of another financial institution.
(3) Latest price if offering is less than one week old.	(7) Simultaneously converted to a commercial bank charter.
(4) Latest price if offering is more than one week but less than one month old.	(8) Former credit union.	October 28, 2022

RP® Financial, LC.	VALUATION ANALYSIS
IV. 16

on the over-the-counter exchange. VWF Bancorp raised gross proceeds of $19.2 million, which was slightly above the minimum of its offering range. VWF Bancorp’s closing pro forma price/tangible book ratio equaled 51.8%. VWF Bancorp’s stock price was up 45.0% after the first week of trading. As of October 28, 2022, VWF Bancorp’s stock price was up 28.9% from its IPO price.

C.	The Acquisition Market

Also considered in the valuation was the potential impact on Elberton’s stock price of recently completed and pending acquisitions of other thrift institutions operating in Georgia. As shown in Exhibit IV-4, there were four Georgia thrift acquisitions announced or completed from the beginning of 2014 through October 28, 2022, including one most recently completed in 2021. The acquisition activity involving Georgia savings institutions may imply a certain degree of acquisition speculation for the Association’s stock. To the extent that acquisition speculation may impact the Association’s offering, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Association’s market and, thus, are subject to the same type of acquisition speculation that may influence Elberton’s stock. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Elberton’s stock would tend to be less compared to the stocks of the Peer Group companies.

* * * * * * * * * * *

In determining the valuation adjustment for marketing of the issue, we considered trends in both the overall market for thrift stocks, the new issue market, and the local acquisition market for thrift stocks. Taking these factors and trends into account, RP Financial concluded that a slight downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.	Management

Given the Association’s small size and limited products and operations, Elberton’s President and CEO also functions as the Association’s Chief Lending Officer and Chief Financial Officer. The President and CEO appears to have experience and expertise in all the key areas of the Association’s operations, and the generally consistent profitability and growth in recent years suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Association’s present organizational structure. The Association currently does not have any senior management positions that are vacant.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 17

Similarly, the returns, capital positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Given that there is no successor for the CEO in the event he becomes incapacitated or leaves and the limited ability to hire other senior officers given the small size, therefore, on balance, we concluded with a moderate downward valuation adjustment relative to the Peer Group was appropriate for this factor.

9.	Effect of Government Regulation and Regulatory Reform

As a fully-converted, federally-insured thrift institution Elberton will be operating in substantially the same regulatory environment as the Peer Group members — all of whom are adequately capitalized institutions and are operating with no apparent restrictions. The Association’s post-conversion pro forma regulatory capital ratios will be enhanced from the already strong levels. Accordingly, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Based on the factors discussed above, we concluded that the Association’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Table 4.3

Elberton Federal Savings & Loan Association

Valuation Adjustments

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	Slight Downward
Profitability, Growth and Viability of Earnings	Moderate Downward
Asset Growth	Moderate Downward
Primary Market Area	No Adjustment
Dividends	Slight Downward
Liquidity of the Shares	Moderate Downward
Marketing of the Issue	Slight Downward
Management	Moderate Downward
Effect of Government Regulations and Regulatory Reform	No Adjustment

RP® Financial, LC.	VALUATION ANALYSIS
IV. 18

Valuation Approaches

In applying the accepted valuation methodology promulgated by the federal banking regulators, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Association’s to-be-issued stock if it were to pursue a stand-alone conversion – price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches – all performed on a pro forma basis including the effects of the stock proceeds and the stock benefit plans. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated certain commonly used valuation parameters for the effective tax rate, stock benefit plan assumptions and offering expenses (summarized in Exhibits IV-5 and IV-6).

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group, taking into consideration the valuation adjustments, as well as the pricing at closing of recent conversions.

RP Financial’s valuation placed an emphasis on the following:

•

P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. The P/E approach in a conversion valuation reflects the expectations that earnings will grow as the proceeds are reinvested and leveraged, which involves assumptions regarding the use of proceeds. As a result, the P/E in conversion pricing typically reflects a premium over the Peer Group companies, and the expectation that such premium will remain for a sustained period as the implementation of the plan to reinvest and leverage the proceeds may take several years. In comparison, a number of the Peer Group members are relatively recently converted thrifts that will also be striving to leverage capital raised in their offerings. Thus, it is typical that other valuation approaches will reflect a valuation discount to the Peer Group pricing to counterbalance the premium P/E multiple. In evaluating earnings, it is essential to evaluate core earnings, that is, earnings adjusted for nonrecurring items on an after-tax basis.

•

P/B Approach. The P/B approach is a valuable valuation method for mutual-to-stock conversions, recognizing that in a conversion scenario the P/B ratios must be discounted from pro forma book value in that the converting mutual already has existing capital. This expected pricing discount to book value is the counterbalance to the expected premium P/E multiple described above. It is essential to modify the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community also adjusts book value to exclude goodwill and other acquisition related intangible assets in making investment decisions.

•

P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to balance sheet size given the preference to attribute greater weight to book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not consider the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 19

At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when the pro forma ROE is expected to be low.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that as of October 28, 2022, the pro forma market value of Elberton’s conversion stock, if the Association were to pursue a stand-alone standard conversion, equaled $3,750,000 at the midpoint, equal to 375,000 shares at $10.00 per share. (Note: the $10.00 per share offering price assumption is based on the standard for thrift conversion transactions. In the case of the Merger Conversion, the pricing mechanism will result in a different number of shares being issue and offering price per share). Thus, for purposes of this valuation, the aggregate value is more important than the price per share and number of shares issued.

1. Price-to-Earnings (“P/E”). The application of the P/E valuation method requires calculating the Association’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds and the after-tax cost of the stock benefit plans. Elberton reported a net loss of ($188,000) for the 12 months ended September 30, 2022. Based on information provided by the Association, non-recurring items in the income statement during the most recent 12-month period consisted of merger-related expenses that were not capitalized. The Association has indicated that such expenses totaled $167,000 for the 12 months ended September 30, 2022. Thus, excluding these expenses, and assuming a zero percent tax rate, core earnings (the valuation earnings base) were assumed to be equal to a net loss of $21,000 for the 12 months ended September 30, 2022.

We also noted that as part of the pro forma valuation calculations, the pro forma income statement included the annual expense related to implementation of a restricted stock plan and a stock option plan, as is shown in Exhibit IV-5. This expense offsets in part the assumed income from reinvestment of the net conversion proceeds, and thus the pro forma earning calculation from the $21,000 net loss for the period ended September 30, 2022 was changed to a low level of net income. Given the very modest pro forma net income, the valuation calculations resulted in “not meaningful” price/earnings multiples (in excess of 100x pro forma core earnings). We thus were unable to apply the price/earnings valuation method to the appraisal valuation of Elberton.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 20

2. Price-to-Book (“P/B”). The application of the P/B valuation method requires calculating the Association’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio to Elberton’s pro forma book value. Based on the $3.750 million midpoint valuation, Elberton’s pro forma P/B and P/TB ratios both equaled 50.45%. In comparison to the average P/B and P/TB ratios for the Peer Group of 86.90% and 87.31%, respectively, the Association’s ratios reflected a discount of 41.94% on a P/B basis and a discount of 42.22% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 83.67% and 83.77%, respectively, the Association’s pro forma P/B and P/TB ratios at the midpoint value reflected discounts of 39.70% and 39.78%, respectively. See Table 4.4 for the detailed pricing information comparison to the Peer Group.

RP Financial considered the discounts under the book value approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value given that the Association already has equity. As noted earlier, the discounts reflected under the book value approach takes into consideration the “not meaningful premiums over the Peer Group multiples reflected in the Association’s P/E multiples.

3. Price-to-Assets (“P/A”). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Association’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the $3.750 million midpoint of the valuation range, Elberton’s pro forma P/A ratio equaled 12.88% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 14.97%, which implies a discount of 13.96% for the Association’s pro forma P/A ratio. In comparison to the Peer Group’s median P/A ratio of 14.68%, the Association’s pro forma P/A ratio at the midpoint value reflects a discount of 12.26%.

Comparison to Recent Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings cannot be a primary determinate of value. Focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals).

RP® Financial, LC.	VALUATION ANALYSIS
IV. 21

Table 4.4

Public Market Pricing Versus Peer Group

Elberton Federal Savings and Loan Association

As of October 28, 2022

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(4)			Financial Characteristics(6)
			Price/	Market	12 Month	Value/	Pricing Ratios(3)					Amount/		Payout	Total	Tang. Eq./	NPAs/	Reported (5)		Core (5)
			Share(1)	Value	EPS(2)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)
Elberton Federal Savings and Loan Association
Maximum			$10.00	$4.31	$0.08	$18.50	NM	54.05%	14.54%	54.05%	NM	$0.00	0.00%	0.00%	$30	26.89%	0.44%	-0.45%	-1.68%	0.11%	0.41%
Midpoint			$10.00	$3.75	$0.06	$19.82	NM	50.45%	12.88%	50.45%	NM	$0.00	0.00%	0.00%	$29	25.52%	0.45%	-0.50%	-1.95%	0.08%	0.29%
Minimum			$10.00	$3.19	$0.03	$21.60	NM	46.30%	11.16%	46.30%	NM	$0.00	0.00%	0.00%	$28	24.10%	0.46%	-0.55%	-2.27%	0.04%	0.16%
Thrift Industry (No MHC or Under Acquisition) (46 Institutions)
Averages			$21.68	$471.16	$2.12	$20.30	14.15	96.06%	12.49%	106.45%	14.87	$0.49	2.44%	49.92%	$4,377	13.37%	0.69%	0.76%	6.22%	0.83%	6.86%
Medians			$14.06	$169.76	$1.09	$15.65	11.98	91.14%	12.39%	97.61%	11.86	$0.34	2.09%	27.97%	$1,736	11.58%	0.35%	0.76%	6.68%	0.90%	7.21%
Peer Group
Averages			$12.72	$53.06	$0.51	$14.87	25.76	86.90%	14.97%	87.31%	26.53	$0.15	1.21%	165.52%	$363	17.36%	0.71%	0.43%	2.35%	0.50%	2.88%
Medians			$12.64	$54.96	$0.51	$15.01	25.03	83.67%	14.68%	83.77%	27.22	$0.12	1.09%	35.29%	$372	14.94%	0.68%	0.44%	2.44%	0.48%	3.20%
BCOW	1895 Bancorp of Wisconsin, Inc.	(7) WI	$10.05	$64.05	NA	$12.71	NA	79.10%	11.96%	79.10%	NA	NA	NA	NA	$536	15.12%	NA	-0.13%	-0.86%	0.00%	0.02%
CLST	Catalyst Bancorp, Inc.	(7) LA	$13.05	$63.58	NA	$17.47	NA	74.70%	22.63%	74.70%	NA	NA	NA	NA	$281	32.89%	0.96%	0.50%	1.68%	NA	NA
CNNB	Cincinnati Bancorp, Inc.	(7) OH	$14.76	$43.76	$0.43	$13.45	NM	109.71%	15.51%	110.09%	34.00x	NA	NA	434.78%	$282	14.10%	0.29%	0.26%	1.74%	0.50%	3.38%
CULL	Cullman Bancorp, Inc.	(7) AL	$10.97	$81.24	$0.52	$13.33	32.26x	82.32%	21.16%	82.32%	20.98x	$0.12	1.09%	35.29%	$384	25.70%	0.78%	0.67%	2.47%	1.01%	3.73%
FFBW	FFBW, Inc.	(7) WI	$11.87	$68.70	$0.34	$13.96	34.91x	85.02%	20.79%	85.22%	34.91x	NA	NA	NA	$330	NA	0.09%	0.59%	2.41%	0.59%	2.41%
GBNY	Generations Bancorp NY, Inc.	(7) NY	$10.87	$26.40	$0.73	$16.05	17.82x	67.71%	7.14%	70.49%	14.84x	NA	NA	NA	$370	10.18%	1.59%	0.38%	3.37%	0.46%	4.08%
MSVB	Mid-Southern Bancorp, Inc.	IN	$12.76	$36.62	NA	$10.74	18.76x	118.84%	13.84%	118.84%	NA	$0.24	1.88%	26.47%	$265	11.65%	NA	0.72%	4.69%	NA	NA
PBBK	PB Bankshares, Inc.	PA	$12.52	$32.12	$0.54	$16.29	25.03x	76.84%	8.52%	76.84%	23.27x	NA	NA	NA	$377	11.84%	NA	0.35%	2.71%	0.38%	2.91%
TCBC	TC Bancshares, Inc.	(7) GA	$14.97	$67.77	NA	$17.46	NA	85.76%	15.71%	85.76%	NA	$0.10	0.67%	NA	$431	19.83%	NA	0.67%	3.46%	0.67%	3.46%
TCBS	Texas Community Bancshares, Inc.	(7) TX	$15.36	$46.34	$0.49	$17.27	NM	88.96%	12.40%	89.70%	31.16x	NA	NA	NA	$374	14.94%	0.58%	0.25%	1.83%	0.41%	3.02%

(1)	Closing price at date indicated, market value equal to public (minority shares) times current stock price.
(2)	Core earnings reflect net income less non-recurring items
(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(4)	Dividend is as of most recent quarterly dividend. Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(7)	Current Quarter is September 30, 2022, footnote reflects data as of June 30, 2022.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP® Financial, LC.	VALUATION ANALYSIS
IV. 22

As discussed previously, three standard conversion offerings have been completed in 2022. These three offerings closed at an average pro forma P/TB ratio of 56.9%. In comparison, the Association’s pro forma P/TB ratio of 50.45% at the midpoint value reflects an implied discount of 11.34%. The current P/TB ratio of these three recent standard conversion offerings equaled an estimated 74.9%, based on closing stock prices as of October 28, 2022. In comparison to the current P/TB average ratio of these three recent conversions, the Association’s P/TB ratio at the midpoint value reflects an implied discount of 32.64%.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of October 28, 2022, the estimated aggregate pro forma market value of Elberton in a standard (stand-alone) conversion equaled $3,750,000 at the midpoint. Pursuant to the conversion guidelines, the 15% valuation range indicates a minimum value of $3,187,500 and a maximum value of $4,312,500. The pro forma valuation calculations relative to the Peer Group are shown in Table 4.4 and are detailed in Exhibit IV-5 and Exhibit IV-6.

Shares to be sold in the Subscription, Community and Syndicated Community Offerings (as necessary) will be sold at a 15% discount to the prevailing Oconee stock price based on a specific calculation method, subject to an overall range of value of the Oconee per share price. The closing of the Merger Conversion and stock sale is targeted for the first half of 2023.

EXHIBITS

RP® Financial, LC.

LIST OF EXHIBITS

Exhibit Number	Description

I-1	Map of Branch Office Network

I-2	Audited and Internal Financial Statements

I-3	Summary Regulatory Financial Highlights

I-4	Summary Regulatory Financial Highlights-Balance Sheet

I-5	Investment Securities AFS

I-6	Summary Regulatory Financial Highlights-Income Statement

I-7	Loans and Leases

I-8	Asset Quality

I-9	Deposit Information

II-1	Historical Interest Rates

II-2	Market Area Demographic/Economic Information

III-1	General Characteristics of Publicly-Traded Savings Institutions

III-2	Peer Group Primary Market Area Data

IV-1	Thrift Industry Stock Prices: As of October 28, 2022

IV-2	Historical Stock Price Indices

IV-3	Stock Market Price Indices

IV-4	Market Area Acquisition Activity

IV-5	Pro Forma Analysis Sheet – Fully Conversion Basis

IV-6	Pro Forma Effect of Conversion Proceeds – Fully Conversion Basis

V-1	Firm Qualifications Statement

EXHIBIT I-1

Elberton Federal Savings & Loan Association

Map of Branch Office Network

Exhibit 1

Elberton Federal Savings & Loan Association

Market Area Map

EXHIBIT I-2

Elberton Federal Savings & Loan Association

Internal Financial Statements

Historical Financial Statements

Audited Financial Statements

(Incorporated by Reference)

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION	FFIEC 051
RSSD-ID 615776	Report Date 9/30/2022
Last Updated on 10/17/2022	7

Schedule RI - Income Statement (Form Type - 051)

Dollar amounts in thousands
1. Interest income:			1.
a. Interest and fee income on loans:			1.a.
1. Loans secured by real estate:			1.a.1.
a. Loans secured by 1-4 family residential properties	RIAD4435	585	1.a.1.a.
b. All other loans secured by real estate	RIAD4436	26	1.a.1.b.
2. Commercial and industrial loans	RIAD4012	0	1.a.2.
3. Loans to individuals for household, family, and other personal expenditures:			1.a.3.
a. Credit cards	RIADB485	0	1.a.3.a.
b. Other (includes revolving credit plans other than credit cards, automobile loans, and other consumer loans)	RIADB486	5	1.a.3.b.
4. Not applicable			1.a.4.
5. All other loans[1]	RIAD4058	0	1.a.5.
6. Total interest and fee income on loans (sum of items 1.a.(1)(a) through 1.a.(5))	RIAD4010	616	1.a.6.
b. Income from lease financing receivables	RIAD4065	0	1.b.
c. Interest income on balances due from depository institutions[2]	RIAD4115	8	1.c.
d. Interest and dividend income on securities:			1.d.
1. U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities).	RIADB488	9	1.d.1.
2. Mortgage-backed securities	RIADB489	11	1.d.2.
3. All other securities (includes securities issued by states and political subdivisions in the U.S.)	RIAD4060	52	1.d.3.
e. Not applicable			1.e.
f. Interest income on federal funds sold and securities purchased under agreements to resell	RIAD4020	0	1.f.
g. Other interest income	RIAD4518	0	1.g.
h. Total interest income (sum of items 1.a.(6) through 1.g)	RIAD4107	696	1.h.
2. Interest expense:			2.
a. Interest on deposits:			2.a.
1. Transaction accounts (interest-bearing demand deposits, NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	RIAD4508	0	2.a.1.
2. Nontransaction accounts:			2.a.2.
a. Savings deposits (includes MMDAs)	RIAD0093	31	2.a.2.a.
b. Time deposits of $250,000 or less	RIADHK03	43	2.a.2.b.
c. Time deposits of more than $250,000	RIADHK04	14	2.a.2.c.
b. Expense of federal funds purchased and securities sold under agreements to repurchase	RIAD4180	0	2.b.
c. Other interest expense	RIADGW44	21	2.c.
d. Not applicable			2.d.
e. Total interest expense (sum of items 2.a through 2.c)	RIAD4073	109	2.e.
3. Net interest income (item 1.h minus 2.e)	RIAD4074	587	3.
4. Provision for loan and lease losses[3]	RIADJJ33	0	4.
5. Noninterest income:			5.
a. Income from fiduciary activities [2]	RIAD4070	0	5.a.
b. Service charges on deposit accounts	RIAD4080	0	5.b.
c. Not applicable			5.c.
d. Income from securities-related and insurance activities			5.d.
1. Fees and commissions from securities brokerage, investment banking, advisory, and underwriting activities	RIADHT73	0	5.d.1.

1.

Includes interest and fee income on “Loans to depository institutions and acceptances of other banks,” “Loans to finance agricultural production and other loans to farmers,” “Obligations (other than securities and leases) of states and political subdivisions in the U.S.,” and “Loans to nondepository financial institutions and other loans”

2.	Includes interest income on time certificates of deposit not held for trading.
3.

Institutions that have adopted ASU 2016-13 should report in item 4 the provisions for credit losses for all financial assets and off-balance-sheet credit exposures that fall within the scope of the standard.

2.	For banks required to complete Schedule RC-T, items 14 through 22, income from fiduciary activities reported in Schedule RI, item 5.a, must equal the amount reported in Schedule RC-T, item 22.

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION	FFIEC 051
RSSD-ID 615776	Report Date 9/30/2022
Last Updated on 10/17/2022	8

Dollar amounts in thousands
2. Income from insurance activities[3]	RIADHT74	0	5.d.2.
e. Not applicable			5.e.
f. Net servicing fees	RIADB492	0	5.f.
g. Not applicable			5.g.
h. Not applicable			5.h.
i. Net gains (losses) on sales of loans and leases	RIAD5416	0	5.i.
j. Net gains (losses) on sales of other real estate owned	RIAD5415	0	5.j.
k. Net gains (losses) on sales of other assets[3]	RIADB496	0	5.k.
l. Other noninterest income*	RIADB497	0	5.l.
m. Total noninterest income (sum of items 5.a through 5.l)	RIAD4079	0	5.m.
6. Not available			6.
a. Realized gains (losses) on held-to-maturity securities	RIAD3521	0	6.a.
b. Realized gains (losses) on available-for-sale debt securities	RIAD3196	0	6.b.
7. Noninterest expense:			7.
a. Salaries and employee benefits	RIAD4135	327	7.a.
b. Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)	RIAD4217	73	7.b.
c. Not available			7.c.
1. Goodwill impairment losses	RIADC216	0	7.c.1.
2. Amortization expense and impairment losses for other intangible assets	RIADC232	0	7.c.2.
d. Other noninterest expense*	RIAD4092	247	7.d.
e. Total noninterest expense (sum of items 7.a through 7.d)	RIAD4093	647	7.e.
8. Not available			8.
a. Income (loss) before change in net unrealized holding gains (losses) on equity securities not held for trading, applicable income taxes, and discontinued operations (item 3 plus or minus items 4, 5.m, 6.a, 6.b, and 7.e)	RIADHT69	-60	8.a.
b. Change in net unrealized holding gains (losses) on equity securities not held for trading[4]	RIADHT70	-5	8.b.
c. Income (loss) before applicable income taxes and discontinued operations (sum of items 8.a and 8.b)	RIAD4301	-65	8.c.
9. Applicable income taxes (on item 8.c)	RIAD4302	0	9.
10. Income (loss) before discontinued operations (item 8.c minus item 9)	RIAD4300	-65	10.
11. Discontinued operations, net of applicable income taxes*	RIADFT28	0	11.
12. Net income (loss) attributable to bank and noncontrolling (minority) interests (sum of items 10 and 11)	RIADG104	-65	12.
13. LESS: Net income (loss) attributable to noncontrolling (minority) interests (if net income, report as a positive value; if net loss, report as a negative value)	RIADG103	0	13.
14. Net income (loss) attributable to bank (item 12 minus item 13)	RIAD4340	-65	14.
1. Not applicable			M.1.
2. Not applicable			M.2.
3. Income on tax-exempt loans and leases to states and political subdivisions in the U.S. (included in Schedule RI, items 1.a and 1.b)	RIAD4313	0	M.3.
4. Income on tax-exempt securities issued by states and political subdivisions in the U.S. (included in Schedule RI, item 1.d. (3))	RIAD4507	0	M.4.
5. Number of full-time equivalent employees at end of current period (round to nearest whole number)	RIAD4150	4	M.5.
Memorandum item 6 is to be completed by:
* banks with $300 million or more in total assets, and
* banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, Part I, item 3) exceeding 5 percent of total loans	RIAD4024	NR	M.6.
6. Interest and fee income on loans to finance agricultural production and other loans to farmers (included in Schedule RI, item 1.a.(5))[1]
7. If the reporting institution has applied pushdown accounting this calendar year, report the date of the institution’s acquisition (see instructions)[2]	RIAD9106	0	M.7.

3.	Includes underwriting income from insurance and reinsurance activities.
3.	Exclude net gains (losses) on sales of trading assets and held-to-maturity and available-for-sale debt securities.
*.	Describe on Schedule RI-E-Explanations.
*.	Describe on Schedule RI-E-Explanations.
4.

Item 8.b is to be completed by all institutions. See the instructions for this item and the Glossary entry for “Securities Activities” for further detail on accounting for investments in equity securities.

*.	Describe on Schedule RI-E - Explanations.
1.	The $300 million asset-size test and the 5 percent of total loans test are based on the total assets and total loans reported in the June 30, 2018, Report of Condition.
2.	Report the date in YYYYMMDD format. For example, a bank acquired on March 1, 2022, would report 20220301.

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION	FFIEC 051
RSSD-ID 615776	Report Date 9/30/2022
Last Updated on 10/17/2022	9

Dollar amounts in thousands
8. Not applicable			M.8.
9. Not applicable			M.9.
10. Not applicable			M.10.
11. Does the reporting bank have a Subchapter S election in effect for federal income tax purposes for the current tax year?	RIADA530	No	M.11.
Memorandum item 12 is to be completed by banks that are required to complete Schedule RC-C, Part I, Memorandum items 8.b and 8.c, and is to be completed annually in the December report only.	RIADF228	NR	M.12.
12. Noncash income from negative amortization on closed-end loans secured by 1-4 family residential properties (included in Schedule RI, item 1.a.(1)(a))
13. Not applicable			M.13.
Memorandum item 14 is to be completed semiannually in the June and December reports only.
14. Other-than-temporary impairment losses on held-to-maturity and available-for-sale debt securities recognized in earnings (included in Schedule RI, items 6.a and 6.b)[3]	RIADJ321	NR	M.14.
Memorandum item 15 is to be completed annually in the December report only by institutions with $1 billion or more in total assets1 that answered “Yes” to Schedule RC-E, Memorandum item 5.			M.15.
15. Components of service charges on deposit accounts (sum of Memorandum items 15.a through 15.d must equal Schedule RI, item 5.b):

a. Consumer overdraft-related service charges levied on those transaction account and nontransaction savings account deposit products intended primarily for individuals for personal, household, or family use

	RIADH032	NR	M.15.a.

b. Consumer account periodic maintenance charges levied on those transaction account and nontransaction savings account deposit products intended primarily for individuals for personal, household, or family use

	RIADH033	NR	M.15.b.

c. Consumer customer automated teller machine (ATM) fees levied on those transaction account and nontransaction savings account deposit products intended primarily for individuals for personal, household, or family use

	RIADH034	NR	M.15.c.
d. All other service charges on deposit accounts	RIADH035	NR	M.15.d.

Schedule RI-A - Changes in Bank Equity Capital (Form Type - 051)

Dollar amounts in thousands
1. Total bank equity capital most recently reported for the December 31, 2021, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	RIAD3217	4,983	1.
2. Cumulative effect of changes in accounting principles and corrections of material accounting errors*	RIADB507	0	2.
3. Balance end of previous calendar year as restated (sum of items 1 and 2)	RIADB508	4,983	3.
4. Net income (loss) attributable to bank (must equal Schedule RI, item 14)	RIAD4340	-65	4.
5. Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions)	RIADB509	0	5.
6. Treasury stock transactions, net	RIADB510	0	6.
7. Changes incident to business combinations, net	RIAD4356	0	7.
8. LESS: Cash dividends declared on preferred stock	RIAD4470	0	8.
9. LESS: Cash dividends declared on common stock	RIAD4460	0	9.
10. Other comprehensive income[1]	RIADB511	-124	10.
11. Other transactions with stockholders (including a parent holding company) (not included in items 5, 6, 8, or 9 above) *	RIAD4415	0	11.
12. Total bank equity capital end of current period (sum of items 3 through 11) (must equal Schedule RC, item 27.a)	RIAD3210	4,794	12.

3.	Memorandum item 14 is to be completed only by institutions that have not adopted ASU 2016-13.
*.	Describe on Schedule RI-E - Explanations.
1.

Includes, but is not limited to, changes in net unrealized holding gains (losses) on available-for-sale debt securities, changes in accumulated net gains (losses) on cash flow hedges, and pension and other postretirement plan-related changes other than net periodic benefit cost.

*.	Describe on Schedule RI-E - Explanations.

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION	FFIEC 051
RSSD-ID 615776	Report Date 9/30/2022
Last Updated on 10/17/2022	10

Schedule RI-B Part I - Charge-offs and Recoveries on Loans and Leases (Form Type - 051)

Part I includes charge-offs and recoveries through the allocated transfer risk reserve.

Dollar amounts in thousands	(Column A) Charge-offs Calendar year-to-date		(Column B) Recoveries Calendar year-to-date
1. Loans secured by real estate:					1.
a. Construction, land development, and other land loans:					1.a.
1. 1-4 family residential construction loans	RIADC891	0	RIADC892	0	1.a.1.
2. Other construction loans and all land development and other land loans	RIADC893	0	RIADC894	0	1.a.2.
b. Secured by farmland	RIAD3584	0	RIAD3585	0	1.b.
c. Secured by 1-4 family residential properties:					1.c.
1. Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	RIAD5411	0	RIAD5412	0	1.c.1.
2. Closed-end loans secured by 1-4 family residential properties:					1.c.2.
a. Secured by first liens	RIADC234	0	RIADC217	0	1.c.2.a.
b. Secured by junior liens	RIADC235	0	RIADC218	0	1.c.2.b.
d. Secured by multifamily (5 or more) residential properties	RIAD3588	0	RIAD3589	0	1.d.
e. Secured by nonfarm nonresidential properties:					1.e.
1. Loans secured by owner-occupied nonfarm nonresidential properties	RIADC895	0	RIADC896	0	1.e.1.
2. Loans secured by other nonfarm nonresidential properties	RIADC897	0	RIADC898	0	1.e.2.
2. Not applicable					2.
3. Not applicable					3.
4. Commercial and industrial loans	RIAD4638	0	RIAD4608	0	4.
5. Loans to individuals for household, family, and other personal expenditures:					5.
a. Credit cards	RIADB514	0	RIADB515	0	5.a.
b. Automobile loans	RIADK129	0	RIADK133	0	5.b.
c. Other (includes revolving credit plans other than credit cards and other consumer loans)	RIADK205	0	RIADK206	0	5.c.
6. Not applicable					6.
7. All other loans[2]	RIAD4644	0	RIAD4628	0	7.
8. Lease financing receivables	RIAD4266	0	RIAD4267	0	8.
9. Total (sum of items 1 through 8)	RIAD4635	0	RIAD4605	0	9.
1. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RI-B, Part I, items 4 and 7, above	RIAD5409	0	RIAD5410	0	M.1.
2. Not applicable					M.2.
Memorandum item 3 are to be completed by:
* banks with $300 million or more in total assets, and
* banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, Part I, item 3) exceeding 5 percent of total loans	RIAD4655	NR	RIAD4665	NR	M.3.
3. Loans to finance agricultural production and other loans to farmers (included in Schedule RI-B, Part I, item 7, above)[2]

2.

Includes charge-offs and recoveries on “Loans to depository institutions and acceptances of other banks,” “Loans to finance agricultural production and other loans to farmers,” “Obligations (other than securities and leases) of states and political subdivisions in the U.S.,” and “Loans to nondepository financial institutions and other loans.”

2.	The $300 million asset-size test and the 5 percent of total loans test are based on the total assets and total loans reported on the June 30, 2018, Report of Condition.

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION	FFIEC 051
RSSD-ID 615776	Report Date 9/30/2022
Last Updated on 10/17/2022	15

Schedule RC - Balance Sheet(Form Type - 051)

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands
1. Cash and balances due from depository institutions:			1.
a. Noninterest-bearing balances and currency and coin[1]	RCON0081	430	1.a.
b. Interest-bearing balances[2]	RCON0071	344	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)[3]	RCONJJ34	0	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)	RCON1773	2,268	2.b.
c. Equity securities with readily determinable fair values not held for trading[4]	RCONJA22	8	2.c.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold	RCONB987	0	3.a.
b. Securities purchased under agreements to resell[5]	RCONB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCON5369	0	4.a.
b. Loans and leases held for investment	RCONB528	22,892	4.b.
c. LESS: Allowance for loan and lease losses[7]	RCON3123	41	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)	RCONB529	22,851	4.d.
5. Trading assets	RCON3545	0	5.
6. Premises and fixed assets (including capitalized leases)	RCON2145	220	6.
7. Other real estate owned (from Schedule RC-M)	RCON2150	0	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	0	8.
9. Direct and indirect investments in real estate ventures	RCON3656	0	9.
10. Intangible assets (from Schedule RC-M)	RCON2143	0	10.
11. Other assets (from Schedule RC-F)[6]	RCON2160	361	11.
12. Total assets (sum of items 1 through 11)	RCON2170	26,482	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	20,631	13.a.
1. Noninterest-bearing[8]	RCON6631	0	13.a.1.
2. Interest-bearing	RCON6636	20,631	13.a.2.
b. Not applicable			13.b.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased[9]	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase[10]	RCONB995	0	14.b.
15. Trading liabilities	RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	1,000	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures[11]	RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCON2930	57	20.
21. Total liabilities (sum of items 13 through 20)	RCON2948	21,688	21.

1.	Includes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
3.

Institutions that have adopted ASU 2016-13 should report in item 2.a, amounts net of any applicable allowance for credit losses, and should equal to Schedule RC-B, item 8, column A less Schedule RI-B, Part II, item 7, column B.

4.

Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for “Securities Activities” for further detail on accounting for investments in equity securities.

5.	Includes all securities resale agreements, regardless of maturity.
7.	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
6.	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
8.	Includes noninterest-bearing demand, time, and savings deposits.
9.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
10.	Includes all securities repurchase agreements, regardless of maturity.
11.	Includes limited-life preferred stock and related surplus.

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION	FFIEC 051
RSSD-ID 615776	Report Date 9/30/2022
Last Updated on 10/17/2022	16

Dollar amounts in thousands
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCON3838	0	23.
24. Common stock	RCON3230	0	24.
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	0	25.
26. Not available			26.
a. Retained earnings	RCON3632	4,865	26.a.
b. Accumulated other comprehensive income[1]	RCONB530	-71	26.b.
c. Other equity capital components[2]	RCONA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	4,794	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	4,794	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	26,482	29.
To be reported with the March Report of Condition.

1a = An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution.

1b = An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution.

2a = An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately).

2b = An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately).

3 = This number is not to be used.	RCON6724	NR	M.1.
4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)
5 = Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority)
6 = Review of the bank’s financial statements by external auditors
7 = Compilation of the bank’s financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2021

To be reported with the March Report of Condition.	RCON8678	NR	M.2.
2. Bank’s fiscal year-end date (report the date in MMDD format)

1.

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.

2.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION	FFIEC 051
RSSD-ID 615776	Report Date 9/30/2022
Last Updated on 10/17/2022	19

Schedule RC-C Part I - Loans and Leases(Form Type - 051)

Do not deduct the allowance for loan and lease losses or the allocated transfer risk reserve from amounts reported in this schedule. Report (1) loans and leases held for sale at the lower of cost or fair value, (2) loans and leases held for investment, net of unearned income, and (3) loans and leases accounted for at fair value under a fair value option. Exclude assets held for trading and commercial paper.

Dollar amounts in thousands
1. Loans secured by real estate:			1.
a. Construction, land development, and other land loans:			1.a.
1. 1-4 family residential construction loans	RCONF158	0	1.a.1.
2. Other construction loans and all land development and other land loans	RCONF159	28	1.a.2.
b. Secured by farmland (including farm residential and other improvements)	RCON1420	73	1.b.
c. Secured by 1-4 family residential properties:			1.c.
1. Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit.	RCON1797	0	1.c.1.
2. Closed-end loans secured by 1-4 family residential properties:			1.c.2.
a. Secured by first liens	RCON5367	22,216	1.c.2.a.
b. Secured by junior liens	RCON5368	0	1.c.2.b.
d. Secured by multifamily (5 or more) residential properties	RCON1460	0	1.d.
e. Secured by nonfarm nonresidential properties:			1.e.
1. Loans secured by owner-occupied nonfarm nonresidential properties	RCONF160	389	1.e.1.
2. Loans secured by other nonfarm nonresidential properties	RCONF161	0	1.e.2.
2. Loans to depository institutions and acceptances of other banks	RCON1288	0	2.
3. Loans to finance agricultural production and other loans to farmers	RCON1590	0	3.
4. Commercial and industrial loans	RCON1766	0	4.
5. Not applicable			5.
6. Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper):			6.
a. Credit cards	RCONB538	0	6.a.
b. Other revolving credit plans	RCONB539	0	6.b.
c. Automobile loans	RCONK137	0	6.c.
d. Other consumer loans (includes single payment and installment, loans other than automobile loans, and all student loans)	RCONK207	186	6.d.
7. Not applicable			7.
8. Obligations (other than securities and leases) of states and political subdivisions in the U.S	RCON2107	0	8.
9. Loans to nondepository financial institutions and other loans:			9.
a. Loans to nondepository financial institutions	RCONJ454	0	9.a.
b. Other loans	RCONJ464	0	9.b.
10. Lease financing receivables (net of unearned income)	RCON2165	0	10.
11. LESS: Any unearned income on loans reflected in items 1-9 above	RCON2123	0	11.
12. Total loans and leases held for investment and held for sale (sum of items 1 through 10 minus item 11) (must equal Schedule RC, sum of items 4.a and 4.b)	RCON2122	22,892	12.

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION	FFIEC 051
RSSD-ID 615776	Report Date 9/30/2022
Last Updated on 10/17/2022	25

Schedule RC-E - Deposit Liabilities(Form Type - 051)

Dollar amounts in thousands	(Column A) Transaction Accounts Total transaction accounts (including total demand deposits)		(Column B) Transaction Accounts Memo: Total demand deposits (included in column A)		(Column C) Nontransaction Accounts Total nontransaction accounts (including MMDAs)
Deposits of:
1. Individuals, partnerships, and corporations	RCONB549	0			RCONB550	20,152	1.
2. U.S. Government	RCON2202	0			RCON2520	0	2.
3. States and political subdivisions in the U.S	RCON2203	0			RCON2530	479	3.
4. Commercial banks and other depository institutions in the U.S	RCONB551	0			RCONB552	0	4.
5. Banks in foreign countries	RCON2213	0			RCON2236	0	5.
6. Foreign governments and official institutions (including foreign central banks)	RCON2216	0			RCON2377	0	6.
7. Total (sum of items 1 through 6) (sum of columns A and C must equal Schedule RC, item 13.a)	RCON2215	0	RCON2210	0	RCON2385	20,631	7.

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION	FFIEC 051
RSSD-ID 615776	Report Date 9/30/2022
Last Updated on 10/17/2022	26

Dollar amounts in thousands
1. Selected components of total deposits (i.e., sum of item 7, columns A and C):			M.1.
Memorandum item 1.a is to be completed semiannually in the June and December reports only.
a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts	RCON6835	NR	M.1.a.
b. Total brokered deposits	RCON2365	0	M.1.b.
c. Brokered deposits of $250,000 or less (fully insured brokered deposits)[2]	RCONHK05	0	M.1.c.
d. Maturity data for brokered deposits:			M.1.d.
1. Brokered deposits of $250,000 or less with a remaining maturity of one year or less (included in Memorandum item 1.c above)	RCONHK06	0	M.1.d.1.
2. Not applicable			M.1.d.2.
3. Brokered deposits of more than $250,000 with a remaining maturity of one year or less (included in Memorandum item 1.b above)	RCONK220	0	M.1.d.3.

e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collateralized as required under state law) (to be completed for the December report only).

	RCON5590	NR	M.1.e.
f. Estimated amount of deposits obtained through the use of deposit listing services that are not brokered deposits	RCONK223	0	M.1.f.
g. Total reciprocal deposits (as of the report date)	RCONJH83	0	M.1.g.
Memorandum items 1.h.(1) through 1.h.(4) and 1.i. are to be completed semiannually in the June and December reports only.			M.1.h.
h. Sweep deposits:
1. Fully insured, affiliate sweep deposits	RCONMT87	NR	M.1.h.1.
2. Not fully insured, affiliate sweep deposits	RCONMT89	NR	M.1.h.2.
3. Fully insured, non-affiliate sweep deposits	RCONMT91	NR	M.1.h.3.
4. Not fully insured, non-affiliate sweep deposits	RCONMT93	NR	M.1.h.4.
i. Total sweep deposits that are not brokered deposits	RCONMT95	NR	M.1.i.
2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.d must equal item 7, column C above):			M.2.
a. Savings deposits:			M.2.a.
1. Money market deposit accounts (MMDAs)	RCON6810	10,054	M.2.a.1.
2. Other savings deposits (excludes MMDAs)	RCON0352	1,656	M.2.a.2.
b. Total time deposits of less than $100,000	RCON6648	3,294	M.2.b.
c. Total time deposits of $100,000 through $250,000	RCONJ473	4,553	M.2.c.
d. Total time deposits of more than $250,000	RCONJ474	1,074	M.2.d.
e. Individual Retirement Accounts (IRAs) and Keogh Plan accounts of $100,000 or more included in Memorandum items 2.c and 2.d above	RCONF233	0	M.2.e.
3. Maturity and repricing data for time deposits of $250,000 or less:			M.3.
a. Time deposits of $250,000 or less with a remaining maturity or next repricing date of:			M.3.a.
1. Three months or less	RCONHK07	1,505	M.3.a.1.
2. Over three months through 12 months	RCONHK08	1,967	M.3.a.2.
3. Over one year through three years	RCONHK09	3,193	M.3.a.3.
4. Over three years	RCONHK10	1,182	M.3.a.4.
b. Time deposits of $250,000 or less with a REMAINING MATURITY of one year or less (included in Memorandum 3 items 3.a.(1) and 3.a.(2) above	RCONHK11	3,472	M.3.b.
4. Maturity and repricing data for time deposits of more than $250,000:			M.4.
a. Time deposits of more than $250,000 with a remaining maturity or next repricing date of:			M.4.a.
1. Three months or less	RCONHK12	0	M.4.a.1.
2. Over three months through 12 months	RCONHK13	0	M.4.a.2.
3. Over one year through three years	RCONHK14	1,074	M.4.a.3.
4. Over three years	RCONHK15	0	M.4.a.4.
b. Time deposits of more than $250,000 with a REMAINING MATURITY of one year or less (included in Memorandum items 4.a.(1) and 4.a.(2) above)[3]	RCONK222	0	M.4.b.
Memorandum item 5 is to be completed semiannually in the June and December reports only.

5. Does your institution offer one or more consumer deposit account products, i.e., transaction account or nontransaction savings account deposit products intended primarily for individuals for personal, household, or family use?

	RCONP752	NR	M.5.

2.	The dollar amounts used as the basis for reporting in Memorandum items 1.c reflect the deposit insurance limits in effect on the report date.
3.

Report both fixed-and floating-rate time deposits by remaining maturity. Exclude floating-rate time deposits with a next repricing date of one year or less that have a remaining maturity of over one year.

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION	FFIEC 051
RSSD-ID 615776	Report Date 9/30/2022
Last Updated on 10/17/2022	36

Schedule RC-N - Past Due and Nonaccrual Loans Leases and Other Assets(Form Type - 051)

Amounts reported in Schedule RC-N, items 1 through 8, include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in items 10 and 11 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8

Dollar amounts in thousands	(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
1. Loans secured by real estate:							1.
a. Construction, land development, and other land loans:							1.a.
1. 1-4 family residential construction loans	RCONF172	0	RCONF174	0	RCONF176	0	1.a.1.
2. Other construction loans and all land development and other land loans	RCONF173	0	RCONF175	0	RCONF177	0	1.a.2.
b. Secured by farmland	RCON3493	0	RCON3494	0	RCON3495	0	1.b.
c. Secured by 1-4 family residential properties:							1.c.
1. Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	RCON5398	0	RCON5399	0	RCON5400	0	1.c.1.
2. Closed-end loans secured by 1-4 family residential properties:							1.c.2.
a. Secured by first liens	RCONC236	750	RCONC237	0	RCONC229	132	1.c.2.a.
b. Secured by junior liens	RCONC238	0	RCONC239	0	RCONC230	0	1.c.2.b.
d. Secured by multifamily (5 or more) residential properties	RCON3499	0	RCON3500	0	RCON3501	0	1.d.
e. Secured by nonfarm nonresidential properties:							1.e.
1. Loans secured by owner-occupied nonfarm nonresidential properties	RCONF178	0	RCONF180	0	RCONF182	0	1.e.1.
2. Loans secured by other nonfarm nonresidential properties	RCONF179	0	RCONF181	0	RCONF183	0	1.e.2.
2. Loans to depository institutions and acceptances of other banks	RCONB834	0	RCONB835	0	RCONB836	0	2.
3. Not applicable							3.
4. Commercial and industrial loans	RCON1606	0	RCON1607	0	RCON1608	0	4.
5. Loans to individuals for household, family, and other personal expenditures:							5.
a. Credit cards	RCONB575	0	RCONB576	0	RCONB577	0	5.a.
b. Automobile loans	RCONK213	0	RCONK214	0	RCONK215	0	5.b.
c. Other (includes revolving credit plans other than credit cards and other consumer loans)	RCONK216	0	RCONK217	0	RCONK218	0	5.c.
6. Not applicable							6.
7. All other loans[1]	RCON5459	0	RCON5460	0	RCON5461	0	7.
8. Lease financing receivables	RCON1226	0	RCON1227	0	RCON1228	0	8.
9. Total loans and leases (sum of items 1 through 8)	RCON1406	750	RCON1407	0	RCON1403	132	9.
10. Debt securities and other assets (exclude other real estate owned and other repossessed assets)	RCON3505	0	RCON3506	0	RCON3507	0	10.
11. Loans and leases reported in items 1 through 8 above that are wholly or partially guaranteed by the U.S. Government, excluding loans and leases covered by loss-sharing agreements with the FDIC	RCONK036	0	RCONK037	0	RCONK038	0	11.
a. Guaranteed portion of loans and leases included in item 11 above, excluding rebooked “GNMA loans”	RCONK039	0	RCONK040	0	RCONK041	0	11.a.
b. Rebooked “GNMA loans” that have been repurchased or are eligible for repurchase included in item 11 above	RCONK042	0	RCONK043	0	RCONK044	0	11.b.
Memorandum items 1.a.(1) through 1.f.(5) are to be completed semiannually in the June and December reports only. Memorandum item 1.g is to be completed quarterly.
1. Loans restructured in troubled debt restructurings included in Schedule RC-N, items 1 through 7, above (and not reported in Schedule RC-C, Part 1, Memorandum item 1):							M.1.
a. Construction, land development, and other land loans:							M.1.a.
1. 1-4 family residential construction loans	RCONK105	NR	RCONK106	NR	RCONK107	NR	M.1.a.1.
2. Other construction loans and all land development and other land loans	RCONK108	NR	RCONK109	NR	RCONK110	NR	M.1.a.2.
b. Loans secured by 1-4 family residential properties	RCONF661	NR	RCONF662	NR	RCONF663	NR	M.1.b.
c. Secured by multifamily (5 or more) residential properties	RCONK111	NR	RCONK112	NR	RCONK113	NR	M.1.c.

1.

Includes past due and nonaccrual “Loans to finance agricultural productions and other loans to farmers,” “Obligations (other than securities and leases) of states and political subdivisions in the U.S.,” and “Loans to nondepository financial institutions and other loans.”

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION	FFIEC 051
RSSD-ID 615776	Report Date 9/30/2022
Last Updated on 10/17/2022	41

Schedule RC-R Part I - Regulatory Capital Components and Ratios(Form Type - 051)

Part I is to be completed on a consolidated basis.

Dollar amounts in thousands
1. Common stock plus related surplus, net of treasury stock and unearned employee stock ownership plan (ESOP) shares	RCOAP742	0	1.
2. Retained earnings[1]	RCOAKW00	4,865	2.
To be completed only by institutions that have adopted ASU 2016-13:

a. Does your institution have a CECL transition election in effect as of the quarter-end report date? (enter “0” for No; enter “1” for Yes with a 3-year CECL transition election; enter “2” for Yes with a 5-year 2020 CECL transition election.)

	RCOAJJ29	NR	2.a.
3. Accumulated other comprehensive income (AOCI)	RCOAB530	-71	3.
a. AOCI opt-out election (enter “1” for Yes; enter “0” for No.)	RCOAP838	1	3.a.
4. Common equity tier 1 minority interest includable in common equity tier 1 capital	RCOAP839	0	4.
5. Common equity tier 1 capital before adjustments and deductions (sum of items 1 through 4)	RCOAP840	4,794	5.
6. LESS: Goodwill net of associated deferred tax liabilities (DTLs)	RCOAP841	0	6.
7. LESS: Intangible assets (other than goodwill and mortgage servicing assets (MSAs)), net of associated DTLs	RCOAP842	0	7.
8. LESS: Deferred tax assets (DTAs) that arise from net operating loss and tax credit carryforwards, net of any related valuation allowances and net of DTLs	RCOAP843	0	8.
9. AOCI-related adjustments (if entered “1” for Yes in item 3.a, complete only items 9.a through 9.e; if entered “0” for No in item 3.a, complete only item 9.f):			9.
a. LESS: Net unrealized gains (losses) on available-for-sale debt securities (if a gain, report as a positive value; if a loss, report as a negative value)	RCOAP844	-71	9.a.
b. Not applicable.			9.b.
c. LESS: Accumulated net gains (losses) on cash flow hedges (if a gain, report as a positive value; if a loss, report as a negative value)	RCOAP846	0	9.c.
d. LESS: Amounts recorded in AOCI attributed to defined benefit postretirement plans resulting from the initial and subsequent application of the relevant GAAP standards that pertain to such plans (if a gain, report as a positive value; if a loss, report as a negative value)	RCOAP847	0	9.d.
e. LESS: Net unrealized gains (losses) on held-to-maturity securities that are included in AOCI (if a gain, report as a positive value; if a loss, report as a negative value)	RCOAP848	0	9.e.

f. LESS: Accumulated net gain (loss) on cash flow hedges included in AOCI, net of applicable income taxes, that relate to the hedging of items that are not recognized at fair value on the balance sheet (if a gain, report as a positive value; if a loss, report as a negative value) (To be completed only by institutions that entered “0” for No in item 3.a)

	RCOAP849	NR	9.f.
10. Other deductions from (additions to) common equity tier 1 capital before threshold-based deductions:			10.
a. LESS: Unrealized net gain (loss) related to changes in the fair value of liabilities that are due to changes in own credit risk (if a gain, report as a positive value; if a loss, report as a negative value)	RCOAQ258	0	10.a.
b. LESS: All other deductions from (additions to) common equity tier 1 capital before threshold-based deductions.	RCOAP850	0	10.b.
11. Not applicable			11.
12. Subtotal (item 5 minus items 6 through 10.b)	RCOAP852	4,865	12.
13. LESS: Investments in the capital of unconsolidated financial institutions, net of associated DTLs, that exceed 25 percent of item 12	RCOALB58	0	13.
14. LESS: MSAs, net of associated DTLs, that exceed 25 percent of item 12	RCOALB59	0	14.
15. LESS: DTAs arising from temporary differences that could not be realized through net operating loss carrybacks, net of related valuation allowances and net of DTLs, that exceed 25 percent of 12	RCOALB60	0	15.
16. Not applicable			16.
17. LESS: Deductions applied to common equity tier 1 capital due to insufficient amounts of additional tier 1 capital and tier 2 capital to cover deductions[1]	RCOAP857	0	17.
18. Total adjustments and deductions for common equity tier 1 capital (sum of items 13 through 17)	RCOAP858	0	18.
19. Common equity tier 1 capital (item 12 minus item 18)	RCOAP859	4,865	19.
20. Additional tier 1 capital instruments plus related surplus	RCOAP860	0	20.
21. Non-qualifying capital instruments subject to phase out from additional tier 1 capital	RCOAP861	0	21.
22. Tier 1 minority interest not included in common equity tier 1 capital	RCOAP862	0	22.
23. Additional tier 1 capital before deductions (sum of items 20, 21, and 22)	RCOAP863	0	23.
24. LESS: Additional tier 1 capital deductions	RCOAP864	0	24.
25. Additional tier 1 capital (greater of item 23 minus item 24, or zero)	RCOAP865	0	25.
26. Tier 1 capital (sum of items 19 and 25)	RCOA8274	4,865	26.

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION	FFIEC 051
RSSD-ID 615776	Report Date 9/30/2022
Last Updated on 10/17/2022	42

Dollar amounts in thousands
27. Average total consolidated assets[2]	RCOAKW03	26,942	27.
28. LESS: Deductions from common equity tier 1 capital and additional tier 1 capital (sum of items 6, 7, 8, 10.b, 13 through 15, 17, and certain elements of item 24 - see instructions)	RCOAP875	0	28.
29. LESS: Other deductions from (additions to) assets for leverage ratio purposes	RCOAB596	0	29.
30. Total assets for the leverage ratio (item 27 minus items 28 and 29)	RCOAA224	26,942	30.
31. Leverage ratio (item 26 divided by 30)	RCOA7204	18.0573%	31.
a. Does your institution have a community bank leverage ratio (CBLR) framework election in effect as of the quarter-end report date? (enter “1” for Yes; enter “0” for No)	RCOALE74	1	31.a.
Item 31.b is to be completed only by non-advanced approaches institutions that elect to use the Standardized Approach for Counterparty Credit Risk (SA-CCR) for purposes of the standardized approach.
b. Standardized Approach for Counterparty Credit Risk opt-in election (enter “1” for Yes; leave blank for No.)[1]	RCOANC99	NR	31.b.

Dollar amounts in thousands	(Column A) Amount		(Column B) Percentage
32. Total assets (Schedule RC, item 12); (must be less than $10 billion)	RCOA2170	26,482			32.
33. Trading assets and trading liabilities (Schedule RC, sum of items 5 and 15). Report as a dollar amount in Column A and as a percentage of total assets (5% limit) in Column B	RCOAKX77	0	RCOAKX78	0%	33.
34. Off-balance sheet exposures:					34.
a. Unused portion of conditionally cancellable commitments	RCOAKX79	0			34.a.
b. Securities lent and borrowed (Schedule RC-L, sum of items 6.a and 6.b)	RCOAKX80	0			34.b.
c. Other off-balance sheet exposures	RCOAKX81	0			34.c.
d. Total off-balance sheet exposures (sum of items 34.a through 34.c). Report as a dollar amount in Column A and as a percentage of total assets (25% limit) in Column B	RCOAKX82	0	RCOAKX83	0%	34.d.

Dollar amounts in thousands
35. Unconditionally cancellable commitments			RCOAS540	0	35.
36. Investments in the tier 2 capital of unconsolidated financial institutions			RCOALB61	0	36.
37. Allocated transfer risk reserve			RCOA3128	0	37.
38. Amount of allowances for credit losses on purchased credit-deteriorated assets:[1]					38.
a. Loans and leases held for investment			RCOAJJ30	NR	38.a.
b. Held-to-maturity debt securities			RCOAJJ31	NR	38.b.
c. Other financial assets measured at amortized cost			RCOAJJ32	NR	38.c.

Dollar amounts in thousands
39. Tier 2 capital instruments plus related surplus			RCOAP866	NR	39.
40. Non-qualifying capital instruments subject to phase out from tier 2 capital			RCOAP867	NR	40.
41. Total capital minority interest that is not included in tier 1 capital			RCOAP868	NR	41.
42. Allowance for loan and lease losses includable in tier 2 capital[1]			RCOA5310	NR	42.
43. Not applicable.					43.
44. Tier 2 capital before deductions (sum of items 39 through 42)			RCOAP870	NR	44.
45. LESS: Tier 2 capital deductions			RCOAP872	NR	45.
46. Tier 2 capital (greater of item 44 minus item 45, or zero)			RCOA5311	NR	46.
47. Total capital (sum of items 26 and 46)			RCOA3792	NR	47.
48. Total risk-weighted assets (from Schedule RC-R, Part II, item 31)			RCOAA223	NR	48.

1.

Institutions that have adopted ASU 2016-13 and have elected to apply the 3-year or the 5-year 2020 CECL transition provision should include the applicable portion of the CECL transitional amount or the modified CECL transitional amount, respectively, in this item.

1.

An institution that has a CBLR framework election in effect as of the quarter-end report date is neither required to calculate tier 2 capital nor make any deductions that would have been taken from tier 2 capital as of the report date.

Elberton Federal Savings & Loan Association

Balance Sheets

As of December 31, 2021 and 2020	2021	2020
Assets:
Cash and due from banks	$1,941,741	$1,114,912
Interest-bearing deposits with other banks	654,143	1,316,889

Cash and cash equivalents	2,595,884	2,431,801
Securities available for sale	2,720,480	3,263,288
Marketable equity securities	12,589	35,341
Other investments	88,500	206,800
Loans, net	22,454,128	20,717,618
Premises and equipment, net	235,579	244,125
Accrued interest receivable and other assets	217,891	111,643

Total assets	$28,325,051	$27,010,616

Liabilities:
Deposits	$21,307,601	$17,931,905
Federal Home Loan Bank advances	2,000,000	3,850,000
Accrued interest payable and other liabilities	34,486	51,301

Total liabilities	23,342,087	21,833,206

Capital:
Retained earnings	4,930,399	5,075,064
Accumulated other comprehensive income	52,565	102,346

Total capital	4,982,964	5,177,410

Total liabilities and capital	$28,325,051	$27,010,616

See accompanying notes to financial statements.

Elberton Federal Savings & Loan Association

Statements of Operations

Years Ended December 31, 2021 and 2020	2021	2020
Interest and dividend income:
Interest and fees on loans	$845,583	$828,138
Interest on securities available for sale	73,489	89,723
Interest and dividends on other investments	37,178	23,438

Total interest and dividend income	956,250	941,299

Interest expense:
Interest expense - deposits	121,030	115,967
Interest expense - borrowings	53,371	62,570

Total interest expense	174,401	178,537

Net interest income	781,849	762,762
Provision for loan losses	—	—

Net interest income after provision for loan losses	781,849	762,762

Other income:
Gain on sales of securities available for sale	—	30,138
Other income	2,603	625

Total other income	2,603	30,763

Other expenses:
Salaries and employee benefits	395,986	384,258
Occupancy and equipment	89,516	97,178
Professional fees and expenses	188,979	53,788
Directors’ fees	78,127	78,752
Change in fair value of equity securities	22,752	10,163
Other	153,757	146,907

Total other expenses	929,117	771,046

Net (loss) earnings	$(144,665)	$22,479

See accompanying notes to financial statements.

Elberton Federal Savings & Loan Association

Statements of Comprehensive (Loss) Income

Years Ended December 31, 2021 and 2020	2021	2020
Net (loss) earnings	$(144,665)	$22,479

Other comprehensive (loss) income:
Unrealized (loss) gain on securities	(67,037)	109,103
Reclassification adjustment for gains realized in net earnings	—	(30,138)

Net unrealized (loss) gain on securities	(67,037)	78,965

Other comprehensive (loss) income before tax effect	(67,037)	78,965
Tax effect of other comprehensive (loss) income items	17,256	(20,325)

Other comprehensive (loss) income, net of tax	(49,781)	58,640

Total comprehensive (loss) income	$(194,446)	$81,119

See accompanying notes to financial statements.

Elberton Federal Savings & Loan Association

Statements of Changes in Capital

		Accumulated
		Other
	Retained	Comprehensive
	Earnings	Income	Total
Balances at January 1, 2020	$5,052,585	$43,706	$5,096,291
Net earnings	22,479	—	22,479
Other comprehensive income	—	58,640	58,640

Balances at December 31, 2020	5,075,064	102,346	5,177,410
Net loss	(144,665)	—	(144,665)
Other comprehensive loss	—	(49,781)	(49,781)

Balances at December 31, 2021	$4,930,399	$52,565	$4,982,964

See accompanying notes to financial statements.

Elberton Federal Savings & Loan Association

Statements of Cash Flows

Years Ended December 31, 2021 and 2020	2021	2020
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net (loss) earnings	$(144,665)	$22,479
Adjustments to reconcile net (loss) earnings to net cash (used in) provided by operating activities:
Gain on sale of securities available for sale	—	(30,138)
Provision for depreciation and amortization	31,432	31,580
Change in fair value of equity securities	22,752	10,163
Changes in operating assets and liabilities:
Accrued interest receivable and other assets	(106,248)	13,621
Accrued interest payable and other liabilities	441	(4,274)

Net cash (used in) provided by operating activities	(196,288)	43,431

Cash flows from investing activities:
Purchases of securities available for sale	—	(500,000)
Proceeds from sales of securities available for sale	—	566,996
Proceeds from calls, paydowns and maturities of securities available for sale	465,413	586,198
Purchases of other investments	—	(500)
Sales of other investments	118,300	—
Net increase in loans	(1,736,510)	(1,282,337)
Purchases of premises and equipment	(12,528)	(7,638)

Net cash used in investing activities	(1,165,325)	(637,281)

Cash flows from financing activities:
Net increase (decrease) in deposits	3,375,696	2,605,809
Repayment of Federal Home Loan Bank advances	(1,850,000)	—

Net cash provided by financing activities	1,525,696	2,605,809

Net increase (decrease) in cash and cash equivalents	164,083	2,011,959
Cash and cash equivalents at beginning of year	2,431,801	419,842

Cash and cash equivalents at end of year	$2,595,884	$2,431,801

Supplemental cash flow information:
Cash paid during the year for:
Interest	$173,834	$177,803

See accompanying notes to financial statements.

EXHIBIT I-3

Elberton Federal Savings & Loan Association

Summary Regulatory Financial Highlights

Exhibit I-3

Elberton Federal Savings & Loan Association

Summary Regulatory Financial Highlights

(Dollars in Thousands)

End of Period Date	12/31/2018	12/31/2019	12/31/2020	12/31/2021	9/30/2022
Balance Sheet Highlights
Total Assets	23,715	24,292	26,975	28,307	26,482
Asset Growth Rate (%)	1.95	2.43	11.04	4.94	(6.27)
Total Loans & Leases (Incl HFI & HFS)	18,453	19,475	20,759	22,495	22,892
Loan Growth Rate (%)	(1.12)	5.54	6.59	8.36	1.93
Total Loans & Leases/ Assets (%)	77.81	80.17	76.96	79.47	86.44
Total Deposits (Incl Dom & For)	15,517	15,326	17,932	21,308	20,631
Deposit Growth Rate (%)	0.76	(1.23)	17.00	18.83	(2.03)
Loans/ Deposits (%)	118.92	127.07	115.77	105.57	110.96
Memo: Full-time Employees	5	4	4	4	4
Performance Measures
Net Income	(16)	60	22	(144)	(188)
ROAA (%)	(0.07)	0.25	0.09	(0.51)	(0.68)
ROAE (%)	(0.33)	1.20	0.43	(2.81)	(3.83)
Interest Income/ Avg Assets (%)	3.89	4.06	3.64	3.40	3.38
Interest Expense/ Average Assets (%)	0.49	0.62	0.69	0.62	0.53
Net Interest Income/ Avg Assets (%)	3.40	3.43	2.94	2.78	2.85
Noninterest Income/ Average Assets (%)	0.01	0.00	0.00	0.01	0.00
Noninterest Expense/ Avg Assets (%)	3.47	3.40	2.93	3.22	3.51
Net Interest Margin (%)	3.51	3.52	3.18	3.06	3.11
Yield/ Cost Spread (%)	3.40	3.37	2.95	2.91	2.86
Efficiency Ratio (FTE) (%)	101.98	98.79	99.48	115.39	123.11
Capitalization
GRB: Total Equity Capital	4,919	5,096	5,177	4,983	4,794
Tangible Equity	4,919	5,096	5,177	4,983	4,794
Tangible Common Equity	4,919	5,096	5,177	4,983	4,794
Tier 1 Capital	4,992	5,068	5,075	4,930	4,865
B3 or GRB: Tier 1 Common Capital (CET1)	4,992	5,068	5,075	4,930	4,865
Equity/ Assets (%)	20.74	20.98	19.19	17.60	18.10
Tang Equity/ Tang Assets (%)	20.74	20.98	19.19	17.60	18.10
Tang Common Eqty/ Tang Assts (%)	20.74	20.98	19.19	17.60	18.10
Risk Based Capital Ratio (%)	43.23	43.33	NA	NA	NA
Tier 1 Risk-based Ratio (%)	42.88	42.99	NA	NA	NA
B3 or GRB: Tier 1 Common Capital (CET1) RB Ratio (%)	42.88	42.99	NA	NA	NA
Leverage Ratio (%)	21.26	20.73	19.01	17.58	18.06
Common Dividends Declared/ Net Income (%)	0.00	0.00	0.00	0.00	0.00
Commercial RE Loans/ Total Risk-Based Capital (%)	0.12	0.74	0.66	0.60	0.57
Loan Composition (%)
Construction & Land Development Loans/ Loans	0.03	0.20	0.16	0.13	0.12
Tot 1-4 Fam Loans/ Loans	93.14	93.13	95.19	96.69	97.05
Multifamily Loans/ Loans	0.00	0.00	0.00	0.00	0.00
Farm Loans/ Loans	1.40	1.10	0.40	0.34	0.32
CommRE(Nfarm/NRes)/ Loans	4.83	4.01	2.99	1.92	1.70
Foreign RE Lns/ Loans	0.00	0.00	0.00	0.00	0.00
Real Estate Loans/ Loans	99.41	98.44	98.74	99.09	99.19
Total C&I Loans/ Loans	0.00	0.00	0.00	0.00	0.00
Total Cons Lns/ Loans	0.59	1.56	1.26	0.91	0.81
Agricultural Prod/ Loans	0.00	0.00	0.00	0.00	0.00
Other Loans/ Loans	0.00	0.00	0.00	0.00	0.00
Total Leases/ Loans	0.00	0.00	0.00	0.00	0.00
LESS: Unearn Inc/ Loans	0.00	0.00	0.00	0.00	0.00

Exhibit I-3

Elberton Federal Savings & Loan Association

Summary Regulatory Financial Highlights

(Dollars in Thousands)

End of Period Date	12/31/2018	12/31/2019	12/31/2020	12/31/2021	9/30/2022
Deposit Composition (%)
Nonint-bear Dep/ Deposits	0.00	0.00	100.00	0.00	0.00
Transaction Accounts/ Deposits	0.00	0.00	0.00	0.00	0.00
MMDAs+Savings/ Deposits	60.35	58.14	52.55	55.42	56.76
Retail Time Dep/ Deposits	36.42	38.59	39.78	38.13	38.03
Jumbo Time Deposits/ Deposits	3.22	3.26	7.66	6.45	5.21
Foreign Deposits/ Deposits	NA	NA	NA	NA	NA
Asset Quality (%)
Noncurrent Loans/ Loans	0.41	0.00	0.66	2.16	0.58
NPLs/ Loans	0.41	0.00	0.66	2.16	0.58
NPAs/ Assets	0.32	0.00	0.50	1.72	0.50
NPA Excluding Restructured Loans/ Total Assets	0.32	0.00	0.50	1.72	0.50
NPAs/ (Loans+OREO)	0.41	0.00	0.66	2.16	0.58
NPAs+90s/ (Loans+OREO)	0.41	0.00	0.66	2.16	0.58
NPAs + 90 Days PD/ Assets	0.32	0.00	0.50	1.72	0.50
Loan Loss Reserves/ Gross Loans	0.22	0.21	0.20	0.18	0.18
Reserves/ NPAs	54.67	NA	30.15	8.42	31.06
Net Chargeoffs/ Avg Loans	0.00	0.00	0.00	0.00	0.00
Loan Loss Prov/ NCOs	NA	NA	NA	NA	NA
Liquidity (%)
Liquidity Ratio	25.17	22.30	26.24	22.83	14.06
Earning Assets/ IBL	122.35	122.45	659.09	111.04	117.94
Secs (FV)/ Secs (Amt Cost)	97.72	101.54	104.38	102.64	95.98
Pledged Secs/ Securities	0.00	0.00	0.00	0.00	0.00
Brokered Deposits/ Deposits	0.00	0.00	0.00	0.00	0.00
Jumbo Time Deposits/ Domestic Deposits	3.22	3.26	7.66	6.45	5.21
Yields/Cost (%)
Yield on Total Loans and Leases	4.31	4.41	4.25	3.88	3.72
Yield on Loans	4.32	4.41	4.25	3.88	3.72
Yield on RE Loans: 1-4 Family	4.25	4.39	4.26	3.81	3.68
Yield on RE Loans: Oth RE Loans	5.47	5.05	4.32	6.41	7.09
Yield on RE Loans	4.32	4.43	4.26	3.89	3.76
Yield on C&I Loans	NA	NA	NA	NA	NA
Yield on Consumer Loans Excluding Credit Card	2.70	2.76	3.23	3.32	3.06
Yield on Leases	NA	NA	NA	NA	NA
Yield on Bal in Dep Inst	3.57	12.36	1.02	0.75	1.24
Yield on Debt and Equity Securities	2.89	2.97	3.12	3.98	4.39
Yield on Earning Assets	4.02	4.16	3.93	3.74	3.70
Yld on U.S. Treas&Govt Agcy Secs	2.50	2.69	2.30	2.26	2.46
Yield on Mortgage Backed Secs	2.28	2.30	2.32	2.32	2.05
Yield on All Other Secs	4.54	4.58	4.81	6.35	7.03
Yield on Trading Accts	NA	NA	NA	NA	NA
Yield on FFSold&RevRepos	NA	NA	NA	NA	NA
Cost of Int-bearing Deposits	0.45	0.54	0.80	0.68	0.74
Cost of Borrowings	1.55	1.74	1.64	1.68	1.85
Cost of Int-bearing Trans Accts	NA	NA	NA	NA	NA
Cost of Svgs Deps (Incl MMDAs)	0.36	0.41	0.53	0.44	0.36
Cost of Time Deposits > $250K	0.80	1.60	1.50	1.24	1.46
Cost of Other Time Deposits	0.59	0.70	0.82	0.73	0.71
Cost of FFPuch&Repos	NA	NA	NA	NA	NA
Cost of Interest-bearing Liabilities	0.62	0.79	0.98	0.83	0.84
Cost of Funds	0.62	0.80	0.78	0.68	0.53
Yield/ Cost Spread	3.40	3.37	2.95	2.91	2.86

Source: S&P Global Market Intelligence

EXHIBIT I-4

Elberton Federal Savings & Loan Association

Summary Regulatory Financial Highlights – Balance Sheet

Exhibit I-4

Elberton Federal Savings & Loan Association

Summary Regulatory Financial Highlights – Balance Sheet

(Dollars in Thousands)

End of Period Date	12/31/2018	12/31/2019	12/31/2020	12/31/2021	9/30/2022
Assets
Total Cash & Bals Due Dep Inst	488	416	2,421	2,592	774
Total Securities	4,243	3,865	3,299	2,732	2,276
Tot Fed Funds & Reverse Repos	0	0	0	0	0
Loans & Leases Held for Sale	0	0	0	0	0
Total Loans & Leases (Excl HFS)	18,453	19,475	20,759	22,495	22,892
Total Reserves	41	41	41	41	41
Net Loans & Leases (Excl HFS)	18,412	19,434	20,718	22,454	22,851
Total Trading Assets	0	0	0	0	0
Premises & Fixed Assets	263	257	244	236	220
Total OREO	0	0	0	0	0
Invest in Unconsolidated Subsid	0	0	0	0	0
Direct and Indirect Inv in Real Estate Ventures	0	0	0	0	0
Total Intangible Assets	0	0	0	0	0
Total Other Assets	309	320	293	293	361

Total Assets	23,715	24,292	26,975	28,307	26,482
Liabilities
Dep:Total Dom Deposits	15,517	15,326	17,932	21,308	20,631
Total Deposits (Incl Dom & For)	15,517	15,326	17,932	21,308	20,631
Total Fed Funds & Repos	0	0	0	0	0
Total Trading Liabilities	0	0	0	0	0
Total Other Borrowed Money	3,250	3,850	3,850	2,000	1,000
Subordinated Notes & Debentures	0	0	0	0	0
Oth Liabilities (Excl Min Int)	29	20	16	16	57

Tot Liabilities (Excl Min Int)	18,796	19,196	21,798	23,324	21,688
Equity
Retained Earnings	4,992	5,052	5,075	4,930	4,865
Accumulated Oth Comp Inc	(73)	44	102	53	(71)
Oth Equity Capital Components	0	0	0	0	0
Total Equity Capital	4,919	5,096	5,177	4,983	4,794

Total Liab, Min Int & Equity	23,715	24,292	26,975	28,307	26,482

Source: S&P Global Market Intelligence.

EXHIBIT I-5

Elberton Federal Savings & Loan Association

Investment Securities AFS

Exhibit I-5

Elberton Federal Savings & Loan Association

Investment Securities Available for Sale

(Dollars in Thousands)

End of Period Date	12/31/2018	12/31/2019	12/31/2020	12/31/2021	9/30/2022
Available For Sale Amortized Cost
AFS(C):US Treasury Secs	0	0	0	0	0
AFS(C):Tot U.S. Govt Agen & Spons Agen Obligations	2,404	1,435	749	590	454
AFS(C):Tot State & Pol Obligations	0	0	0	0	0
AFS(C): PT RMBS: Iss or Guar by FNMA,FHLMC or GNMA	1,082	1,478	1,037	728	584
AFS(C):Other Dom Debt Secs	856	848	1,341	1,332	1,325
AFS(C):Foreign Debt Secs	0	0	0	0	0
AFS(C):Tot Other Debt Secs	856	848	1,341	1,332	1,325
Total Securities AFS CB	4,342	3,761	3,127	2,650	2,363
Memo: Structured Financial Products by Underlying Collateral
AFS(C): Str Fin Prd: TPS Finl Instn	NA	NA	NA	NA	NA
AFS(C): Str Fin Prd: TPS REIT	NA	NA	NA	NA	NA
AFS(C): Str Fin Prd: Corporate and Similar Loans	NA	NA	NA	NA	NA
Available For Sale Fair Value
AFS(F):US Treasury Secs	0	0	0	0	0
AFS(F):Tot U.S. Govt Agen & Spons Agen Obligations	2,367	1,465	780	600	413
AFS(F):Tot State & Pol Obligations	0	0	0	0	0
AFS(F): PT RMBS: Iss or Guar by FNMA,FHLMC or GNMA	1,039	1,475	1,070	743	541
AFS(F): Pass-Through RMBS: Other	0	0	0	0	0
AFS(F):Tot of All MBS	1,039	1,475	1,070	743	541
FV: Total Marketable Equity Secs (historical)	0	NA	NA	NA	NA
Total Available-for-sale Debt Securities (FV)	4,243	3,819	3,264	2,720	2,268

Source: S&P Global Market Intelligence

EXHIBIT I-6

Elberton Federal Savings & Loan Association

Summary Regulatory Financial Highlights – Income Statement

Exhibit I-6

Elberton Federal Savings & Loan Association

Summary Regulatory Financial Highlights-Income Statement

(Dollars in Thousands)

End of Period Date	12/31/2018	12/31/2019	12/31/2020	12/31/2021	9/30/2022
Interest Income
II: RE Lns Secured by 1-4 Family Res Prop	727	779	786	797	789
II: All Other Loans Secured by Real Estate	62	53	35	41	37

Int Inc: Real Estate Loans	789	832	821	838	826
Int Inc: Commercial and Industrial Loans	0	0	0	0	0
II: Credit Card Loans	0	0	0	0	0
II: Other Consumer Loans	3	6	8	7	7
Int Inc: Consumer Loans	3	6	8	7	7
II: Total Interest Income on Lns	792	838	829	845	833
Int Inc: Lease Financing Receivables	0	0	0	0	0
Int Inc: Balance Due from Depository Institution	22	16	10	8	9
Int Inc: US Treasury & Gov Agency Obligations	45	55	21	15	12
Int Inc: Mortgage-backed Securities	27	28	30	20	15
Int Inc: All Other Securities	39	39	51	69	71
Int Inc: Total Securities	111	122	102	104	98
II: Other interest income	0	0	0	0	0
Total Interest Income	925	976	941	957	940
Interest Expense
IE: Transaction Accounts	0	0	0	0	0
IE: Savings Deposits (incl MMDA’s)	35	37	50	50	43
IE: Time Deposits > $250K	4	8	13	17	19
IE: Time Deposits <= $250K	33	37	53	54	56
Int Exp: non-U.S. Deposits	NA	NA	NA	NA	NA
Int Exp: Total Deposits	72	82	116	121	118
Int Exp: Fed Funds Purchased & Repos	0	0	0	0	0
IE: Other Interest Expense	45	68	63	53	30
Total Interest Expense	117	150	179	174	148
Net Interest Income	808	826	762	783	792
Provision for Loan and Lease Losses	NA	0	0	0	0
Noninterest Income
NII: Service Charges on Deposit Accounts	0	0	0	0	0
NII: Insurance Commissions & Fees	0	0	0	0	0
NII: Net Servicing Fees	0	0	0	0	0
NII: Net Securitization Income	NA	NA	NA	NA	NA
NII: Net Gain on Sale of Loans and Leases	0	0	0	0	0
NII: Net Gain on Sale of OREO	0	0	0	0	0
NII: Net Gain on Sale of Other Assets	0	0	0	0	0
Other Noninterest Income	2	1	0	3	0
Total Noninterest Income	2	1	0	3	0
Realized Gain on HTM Securities	0	0	0	0	0
Realized Gain on AFS Debt Securities	0	21	30	0	0
Realized Gain on Securities	0	21	30	0	0
Noninterest Expense Components
NIE: Salary & Benefits	453	453	384	396	424
NIE: Premises & Fixed Assets	88	91	102	96	95
NIE: Other Noninterest Expense	285	273	272	415	456
Total Noninterest Expense	826	817	758	907	975
Net Income before Unrealized Gains, IT & Disc Ops	(16)	31	34	(121)	(183)
Unrealized Holding Gains on Equity Sec not HFT	NA	31	(11)	(23)	(5)
Net Income before Income Taxes & Discontinued Ops	(16)	62	23	(144)	(188)
Income Taxes	0	2	1	0	0
Net Income	(16)	60	22	(144)	(188)
Memoranda
Memo: Full-time Employees	5	4	4	4	4
Memo: Subchapter S Election?	No	No	No	No	No

Source: S&P Global Market Intelligence

EXHIBIT I-7

Elberton Federal Savings & Loan Association

Loans and Leases

Exhibit I-7

Elberton Federal Savings & Loan Association

Loans and Leases

(Dollars in Thousands)

End of Period Date	12/31/2018	12/31/2019	12/31/2020	12/31/2021	9/30/2022
Domestic Offices Only
U.S. RE: 1-4 Construction Loans	0	0	0	0	0
U.S. RE: Oth Con, Dev, & Lnd Lns	6	38	34	30	28
U.S. RE: Constr & Land Dev	6	38	34	30	28
U.S. RE: Farm Loans	259	215	83	77	73
U.S. RE: Rev 1-4 Fam (HE Lines)	0	0	0	0	0
U.S. RE: Closed-end 1st Lien 1-4	17,187	18,137	19,760	21,751	22,216
U.S. RE: Cl-end Jr Lien 1-4	0	0	0	0	0
U.S. RE: Tot Cl-end 1-4 Family	17,187	18,137	19,760	21,751	22,216
U.S. RE: Total 1-4 Fmly	17,187	18,137	19,760	21,751	22,216
U.S. RE: Multifamily Loans	0	0	0	0	0
U.S. RE: Lns to Owner-Occupied RE	892	781	620	432	389
U.S. RE: Other Property Loans	0	0	0	0	0
U.S. RE: Comm RE(Nonfarm/NonRes)	892	781	620	432	389
Tot Dom Real Estate Loans	18,344	19,171	20,497	22,290	22,706
DOM: Loans to Depository Institutions	0	0	0	0	0
U.S.: Agricultural Prod Loans	0	0	0	0	0
DOM: Commercial & Industrial Loans	0	0	0	0	0
DOM: Consumer Loans	109	304	262	205	186
DOM: State & Political Loans	0	0	0	0	0
DOM: Total Lease Financing Receivables	0	0	0	0	0
DOM: Loans: Less Unearned Inc	0	0	0	0	0

Total Domestic Loans	18,453	19,475	20,759	22,495	22,892
Memoranda
Troubled Debt Restructurings
Memo TDR: Constr Loans: 1-4 Family	0	0	0	0	NA
Memo Restr: Constr Lns: Other	0	0	0	0	NA
Memo: Restructured Loans 1-4 Family	0	0	0	0	NA
Memo TDR: Loans Sec by Multifamily	0	0	0	0	NA
Memo TDR: CRE: Owner-Occ Loans	0	0	0	0	NA
Memo TDR: CRE: Other Prop Loans	0	0	0	0	NA
Memo TDR: Comm & Ind Loans	0	0	0	0	NA
Memo TDR: All Other Loans	0	0	0	0	NA
Memo Restr: Total Restructured Loans	0	0	0	0	0
Other
Memo: Loans Comm RE (Not Secured by RE)	0	0	0	0	0
Memo: Adj Rate Closed End 1-4	0	0	0	0	NA
Memo: Purchase Impaired Lns HFI	0	0	0	0	NA
Memo: 1-4 Family Loans in Process of Foreclosure	0	0	0	0	0
Pledged Loans and Leases	7,866	8,332	9,221	9,392	9,871

Source: S&P Global Market Intelligence

EXHIBIT I-8

Elberton Federal Savings & Loan Association

Asset Quality

Exhibit I-8

Elberton Federal Savings & Loan Association

Asset Quality

(Dollars in Thousands)

End of Period Date	12/31/2017	12/31/2018	12/31/2019	12/31/2020	3/31/2021
Nonperforming Assets
NPAs/ Assets	0.32	0.00	0.50	1.72	0.50
NPA Excluding Restructured Loans/ Total Assets	0.32	0.00	0.50	1.72	0.50
Adjusted NPA/ Total Assets	0.32	0.00	0.50	1.72	0.50
NPAs/ Loans	0.41	0.00	0.66	2.16	0.58
NPAs/ (Loans + OREO)	0.41	0.00	0.66	2.16	0.58
NPAs + 90 Days PD/ Assets	0.32	0.00	0.50	1.72	0.50
NPAs + 90 PD/ Loans+Frclsd RE (Bank, BHC only)	0.41	0.00	0.66	2.16	0.58
NPAs/ Equity	1.52	0.00	2.63	9.77	2.75
NPAs/ (Equity + LLRs)	1.51	0.00	2.61	9.69	2.73
NPAs/ Tang Equity + LLRs	1.51	0.00	2.61	9.69	2.73
Adj NPAs/ Equity+LLR	1.51	0.00	2.61	9.69	2.73
NPAs/ (LLR + Tier1)	1.49	0.00	2.66	9.80	2.69
LTM Loan Loss Prov/ Tier 1 Capital	0.00	0.00	0.00	0.00	0.00
Nonperforming Assets	75	0	136	487	132
Adjusted Nonperforming Assets	75	0	136	487	132
NPAs & Loans 90+ Days Past Due (Bank, BHC only)	75	0	136	487	132
Adjusted NPA + Adjusted Loans 90 PD	75	0	136	487	132
Texas Ratios
NPA+ Loans 90PD/ Tang Equity + LLR	1.51	0.00	2.61	9.69	2.73
NPA+ Loans 90PD/ Tang Common Equity + LLR	1.51	0.00	2.61	9.69	2.73
Adj NPA + Adj Loans 90PD/ Tang Equity + LLR	1.51	0.00	2.61	9.69	2.73
Nonaccrual & 90PD+OREO+Reposs Assets/ Equity+LLR	1.51	0.00	2.61	9.69	2.73
NA&90PD + OREO + Reposs Assets/ Tang Equity + LLR	1.51	0.00	2.61	9.69	2.73
Nonperforming Loans
NPLs/ Loans	0.41	0.00	0.66	2.16	0.58
Adjusted NPL/ Total Loans	0.41	0.00	0.66	2.16	0.58
NPL+Frclsd RE/ Lns+Frclsd RE	0.41	0.00	0.66	2.16	0.58
Nonperforming Loans	75	0	136	487	132
Adjusted Nonperforming Loans	75	0	136	487	132
Nonperforming Lns+Frcl RE (Net)	75	0	136	487	132
Noncurrent Assets
Tot Noncurrent Assets/ Assets	0.32	0.00	0.50	1.72	0.50
Noncurrent Assets + OREO + Reposs Assets/ Assets	0.32	0.00	0.50	1.72	0.50
Noncurrent Assets + OREO + Reposs Assets	75	0	136	487	132
Noncurrent Assets	75	0	136	487	132
Noncurrent Loans/ Loans	0.41	0.00	0.66	2.16	0.58
Total Noncurrent Lns/ Assets	0.32	0.00	0.50	1.72	0.50
Noncurrent Loans	75	0	136	487	132
Lns 90+ Days Past Due/ Loans	0.00	0.00	0.00	0.00	0.00
Adj Loans 90+ PD/ Loans	0.00	0.00	0.00	0.00	0.00
90+ Days Past Due Loans/ LLR	0.00	0.00	0.00	0.00	0.00
Adjusted 90 Day Loans	0	0	0	0	0
Nonaccrual Loans/ Loans	0.41	0.00	0.66	2.16	0.58
Adj Nonaccrl Loans/ Loans	0.41	0.00	0.66	2.16	0.58
Nonaccrual Loans/ LLR	182.93	0.00	331.71	1,187.80	321.95
Adj Nonaccrual Lns/ LLR	182.93	0.00	331.71	1,187.80	321.95
Nonaccrual & 90PD + OREO + Reposs Assets/ Assets	0.32	0.00	0.50	1.72	0.50
Nonaccrual & 90PD + OREO + Reposs Assets/ Loans	0.41	0.00	0.66	2.16	0.58
NA&90PD+OREO+Reposs Assets/ Ln+OREO+Reposs Assets	0.41	0.00	0.66	2.16	0.58
Nonaccrual & 90PD + OREO + Reposs Assets/ Equity	1.52	0.00	2.63	9.77	2.75
NAccr: Total Loans	75	0	136	487	132
Adj Nonaccrual Loans	75	0	136	487	132
Nonaccrual & 90PD + OREO + Reposs Assets	75	0	136	487	132
Miscellaneous
Reserves/ NPAs	54.67	NA	30.15	8.42	31.06
Reserves/ Adjusted NPAs	54.67	NA	30.15	8.42	31.06
Reserves/ Nonperforming Loans	54.67	NA	30.15	8.42	31.06
Reserves/ Adj NPLs	54.67	NA	30.15	8.42	31.06
Loan Loss Reserves/ Gross Loans	0.22	0.21	0.20	0.18	0.18
Reserves/ NPAs + Lns 90 PD (Bank, BHC only)	54.67	NA	30.15	8.42	31.06
LLR/ Nonaccrual & 90PD + OREO + Reposs Assets	54.67	NA	30.15	8.42	31.06
Equity + Reserves/ Assets	20.92	21.15	19.34	17.75	18.26
OREO/ Assets	0.00	0.00	0.00	0.00	0.00
Net Chargeoffs/ Avg Loans	0.00	0.00	0.00	0.00	0.00
Loan Loss Prov/ NCOs	NA	NA	NA	NA	NA
PD+Naccrl+Rest+Frclsd/Lns+Frclsd	0.41	0.00	0.66	2.16	0.58
Restructured Loans/ Loans	0.00	0.00	0.00	0.00	0.00
Total Loan & Lease NCOs	0	0	0	0	0
PD+Naccrl+Rest+Frclsd	75	0	136	487	132
Restructured Loans & Leases	0	0	0	0	0

Source: S&P Global Market Intelligence

EXHIBIT I-9

Elberton Federal Savings & Loan Association

Deposit Information

Exhibit I-9

Elberton Federal Savings & Loan Association

Deposit Information

(Dollars in Thousands)

End of Period Date	12/31/2018	12/31/2019	12/31/2020	12/31/2021	9/30/2022
Transaction & Nontransaction Accounts
Tr Acct: Indiv,Prtnshp, & Corps	0	0	0	0	0
Tr Acct: US Government	0	0	0	0	0
Tr Acct: State & Political Subd	0	0	0	0	0
Tr Acct: Cmrl Bks&Oth Dep in US	0	0	0	0	0
Total Transaction Accts	0	0	0	0	0
Total Demand Deposits	0	0	0	0	0
NTr Acct: Indiv, Prtnshp, & Corps	15,110	14,836	16,456	19,829	20,152
NTr Acct: US Government	0	0	0	0	0
NTr Acct: State & Political Subd	407	490	1,476	1,479	479
NTr Acct: Cmrl Bk&Oth Dep in US	0	0	0	0	0
NTr Acct: Tot Bnks-Forgn Cntries	0	0	0	0	0
NTr Acct: Foreign Governments	0	0	0	0	0
NTr Acct: Tot Forgn Bnks&Govts	0	0	0	0	0
Total Nontransaction Accts	15,517	15,326	17,932	21,308	20,631
Memo: Tot Time&Savings Dep	15,517	15,326	17,932	21,308	20,631
Memo: Tot Dom Deposits	15,517	15,326	17,932	21,308	20,631
Memo: Nontransaction Accounts
Money Market Deposit Account	8,194	7,793	8,168	10,183	10,054
Other Savings Deposits	1,171	1,118	1,256	1,626	1,656
Retail Time Deposits	5,652	5,915	7,134	8,125	7,847
Memo: Total Time Dep $100k-$250K	1,947	2,814	3,984	4,701	4,553
Memo: Total Time Dep > $250K	500	500	1,374	1,374	1,074
Jumbo Time Deposits	500	500	1,374	1,374	1,074
Memoranda
Brokered Deposits
Brokered Deposits	0	0	0	0	0
Memo: Brokered Deposits > $250K, > 1 Year	0	0	0	0	0
Memo: Brok Dep >=$100K<=1yr (historical)	NA	NA	NA	NA	NA
Memo: Brokered Deposits <= $250K, <= 1 Year	0	0	0	0	0
Memo: Brokered Deposits 1 Year	0	0	0	0	0
Time Deposits
Memo: Retail CDs Mat/Reprc <=3 Mos	1,811	1,822	1,328	1,406	1,505
Memo: Rtail CDs Mat/Repr 3-12 Months	2,152	1,015	1,521	1,227	1,967
Memo: Rtail CDs Mat/Repr 1-3 Years	778	1,382	1,059	3,035	3,193
Memo: Rtail CDs Mat/Repr > 3 Yrs	911	1,696	3,226	2,457	1,182
Memo: Retail CDs Maturity or Repricing > 1 Year	1,689	3,078	4,285	5,492	4,375
Retail Time CDs <$100K	3,705	3,101	3,150	3,424	3,294
Fixed & Floating Rate Rtail CDs Mat <=1 Yr	3,713	2,586	2,849	2,633	3,472
Memo: Jmbo CDs Mat/Repr<=3 Mos	0	0	0	0	0
Memo: Jmbo CDs Mat/Repr 3-12 Months	0	0	0	274	0
Memo: Jmbo CDs Mat/Repr 1-3 Years	0	0	274	500	1,074
Memo: Jmbo CDs Mat/Repr>3 Yrs	500	500	1,100	600	0
Memo: Jumbo CDs Maturity or Repricing > 1 Year	500	500	1,374	1,100	1,074
All Jumbo Certificates of Deposits > $100K	2,447	3,314	5,358	6,075	5,627
Memo: Time Dep >$250K<=1yr	0	0	0	274	0

Source: S&P Global Market Intelligence

EXHIBIT II-1

Elberton Federal Savings & Loan Association

Historical Interest Rates

Exhibit II-1

Historical Interest Rates(1)

Year/Qtr. Ended		Prime Rate	90 Day T-Note	One Year T-Note	10 Year T-Note
2013:	Quarter 1	3.25%	0.07%	0.14%	1.87%
	Quarter 2	3.25%	0.04%	0.15%	2.52%
	Quarter 3	3.25%	0.02%	0.10%	2.64%
	Quarter 4	3.25%	0.07%	0.13%	3.04%
2014:	Quarter 1	3.25%	0.05%	0.13%	2.73%
	Quarter 2	3.25%	0.04%	0.11%	2.53%
	Quarter 3	3.25%	0.02%	0.13%	2.52%
	Quarter 4	3.25%	0.04%	0.25%	2.17%
2015:	Quarter 1	3.25%	0.03%	0.26%	1.94%
	Quarter 2	3.25%	0.01%	0.28%	2.35%
	Quarter 3	3.25%	0.00%	0.33%	2.06%
	Quarter 4	3.50%	0.16%	0.65%	2.27%
2016:	Quarter 1	3.50%	0.21%	0.59%	1.78%
	Quarter 2	3.50%	0.26%	0.45%	1.49%
	Quarter 3	3.50%	0.29%	0.59%	1.60%
	Quarter 4	3.75%	0.51%	0.85%	2.45%
2017:	Quarter 1	4.00%	0.76%	1.03%	2.40%
	Quarter 2	4.25%	1.03%	1.24%	2.31%
	Quarter 3	4.25%	1.06%	1.31%	2.33%
	Quarter 4	4.50%	1.39%	1.76%	2.40%
2018:	Quarter 1	4.75%	1.73%	2.09%	2.74%
	Quarter 2	5.00%	1.93%	2.33%	2.85%
	Quarter 3	5.25%	2.19%	2.59%	3.05%
	Quarter 4	5.50%	2.45%	2.63%	2.69%
2019:	Quarter 1	5.50%	2.40%	2.40%	2.41%
	Quarter 2	5.00%	2.12%	1.92%	2.00%
	Quarter 3	4.75%	1.88%	1.75%	1.68%
	Quarter 4	4.75%	1.55%	1.59%	1.92%
2020:	Quarter 1	3.25%	0.11%	0.17%	0.70%
	Quarter 2	3.25%	0.16%	0.16%	0.66%
	Quarter 3	3.25%	0.10%	0.12%	0.69%
	Quarter 4	3.25%	0.09%	0.10%	0.93%
2021:	Quarter 1	3.25%	0.03%	0.07%	1.74%
	Quarter 2	3.25%	0.05%	0.07%	1.45%
	Quarter 3	3.25%	0.04%	0.09%	1.52%
	Quarter 4	3.25%	0.06%	0.39%	1.52%
2022:	Quarter 1	3.50%	0.52%	1.63%	2.32%
	Quarter 2	4.75%	1.72%	2.80%	2.98%
	Quarter 3	6.25%	3.33%	4.05%	3.83%
As of October 28, 2022		6.25%	4.06%	4.55%	4.02%

(1)	End of period data.

Sources: S&P Global Market Intelligence.

EXHIBIT II-2

Elberton Federal Savings & Loan Association

Market Area Demographic/Economic Information

Demographic Detail: US

	Base 2010	Current 2022	Projected 2027	% Change 2010-2022	% Change 2022-2027
Total Population (actual)	308,745,538	334,279,739	344,999,336	8.27	3.21
0-14 Age Group (%)	19.83	18.15	17.57	(0.89)	(0.11)
15-34 Age Group (%)	27.43	26.61	25.79	5.05	(0.00)
35-54 Age Group (%)	27.88	25.00	24.91	(2.92)	2.84
55-69 Age Group (%)	15.84	18.49	18.78	26.34	4.83
70+ Age Group (%)	9.01	11.74	12.95	41.06	13.81
Median Age (actual)	37.1	39.1	40.1	5.39	2.56
Female Population (actual)	156,964,212	169,667,478	175,071,121	8.09	3.18
Male Population (actual)	151,781,326	164,612,261	169,928,215	8.45	3.23
Population Density (#/ sq miles)	87.50	94.74	97.78	8.27	3.21
Diversity Index (actual)	NA	NA	NA	NA	NA
Black (%)	12.61	12.94	13.12	11.12	4.64
Asian (%)	4.75	5.99	6.52	36.45	12.29
White (%)	72.41	69.04	67.60	3.23	1.06
Hispanic (%)	16.35	19.26	20.43	27.52	9.49
Pacific Islander (%)	0.17	0.20	0.22	26.15	9.26
American Indian/Alaska Native (%)	0.95	0.99	1.01	13.31	4.61
Multiple races (%)	2.92	3.65	3.95	35.25	11.84
Other (%)	6.19	7.19	7.59	25.74	8.96
Total Households (actual)	116,716,292	127,073,679	131,388,249	8.87	3.40
< $25K Households (%)	NA	16.38	14.47	NA	(8.66)
$25-49K Households (%)	NA	19.06	17.24	NA	(6.47)
$50-99K Households (%)	NA	28.81	27.49	NA	(1.31)
$100-$199K Households (%)	NA	24.79	26.66	NA	11.19
$200K+ Households (%)	NA	10.97	14.14	NA	33.28
Average Household Income ($)	NA	103,625	116,275	NA	12.21
Median Household Income ($)	NA	72,465	81,230	NA	12.10
Per Capita Income ($)	NA	40,370	45,347	NA	12.33
Total Owner Occupied Housing Units (actual)	75,986,074	82,867,360	85,688,240	9.06	3.40
Renter Occupied Housing Units (actual)	40,730,218	44,206,319	45,700,009	8.53	3.38
Vacant Occupied Housing Units (actual)	14,988,438	16,020,218	16,277,380	6.88	1.61

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. S&P Global Market Intelligence performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Georgia

	Base 2010	Current 2022	Projected 2027	% Change 2010-2022	% Change 2022-2027
Total Population (actual)	9,687,653	10,868,503	11,348,634	12.19	4.42
0-14 Age Group (%)	21.38	18.95	18.07	(0.59)	(0.42)
15-34 Age Group (%)	28.14	27.54	26.96	9.82	2.22
35-54 Age Group (%)	28.79	25.84	25.28	0.72	2.13
55-69 Age Group (%)	14.72	17.52	18.14	33.54	8.13
70+ Age Group (%)	6.98	10.15	11.55	63.20	18.81
Median Age (actual)	35.3	37.7	38.8	6.80	2.92
Female Population (actual)	4,958,482	5,583,103	5,827,194	12.60	4.37
Male Population (actual)	4,729,171	5,285,400	5,521,440	11.76	4.47
Population Density (#/ sq miles)	168.72	189.29	197.65	12.19	4.42
Diversity Index (actual)	NA	NA	NA	NA	NA
Black (%)	30.46	32.22	33.12	18.68	7.32
Asian (%)	3.25	4.49	5.00	55.08	16.32
White (%)	59.74	55.40	53.44	4.04	0.73
Hispanic (%)	8.81	10.34	10.96	31.67	10.64
Pacific Islander (%)	0.07	0.08	0.09	30.87	10.87
American Indian/Alaska Native (%)	0.33	0.36	0.37	20.96	7.39
Multiple races (%)	2.14	2.82	3.11	47.88	14.97
Other (%)	4.01	4.63	4.88	29.39	10.05
Total Households (actual)	3,585,584	4,039,114	4,225,216	12.65	4.61
< $25K Households (%)	NA	17.43	15.43	NA	(7.39)
$25-49K Households (%)	NA	20.26	18.38	NA	(5.10)
$50-99K Households (%)	NA	29.52	28.43	NA	0.76
$100-$199K Households (%)	NA	23.32	25.48	NA	14.30
$200K+ Households (%)	NA	9.48	12.28	NA	35.57
Average Household Income ($)	NA	96,983	108,676	NA	12.06
Median Household Income ($)	NA	68,363	75,593	NA	10.58
Per Capita Income ($)	NA	36,969	41,460	NA	12.15
Total Owner Occupied Housing Units (actual)	2,354,402	2,664,586	2,789,829	13.17	4.70
Renter Occupied Housing Units (actual)	1,231,182	1,374,528	1,435,387	11.64	4.43
Vacant Occupied Housing Units (actual)	503,217	533,249	538,936	5.97	1.07

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. S&P Global Market Intelligence performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Elbert, GA

	Base 2010	Current 2022	Projected 2027	% Change 2010-2022	% Change 2022-2027
Total Population (actual)	20,166	19,384	19,626	(3.88)	1.25
0-14 Age Group (%)	19.18	18.02	17.62	(9.67)	(0.97)
15-34 Age Group (%)	23.81	23.10	22.90	(6.77)	0.38
35-54 Age Group (%)	26.83	22.54	22.11	(19.26)	(0.69)
55-69 Age Group (%)	18.28	20.85	20.90	9.60	1.51
70+ Age Group (%)	11.90	15.50	16.47	25.22	7.59
Median Age (actual)	40.7	43.1	43.3	5.90	0.46
Female Population (actual)	10,510	10,154	10,263	(3.39)	1.07
Male Population (actual)	9,656	9,230	9,363	(4.41)	1.44
Population Density (#/ sq miles)	57.45	55.22	55.91	(3.88)	1.25
Diversity Index (actual)	NA	NA	NA	NA	NA
Black (%)	29.51	28.15	27.58	(8.30)	(0.81)
Asian (%)	0.60	0.91	1.04	45.45	15.91
White (%)	65.94	65.27	64.99	(4.85)	0.81
Hispanic (%)	4.80	6.50	7.21	30.20	12.47
Pacific Islander (%)	0.02	0.04	0.04	40.00	0.00
American Indian/Alaska Native (%)	0.24	0.36	0.40	40.82	14.49
Multiple races (%)	1.01	1.69	1.97	60.29	18.04
Other (%)	2.68	3.60	3.99	29.07	12.48
Total Households (actual)	8,063	7,862	7,999	(2.49)	1.74
< $25K Households (%)	NA	29.67	27.44	NA	(5.92)
$25-49K Households (%)	NA	28.44	26.25	NA	(6.08)
$50-99K Households (%)	NA	24.41	26.20	NA	9.22
$100-$199K Households (%)	NA	15.57	17.10	NA	11.76
$200K+ Households (%)	NA	1.91	3.00	NA	60.00
Average Household Income ($)	NA	59,251	64,668	NA	9.14
Median Household Income ($)	NA	42,810	46,414	NA	8.42
Per Capita Income ($)	NA	24,382	26,736	NA	9.65
Total Owner Occupied Housing Units (actual)	5,727	5,606	5,709	(2.11)	1.84
Renter Occupied Housing Units (actual)	2,336	2,256	2,290	(3.42)	1.51
Vacant Occupied Housing Units (actual)	1,520	1,685	1,687	10.86	0.12

Source: Claritas

Demographic data is provided by Claritas based primarily on US Census data. For non-census year data, Claritas uses samples and projections to estimate the demographic data. S&P Global Market Intelligence performs calculations on the underlying data provided by Claritas for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

EXHIBIT III-1

Elberton Federal Savings & Loan Association

General Characteristics of Publicly-Traded Savings Institutions

Exhibit III-1

Publicly-Traded Savings Institutions General Characteristics

As of September 30, 2022 or the Most Recent Date Available

											As of October 28, 2022
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets		Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)					($)	($Mil)
Fully-Converted Institutions
BCOW	1895 Bancorp of Wisconsin, Inc.	NASDAQCM	MW	Greenfield	WI	536	(1)	6	Dec	1/8/19	10.05	64
AFBI	Affinity Bancshares, Inc.	NASDAQCM	SE	Covington	GA	776		3	Dec	4/27/17	14.41	96
AX	Axos Financial, Inc.	NYSE	WE	Las Vegas	NV	18,407		1	Jun	3/14/05	39.20	2,352
BLFY	Blue Foundry Bancorp	NASDAQGS	MA	Rutherford	NJ	2,012		19	Dec	7/15/21	12.18	316
BYFC	Broadway Financial Corporation	NASDAQCM	WE	Los Angeles	CA	1,170		3	Dec	1/8/96	1.12	82
CFFN	Capitol Federal Financial, Inc.	NASDAQGS	MW	Topeka	KS	9,625		54	Sep	3/31/99	8.00	1,086
CARV	Carver Bancorp, Inc.	NASDAQCM	MA	New York	NY	691	(1)	7	Mar	10/24/94	4.61	19
CLST	Catalyst Bancorp, Inc.	NASDAQCM	SW	Opelousas	LA	283		6	Dec	10/12/21	13.05	64
CNNB	Cincinnati Bancorp, Inc.	NASDAQCM	MW	Cincinnati	OH	282	(1)	5	Dec	10/14/15	14.76	44
CULL	Cullman Bancorp, Inc.	NASDAQCM	SE	Cullman	AL	384	(1)	4	Dec	10/8/09	10.97	81
ECBK	ECB Bancorp, Inc.	NASDAQCM	NE	Everett	MA	782	(1)	2	Dec	7/27/22	15.79	145
ESSA	ESSA Bancorp, Inc.	NASDAQGS	MA	Stroudsburg	PA	1,862		22	Sep	4/3/07	20.57	202
FFBW	FFBW, Inc.	NASDAQCM	MW	Brookfield	WI	314		7	Dec	10/10/17	11.87	69
FNWB	First Northwest Bancorp	NASDAQGM	WE	Port Angeles	WA	2,091		14	Dec	1/29/15	15.35	139
FSBW	FS Bancorp, Inc.	NASDAQCM	WE	Mountlake Terrace	WA	2,652		23	Dec	7/9/12	28.19	214
GBNY	Generations Bancorp NY, Inc.	NASDAQCM	MA	Seneca Falls	NY	370	(1)	10	Dec	7/10/06	10.87	26
HONE	HarborOne Bancorp, Inc.	NASDAQGS	NE	Brockton	MA	4,988		34	Dec	6/29/16	15.10	708
HIFS	Hingham Institution for Savings	NASDAQGM	NE	Hingham	MA	4,062		8	Dec	12/13/88	248.89	534
HMNF	HMN Financial, Inc.	NASDAQGM	MW	Rochester	MN	1,048		14	Dec	6/30/94	23.00	99
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQCM	SW	Shreveport	LA	582		10	Jun	1/18/05	18.91	56
IROQ	IF Bancorp, Inc.	NASDAQCM	MW	Watseka	IL	807		8	Jun	7/7/11	19.10	60
KRNY	Kearny Financial Corp.	NASDAQGS	MA	Fairfield	NJ	7,890		45	Jun	2/23/05	10.68	701
MGYR	Magyar Bancorp, Inc.	NASDAQGM	MA	New Brunswick	NJ	799		7	Sep	1/23/06	12.46	88
MSVB	Mid-Southern Bancorp, Inc.	NASDAQCM	MW	Salem	IN	265		3	Dec	4/8/98	12.76	37
NYCB	New York Community Bancorp, Inc.	NYSE	MA	Hicksville	NY	62,956		237	Dec	11/23/93	9.26	4,316
NECB	Northeast Community Bancorp, Inc.	NASDAQCM	MA	White Plains	NY	1,285		12	Dec	7/5/06	13.05	195
NFBK	Northfield Bancorp, Inc. (Staten Island, NY)	NASDAQGS	MA	Woodbridge	NJ	5,670		38	Dec	11/7/07	15.89	761
NSTS	NSTS Bancorp, Inc.	NASDAQCM	MW	Waukegan	IL	274	(1)	3	Dec	1/18/22	10.83	58
PBBK	PB Bankshares, Inc.	NASDAQCM	MA	Coatesville	PA	377		4	Dec	7/14/21	12.52	32
PDLB	Ponce Financial Group, Inc.	NASDAQGM	MA	Bronx	NY	2,158		14	Dec	9/29/17	9.27	214
PVBC	Provident Bancorp, Inc.	NASDAQCM	NE	Amesbury	MA	1,788	(1)	7	Dec	7/15/15	12.93	225
PROV	Provident Financial Holdings, Inc.	NASDAQGS	WE	Riverside	CA	1,246		14	Jun	6/27/96	13.70	99
PFS	Provident Financial Services, Inc.	NYSE	MA	Jersey City	NJ	13,604		96	Dec	1/15/03	22.40	1,684
RVSB	Riverview Bancorp, Inc.	NASDAQGS	WE	Vancouver	WA	1,685		18	Mar	10/26/93	6.87	148
SBT	Sterling Bancorp, Inc. (Southfield, MI)	NASDAQCM	MW	Southfield	MI	2,448		28	Dec	11/16/17	6.40	325
TCBC	TC Bancshares, Inc.	NASDAQCM	SE	Thomasville	GA	431	(1)	2	Dec	7/20/21	14.97	68
TBNK	Territorial Bancorp Inc.	NASDAQGS	WE	Honolulu	HI	2,165		30	Dec	7/10/09	20.68	182
TCBS	Texas Community Bancshares, Inc.	NASDAQCM	SW	Mineola	TX	374	(1)	6	Dec	7/14/21	15.36	46
TCBX	Third Coast Bancshares, Inc.	NASDAQGS	SW	Humble	TX	3,517		15	Dec	11/8/21	19.54	263
TSBK	Timberland Bancorp, Inc.	NASDAQGM	WE	Hoquiam	WA	1,861		23	Sep	1/12/98	29.30	241
TBK	Triumph Bancorp, Inc.	NASDAQGS	SW	Dallas	TX	5,642		64	Dec	11/6/14	51.30	1,243
TRST	TrustCo Bank Corp NY	NASDAQGS	MA	Glenville	NY	6,079		144	Dec	NA	37.35	712
WSBF	Waterstone Financial, Inc.	NASDAQGS	MW	Wauwatosa	WI	1,975		16	Dec	10/4/05	17.20	384
WNEB	Western New England Bancorp, Inc.	NASDAQGS	NE	Westfield	MA	2,579		27	Dec	12/27/01	8.80	196
WMPN	William Penn Bancorporation	NASDAQCM	MA	Bristol	PA	851		14	Jun	4/15/08	11.39	156
WSFS	WSFS Financial Corporation	NASDAQGS	MA	Wilmington	DE	19,985		98	Dec	11/26/86	46.32	2,869
Mutual Holding Companies
BSBK	Bogota Financial Corp.	NASDAQCM	MA	Teaneck	NJ	946		8	Dec	1/15/20	11.16	152
CFSB	CFSB Bancorp, Inc.	NASDAQCM	NE	Quincy	MA	361		4	Jun	1/12/22	8.87	56
FSEA	First Seacoast Bancorp, Inc.	NASDAQCM	NE	Dover	NH	510	(1)	5	Dec	7/16/19	10.45	61
GCBC	Greene County Bancorp, Inc.	NASDAQCM	MA	Catskill	NY	2,584		19	Jun	12/30/98	67.96	579
OFED	Oconee Federal Financial Corp.	NASDAQCM	SE	Seneca	SC	545	(1)	8	Jun	1/13/11	26.00	146
PBFS	Pioneer Bancorp, Inc.	NASDAQCM	MA	Albany	NY	1,964	(1)	23	Jun	7/17/19	10.20	257
RBKB	Rhinebeck Bancorp, Inc.	NASDAQCM	MA	Poughkeepsie	NY	1,293		19	Dec	1/16/19	10.10	110
KFFB	Kentucky First Federal Bancorp	NASDAQGM	MW	Hazard	KY	328	(1)	7	Jun	3/2/05	7.00	57
LSBK	Lake Shore Bancorp, Inc.	NASDAQGM	MA	Dunkirk	NY	696		12	Dec	4/3/06	13.30	74
CLBK	Columbia Financial, Inc.	NASDAQGS	MA	Fair Lawn	NJ	10,012		66	Dec	4/19/18	19.38	2,130
TFSL	TFS Financial Corporation	NASDAQGS	MW	Cleveland	OH	15,790		37	Sep	4/20/07	14.23	3,946

(1)	Data as of June 30, 2022.

Source: S&P Global Market Intelligence.

Exhibit III-2

Elberton Federal Savings & Loan Association

Peer Group Market Area Comparative Analysis

							Per Capita Income		Deposit
		Population (000s)			2017-2022	2022-2027	2022	% State	Market
Institution	County	2017	2022	2027(1)	% Change	% Change	($)	Average	Share(2)
1895 Bancorp of Wisconsin, Inc.	Milwaukee, WI	959,203	952,910	964,911	-0.1%	0.3%	33,802	87.6%	0.42%
Catalyst Bancorp, Inc.	Saint Landry, LA	84,023	81,060	80,113	-0.7%	-0.2%	23,536	73.8%	10.40%
Cincinnati Bancorp, Inc.	Hamilton, OH	809,968	827,384	842,696	0.4%	0.4%	42,844	117.0%	0.14%
Cullman Bancorp, Inc.	Cullman, AL	82,808	87,325	92,047	1.1%	1.1%	28,367	87.4%	12.97%
FFBW, Inc.	Waukesha, WI	398,446	413,281	425,756	0.7%	0.6%	52,090	135.0%	0.91%
Generations Bancorp NY, Inc.	Seneca, NY	34,643	35,424	36,947	0.4%	0.8%	34,238	72.9%	19.93%
Mid-Southern Bancorp, Inc.	Washington, IN	27,752	28,465	28,981	0.5%	0.4%	28,395	82.4%	27.78%
PB Bankshares, Inc.	Chester, PA	520,584	540,168	560,198	0.7%	0.7%	59,846	147.9%	1.00%
TC Bancshares, Inc.	Thomas, GA	45,217	44,323	44,903	-0.4%	0.3%	31,410	85.0%	12.42%
Texas Community Bancshares, Inc.	Wood, TX	44,220	46,659	48,791	1.1%	0.9%	33,416	91.6%	17.80%

	Averages:	300,686	305,700	312,534	0.4%	0.5%	36,794	98.0%	10.38%
	Medians:	83,416	84,193	86,080	0.5%	0.5%	33,609	87.5%	11.41%
Elberton FS&LA	Elbert, GA	19,229	19,384	19,626	0.2%	0.2%	24,382	66.0%	4.40%

(1)	Projected population.
(2)	Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2022. Sources: S&P Global Market Intelligence, FDIC.

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of October 28, 2022

		Market Capitalization			Price Change Data						Current Per Share Financials
		Price/ Share(1)	Shares Outstanding	Market Capitalization	52 Week (1)			% Change From			LTM EPS (3)	LTM Core EPS (3)	BV/ Share	TBV/ Share (4)	Assets/ Share
					High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)
		($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Financial Institutions, Fully Converted, Not Under Acquisition (46)
	Average	21.68	31,330	470.5	31.20	19.70	21.68	3.44	-11.06	-11.59	1.75	2.12	20.30	19.31	183.30
	Median	14.06	9,100	169.8	15.86	12.42	14.06	2.31	-10.01	-8.66	1.04	1.09	15.65	15.42	117.16
Financial Institutions, Fully Converted, Not Under Acquisition (46)
BCOW	1895 Bancorp of Wisconsin, Inc.	10.05	6,373	64.0	11.75	9.71	10.05	-1.28	-9.62	-8.55	NA	NA	12.71	12.71	84.05
AFBI	Affinity Bancshares, Inc.	14.41	6,675	95.6	18.00	13.71	14.41	2.27	0.33	-6.43	0.99	1.09	17.51	14.68	114.86
AX	Axos Financial, Inc.	39.20	59,999	2,352.0	62.44	33.91	39.20	12.58	-24.77	-29.89	3.95	4.56	28.35	25.68	306.79
BLFY	Blue Foundry Bancorp	12.18	25,965	316.3	15.47	11.01	12.18	3.13	-11.99	-16.75	-0.68	-0.60	14.11	14.09	77.49
BYFC	Broadway Financial Corporation	1.12	73,437	53.4	3.50	0.88	1.12	3.70	-61.90	-51.52	0.02	0.06	1.83	1.44	16.67
CFFN	Capitol Federal Financial, Inc.	8.00	135,735	1,085.9	12.79	7.19	8.00	-3.26	-31.91	-29.39	0.62	0.63	7.90	7.81	70.91
CARV	Carver Bancorp, Inc.	4.61	4,225	19.5	15.73	3.75	4.61	19.12	-68.49	-46.02	0.09	0.09	5.89	5.89	163.54
CLST	Catalyst Bancorp, Inc.	13.05	4,872	63.6	14.09	12.03	13.05	0.31	-4.95	-4.54	NA	NA	17.47	17.47	57.67
CNNB	Cincinnati Bancorp, Inc.	14.76	2,965	43.8	16.26	13.75	14.76	1.65	0.48	0.96	0.23	0.43	13.45	13.41	95.14
CULL	Cullman Bancorp, Inc.	10.97	7,406	81.2	12.97	10.40	10.97	2.05	-13.96	-10.67	0.34	0.52	13.33	13.33	51.85
ECBK	ECB Bancorp, Inc.	15.79	9,175	144.9	15.98	13.82	15.79	3.20	12.07	12.07	NA	NA	NA	NA	85.22
ESSA	ESSA Bancorp, Inc.	20.57	9,800	201.2	21.61	15.63	20.57	10.18	27.61	18.70	2.06	2.08	20.47	19.12	189.97
FFBW	FFBW, Inc.	11.87	5,788	68.7	13.40	11.50	11.87	0.34	-0.67	0.59	0.34	0.34	13.96	NA	57.09
FNWB	First Northwest Bancorp	15.35	9,025	137.7	23.77	14.50	15.35	4.07	-15.89	-24.01	1.59	1.72	15.94	15.82	231.75
FSBW	FS Bancorp, Inc.	28.19	7,583	213.8	36.75	26.80	28.19	1.62	-17.86	-16.18	3.75	3.77	28.63	27.87	349.76
GBNY	Generations Bancorp NY, Inc.	10.87	2,429	26.4	13.50	10.87	10.87	-1.33	-7.09	-8.77	0.61	0.73	16.05	15.42	152.20
HONE	HarborOne Bancorp, Inc.	15.10	46,916	708.4	15.45	12.82	15.10	13.62	5.59	1.75	0.95	0.98	12.49	11.04	100.27
HIFS	Hingham Institution for Savings	248.89	2,145	534.0	432.19	242.99	248.89	1.17	-29.64	-40.72	19.16	27.29	175.52	175.52	1893.41
HMNF	HMN Financial, Inc.	23.00	4,323	99.4	25.98	21.87	23.00	0.88	-1.79	-6.77	1.73	NA	20.02	19.84	242.38
HFBL	Home Federal Bancorp, Inc. of Louisiana	18.91	2,983	56.4	23.55	17.35	18.91	-1.30	-0.94	-7.22	1.54	1.54	15.16	15.16	194.97
IROQ	IF Bancorp, Inc.	19.10	3,164	60.4	27.02	17.10	19.10	3.52	-16.81	-26.51	1.84	1.91	22.00	22.00	271.00
KRNY	Kearny Financial Corp.	10.68	65,621	675.7	13.89	10.05	10.68	-1.84	-20.89	-19.40	0.93	0.95	12.88	NA	120.23
MGYR	Magyar Bancorp, Inc.	12.46	7,098	88.4	13.23	11.30	12.46	0.00	8.54	1.51	1.04	1.04	14.23	14.23	111.39
MSVB	Mid-Southern Bancorp, Inc.	12.76	2,870	36.6	15.50	12.76	12.76	-5.22	-14.99	-14.93	0.68	NA	10.74	10.74	92.19
NYCB	New York Community Bancorp, Inc.	9.26	466,136	4,316.4	13.57	8.17	9.26	9.07	-26.80	-24.16	1.25	1.29	13.39	8.19	135.06
NECB	Northeast Community Bancorp, Inc.	13.05	14,967	195.3	13.18	10.52	13.05	4.32	19.07	17.25	0.90	0.97	15.65	15.61	81.62
NFBK	Northfield Bancorp, Inc. (Staten Island, NY)	15.89	47,888	760.9	18.41	11.87	15.89	6.64	-9.30	-1.67	1.35	1.34	14.48	13.61	118.39
NSTS	NSTS Bancorp, Inc.	10.83	5,398	58.5	12.90	10.58	10.83	0.28	-13.98	-13.98	NA	NA	15.47	15.47	50.81
PBBK	PB Bankshares, Inc.	12.52	2,566	32.1	14.60	12.07	12.52	2.16	-7.30	-7.91	0.50	0.54	16.29	16.29	146.81
PDLB	Ponce Financial Group, Inc.	9.27	23,095	214.1	11.29	9.05	9.27	-0.96	-16.56	-10.80	0.44	NA	11.85	11.85	88.43
PVBC	Provident Bancorp, Inc.	12.93	17,421	225.3	20.14	11.98	12.93	6.95	-26.87	-30.48	1.16	1.19	13.54	13.54	102.64
PROV	Provident Financial Holdings, Inc.	13.70	7,224	99.8	17.37	13.66	13.70	-0.87	-19.17	-17.12	1.16	1.16	17.85	17.85	172.48
PFS	Provident Financial Services, Inc.	22.40	75,162	1,683.6	26.20	19.18	22.40	8.69	-9.82	-7.51	2.18	2.24	20.64	14.49	180.99
RVSB	Riverview Bancorp, Inc.	6.87	22,943	157.6	8.22	6.08	6.87	4.89	-6.02	-10.66	0.89	0.89	6.84	5.56	73.44
SBT	Sterling Bancorp, Inc. (Southfield, MI)	6.40	50,816	325.2	7.26	5.18	6.40	4.40	22.61	11.30	0.41	0.25	6.60	6.60	49.27
TCBC	TC Bancshares, Inc.	14.97	4,526	67.8	15.15	12.00	14.97	2.35	7.73	12.16	NA	NA	17.46	17.46	95.30
TBNK	Territorial Bancorp Inc.	20.68	8,796	181.9	26.81	17.93	20.68	6.05	-17.94	-18.10	1.88	1.79	28.17	28.17	246.13
TCBS	Texas Community Bancshares, Inc.	15.36	3,017	46.3	19.61	15.04	15.36	-0.39	-0.84	-0.90	0.29	0.49	17.27	17.12	123.89
TCBX	Third Coast Bancshares, Inc.	19.54	13,325	257.7	30.50	16.35	19.54	14.94	-21.87	-24.79	0.83	NA	22.93	21.51	263.93
TSBK	Timberland Bancorp, Inc.	29.30	8,250	241.7	29.86	24.05	29.30	-0.17	5.02	5.78	2.68	2.71	25.98	24.02	228.83
TBK	Triumph Bancorp, Inc.	51.30	24,232	1,243.1	136.02	46.03	51.30	6.79	-55.37	-56.92	4.31	3.76	34.57	23.60	232.85
TRST	TrustCo Bank Corp NY	37.35	19,052	711.6	37.36	29.50	37.35	11.43	12.36	12.13	3.68	3.67	30.92	30.89	319.10
WSBF	Waterstone Financial, Inc.	17.20	21,879	376.3	22.74	15.70	17.20	2.81	-16.18	-21.32	1.37	1.36	16.86	16.83	90.27
WNEB	Western New England Bancorp, Inc.	8.80	22,247	195.8	9.98	7.13	8.80	4.89	-10.57	0.46	1.05	1.05	9.52	8.85	115.92
WMPN	William Penn Bancorporation	11.39	13,732	156.4	12.88	11.21	11.39	0.26	-7.17	-5.71	0.30	0.34	12.50	12.12	62.01
WSFS	WSFS Financial Corporation	46.32	61,949	2,869.5	56.30	37.03	46.32	-5.24	-10.20	-7.58	3.34	4.10	33.96	17.55	322.61
Partial Stock Mutual Holding Companies(8)
BSBK	Bogota Financial Corp.	11.16	13,693	152.8	11.29	9.95	11.16	0.09	9.41	9.63	0.43	0.38	9.89	9.86	63.90
CFSB	CFSB Bancorp, Inc.	8.87	6,271	55.6	11.54	8.62	8.87	0.91	-12.87	-12.87	NA	NA	11.49	11.49	57.56
CLBK	Columbia Financial, Inc.	19.38	109,908	2,130.0	22.86	18.07	19.38	-12.19	3.64	-7.09	0.84	0.90	9.37	8.23	91.10
FSEA	First Seacoast Bancorp, Inc.	10.45	5,868	61.3	11.20	9.51	10.45	0.10	9.20	-2.06	0.25	0.24	8.55	8.55	86.95
GCBC	Greene County Bancorp, Inc.	67.96	8,513	578.6	69.12	33.01	67.96	9.63	104.08	84.93	3.51	NA	18.75	18.75	303.55
KFFB	Kentucky First Federal Bancorp	7.00	8,155	57.1	8.69	6.95	7.00	-1.69	-0.43	-6.98	0.19	0.19	6.38	6.26	40.23
LSBK	Lake Shore Bancorp, Inc.	13.30	5,596	74.4	15.25	12.97	13.30	-0.82	-11.92	-10.74	1.08	NA	13.69	13.69	124.31
OFED	Oconee Federal Financial Corp.	26.00	5,609	145.8	27.00	20.24	26.00	0.97	6.39	17.01	0.73	0.75	13.42	12.94	97.12
PBFS	Pioneer Bancorp, Inc.	10.20	25,150	256.5	13.00	9.13	10.20	2.10	-20.93	-9.89	0.41	0.30	9.34	8.91	78.10
RBKB	Rhinebeck Bancorp, Inc.	10.10	10,861	109.7	11.52	9.06	10.10	1.56	-6.22	-5.25	0.89	0.91	10.03	9.80	119.03
TFSL	TFS Financial Corporation	14.23	277,333	3,946.4	20.34	12.45	14.23	10.31	-27.32	-20.37	NA	NA	NA	NA	56.94
Merger Target
FBC	Flagstar Bancorp, Inc.	38.41	53,331	2,048.4	53.30	30.82	38.41	21.28	-21.88	-19.88	5.06	5.43	NA	NA	477.08
HVBC	HV Bancorp, Inc.	26.00	2,239	58.2	26.80	18.52	26.00	1.96	13.29	19.27	1.31	1.19	18.39	18.39	254.88
PCSB	PCSB Financial Corporation	19.39	14,414	279.5	19.95	17.89	19.39	3.03	4.02	1.84	1.12	1.18	18.33	17.93	134.63

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Market Intelligence, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2022 by RP® Financial, LC.

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of October 28, 2022

		Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
		Equity/ Assets	Tg. Equity/ Assets	Reported Earnings		Core Earnings		NPAs/ Assets	Rsvs/ NPLs	Price/ Earnings	Price/ Book	Price/ Assets	Price/ Tang Book	Price/Core Earnings	Div/ Share	Dividend Yield	Payout Ratio (7)
				ROA(5)	ROE(5)	ROA(5)	ROE(5)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Financial Institutions, Fully Converted, Not Under Acquisition (46)
	Average	14.19	13.37	0.76	6.22	0.83	6.86	0.69	224.92	14.15	96.06	12.76	106.45	14.87	0.49	2.44	49.92
	Median	11.74	11.58	0.76	6.68	0.90	7.21	0.35	130.61	11.98	91.14	12.39	97.61	11.86	0.34	2.09	27.97
Financial Institutions, Fully Converted, Not Under Acquisition (46)
BCOW	1895 Bancorp of Wisconsin, Inc.	15.12	15.12	-0.13	-0.86	0.00	0.02	NA	255.26	NA	79.10	11.96	79.10	NA	NA	NA	NA
AFBI	Affinity Bancshares, Inc.	15.05	12.93	0.87	5.60	0.96	6.16	NA	NA	14.56	82.31	12.39	98.19	13.26	NA	NA	NM
AX	Axos Financial, Inc.	9.24	8.44	1.48	15.01	1.66	16.91	0.68	129.04	9.92	138.27	12.78	152.67	8.59	NA	NA	NM
BLFY	Blue Foundry Bancorp	19.75	19.72	-0.91	-4.15	-0.80	-3.65	NA	NA	NM	86.31	17.05	86.47	NM	NA	NA	NM
BYFC	Broadway Financial Corporation	23.26	21.43	0.15	1.03	0.41	2.84	0.21	117.21	NM	61.13	7.66	77.60	19.74	0.00	0.00	NM
CFFN	Capitol Federal Financial, Inc.	11.39	11.28	0.76	7.11	0.77	7.21	NA	NA	12.90	101.31	11.54	102.42	12.74	0.34	4.25	132.26
CARV	Carver Bancorp, Inc.	7.33	7.33	0.15	1.92	0.15	1.92	2.66	30.60	NM	78.26	2.97	78.26	NM	0.00	0.00	NM
CLST	Catalyst Bancorp, Inc.	32.89	32.89	0.50	1.68	NA	NA	0.96	83.47	NA	74.70	24.57	74.70	NA	NA	NA	NA
CNNB	Cincinnati Bancorp, Inc.	14.14	14.10	0.26	1.74	0.50	3.38	0.29	221.45	NM	109.71	15.51	110.09	34.00	NA	NA	434.78
CULL	Cullman Bancorp, Inc.	25.70	25.70	0.67	2.47	1.01	3.73	0.78	88.68	32.26	82.32	21.16	82.32	20.98	0.12	1.09	35.29
ECBK	ECB Bancorp, Inc.	10.24	10.24	NA	5.30	NA	6.46	NA	706.92	NA	NA	NA	NA	NA	NA	NA	NA
ESSA	ESSA Bancorp, Inc.	11.40	10.73	1.08	9.47	1.09	9.56	NA	NA	9.99	100.47	11.46	107.60	9.89	0.60	2.92	26.21
FFBW	FFBW, Inc.	25.38	NA	0.59	2.41	0.59	2.41	0.09	795.10	34.91	85.02	21.58	NA	34.91	NA	NA	NM
FNWB	First Northwest Bancorp	7.49	7.44	0.65	6.98	0.76	8.24	NA	NA	9.65	96.31	7.31	97.03	8.93	0.28	1.82	17.61
FSBW	FS Bancorp, Inc.	8.32	8.11	1.31	12.29	1.32	12.36	NA	NA	7.52	98.48	8.19	101.16	7.48	0.80	2.84	24.00
GBNY	Generations Bancorp NY, Inc.	10.56	10.18	0.38	3.37	0.46	4.08	1.59	37.77	17.82	67.71	7.15	70.49	14.84	NA	NA	NM
HONE	HarborOne Bancorp, Inc.	13.28	11.92	1.03	7.03	1.06	7.26	0.71	130.61	15.89	120.87	16.05	136.75	15.41	0.28	1.85	27.37
HIFS	Hingham Institution for Savings	9.27	9.27	1.17	11.56	1.66	16.45	NA	NA	12.99	141.80	13.15	141.80	9.12	2.36	0.95	12.84
HMNF	HMN Financial, Inc.	8.56	8.49	0.72	6.72	NA	NA	NA	NA	13.29	114.88	9.84	115.92	NA	0.24	1.04	13.87
HFBL	Home Federal Bancorp, Inc. of Louisiana	8.10	8.10	0.90	9.97	0.90	9.97	NA	NA	12.28	124.72	10.11	124.72	12.28	0.48	2.54	28.57
IROQ	IF Bancorp, Inc.	8.36	8.36	0.74	7.07	0.77	7.33	0.26	331.86	10.38	86.83	7.26	86.83	10.01	0.40	2.09	20.38
KRNY	Kearny Financial Corp.	11.09	NA	0.87	6.77	0.89	6.92	NA	NA	11.48	82.93	9.20	107.86	11.22	0.44	4.12	47.31
MGYR	Magyar Bancorp, Inc.	12.77	12.77	0.89	7.58	0.89	7.58	NA	NA	11.98	87.58	11.19	87.58	11.98	0.12	0.96	20.19
MSVB	Mid-Southern Bancorp, Inc.	11.65	11.65	0.72	4.69	NA	NA	NA	104.22	18.76	118.84	13.84	118.84	NA	0.24	1.88	26.47
NYCB	New York Community Bancorp, Inc.	10.72	7.14	1.03	9.02	1.06	9.27	NA	NA	7.41	69.14	6.91	113.08	7.19	0.68	7.34	54.40
NECB	Northeast Community Bancorp, Inc.	20.98	20.94	1.18	5.69	1.27	6.13	0.30	334.58	14.50	83.39	17.50	83.60	13.44	0.24	1.84	46.67
NFBK	Northfield Bancorp, Inc. (Staten Island, NY)	12.23	11.58	1.14	8.71	1.13	8.64	0.25	301.12	11.77	109.76	13.42	116.71	11.86	0.52	3.27	38.52
NSTS	NSTS Bancorp, Inc.	30.45	30.45	-0.06	-0.26	-0.24	-1.05	0.35	80.10	NA	70.00	21.32	70.00	NA	NA	NA	NA
PBBK	PB Bankshares, Inc.	11.84	11.84	0.35	2.71	0.38	2.91	NA	NA	25.03	76.84	9.10	76.84	23.27	NA	NA	NM
PDLB	Ponce Financial Group, Inc.	25.37	25.37	0.66	4.64	NA	NA	NA	74.19	20.88	78.20	12.61	78.20	NA	NA	NA	NM
PVBC	Provident Bancorp, Inc.	13.42	13.42	1.16	8.41	1.19	8.62	NA	NA	11.15	95.49	12.81	95.49	10.88	0.16	1.24	10.34
PROV	Provident Financial Holdings, Inc.	10.37	10.37	0.71	6.64	0.71	6.64	NA	NA	11.81	76.73	7.96	76.73	11.81	0.56	4.09	36.21
PFS	Provident Financial Services, Inc.	11.40	8.29	1.20	9.94	1.22	10.07	NA	NA	10.28	108.55	12.38	154.56	10.02	0.96	4.29	44.04
RVSB	Riverview Bancorp, Inc.	8.73	7.22	1.14	12.22	1.15	12.28	NA	NA	7.72	100.40	8.77	123.49	7.68	0.24	3.49	25.84
SBT	Sterling Bancorp, Inc. (Southfield, MI)	13.39	13.39	0.70	6.08	0.42	3.68	2.20	94.13	15.61	96.99	12.99	96.99	25.89	0.00	0.00	NM
TCBC	TC Bancshares, Inc.	19.83	19.83	0.67	3.46	0.67	3.46	NA	NA	NA	85.76	17.00	85.76	NA	0.10	0.67	NA
TBNK	Territorial Bancorp Inc.	11.86	11.86	0.79	6.59	0.75	6.27	NA	NA	11.00	73.41	8.71	73.41	11.56	0.92	4.45	42.02
TCBS	Texas Community Bancshares, Inc.	15.05	14.94	0.25	1.83	0.41	3.02	0.58	83.79	NM	88.96	13.39	89.70	31.16	NA	NA	NM
TCBX	Third Coast Bancshares, Inc.	10.70	10.21	0.40	3.93	NA	NA	0.29	284.82	23.54	85.21	7.66	90.83	NA	NA	NA	NM
TSBK	Timberland Bancorp, Inc.	11.35	10.59	1.24	10.80	1.25	10.91	0.26	281.32	10.93	112.78	12.80	121.98	10.82	0.88	3.00	24.63
TBK	Triumph Bancorp, Inc.	15.79	11.59	1.90	12.68	1.67	11.13	0.41	206.08	11.90	148.40	22.43	217.42	13.64	NA	NA	NM
TRST	TrustCo Bank Corp NY	9.69	9.68	1.14	11.85	1.14	11.81	NA	NA	10.15	120.81	11.70	120.93	10.18	1.40	3.75	38.03
WSBF	Waterstone Financial, Inc.	19.05	19.02	1.49	7.45	1.48	7.39	NA	NA	12.55	102.05	19.44	102.21	12.66	0.80	4.65	94.89
WNEB	Western New England Bancorp, Inc.	8.21	7.68	0.91	10.50	0.90	10.48	NA	NA	8.38	92.48	7.59	99.41	8.39	0.24	2.73	22.86
WMPN	William Penn Bancorporation	21.28	20.77	0.48	2.02	0.55	2.30	NA	NA	NM	91.14	19.39	94.01	33.17	0.12	1.05	40.00
WSFS	WSFS Financial Corporation	10.51	5.72	1.01	8.30	1.21	9.97	0.19	400.81	13.87	136.41	14.36	263.94	11.30	0.60	1.30	12.28
Partial Stock Mutual Holding Companies(8)
BSBK	Bogota Financial Corp.	16.05	16.02	0.73	4.19	0.65	3.74	NA	NA	25.95	112.89	18.12	113.13	28.99	NA	NA	NM
CFSB	CFSB Bancorp, Inc.	20.76	20.76	0.17	0.88	0.16	0.87	NA	NA	NA	77.22	16.03	77.22	NA	NA	NA	NA
CLBK	Columbia Financial, Inc.	10.28	9.15	0.92	8.18	0.97	8.66	NA	NA	23.07	206.87	21.27	235.54	21.62	NA	NA	NM
FSEA	First Seacoast Bancorp, Inc.	10.17	10.17	0.29	2.48	0.29	2.41	NA	NA	NM	122.18	12.42	122.18	NM	NA	NA	NM
GCBC	Greene County Bancorp, Inc.	6.18	6.18	1.21	18.93	NA	NA	NA	NA	19.36	362.55	22.39	362.55	NA	0.56	0.82	15.38
KFFB	Kentucky First Federal Bancorp	15.86	15.61	0.47	3.04	0.47	3.04	1.69	27.64	NM	109.72	17.40	111.76	NM	0.40	5.71	157.89
LSBK	Lake Shore Bancorp, Inc.	11.23	11.23	0.90	7.54	NA	NA	NA	NA	12.31	97.12	10.91	97.12	NA	0.72	5.41	62.96
OFED	Oconee Federal Financial Corp.	13.81	13.39	0.76	4.83	0.78	4.97	0.38	64.16	NM	193.74	26.76	200.86	34.66	0.40	1.54	54.79
PBFS	Pioneer Bancorp, Inc.	12.35	11.85	0.54	4.30	0.40	3.15	0.44	260.94	24.88	109.21	13.49	114.54	33.94	NA	NA	NM
RBKB	Rhinebeck Bancorp, Inc.	8.77	8.58	0.77	7.98	0.78	8.15	0.36	177.97	11.35	100.66	8.83	103.04	11.11	NA	NA	NM
TFSL	TFS Financial Corporation	11.68	11.63	0.51	4.14	NA	NA	NA	NA	NM	220.24	NA	221.42	NA	1.13	7.94	434.62
Current Merger Target (9)
FBC	Flagstar Bancorp, Inc.	10.28	9.79	1.09	9.93	1.16	NA	0.56	92.65	7.59	76.07	NA	80.30	7.07	0.24	0.62	4.74
HVBC	HV Bancorp, Inc.	7.22	7.22	0.49	6.55	0.45	5.94	0.49	107.75	19.85	141.42	10.21	141.42	21.85	NA	NA	NM
PCSB	PCSB Financial Corporation	14.49	14.21	0.83	5.79	0.88	6.10	NA	NA	17.31	105.76	15.32	108.14	16.43	0.28	1.44	24.11

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.
(9)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

Source: S&P Market Intelligence, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2022 by RP® Financial, LC.

Exhibit IV-2

Historical Stock Price Indices(1)

Year/Qtr. Ended		DJIA	S&P 500	NASDAQ Composite	BMI Banks Index
2013:	Quarter 1	14578.5	1569.2	3267.5	—
	Quarter 2	14909.6	1606.3	3404.3	—
	Quarter 3	15129.7	1681.6	3771.5	—
	Quarter 4	16576.7	1848.4	4176.6	—
2014:	Quarter 1	16457.7	1872.3	4199.0	—
	Quarter 2	16826.6	1960.2	4408.2	—
	Quarter 3	17042.9	1972.3	4493.4	—
	Quarter 4	17823.1	2058.9	4736.1	—
2015:	Quarter 1	17776.1	2067.9	4900.9	—
	Quarter 2	17619.5	2063.1	4986.9	—
	Quarter 3	16284.7	1920.0	4620.2	—
	Quarter 4	17425.0	2043.9	5007.4	—
2016:	Quarter 1	17685.1	2059.7	4869.9	—
	Quarter 2	17930.0	2098.9	4842.7	—
	Quarter 3	18308.2	2168.3	5312.0	—
	Quarter 4	19762.6	2238.8	5383.1	—
2017:	Quarter 1	20663.2	2362.7	5911.7	—
	Quarter 2	21349.6	2423.4	6140.4	—
	Quarter 3	22405.1	2519.4	6496.0	—
	Quarter 4	24719.2	2673.6	6903.4	—
2018:	Quarter 1	24103.1	2640.9	7063.5	—
	Quarter 2	24271.4	2718.4	7510.3	—
	Quarter 3	26458.3	2914.0	8046.4	—
	Quarter 4	23327.5	2506.9	6635.3	—
2019:	Quarter 1	25928.7	2834.4	7729.3	133.9
	Quarter 2	26600.0	2941.8	8006.2	142.2
	Quarter 3	26916.8	2976.7	7999.3	145.3
	Quarter 4	28538.4	3230.8	8972.6	164.6
2020:	Quarter 1	21917.2	2584.6	7700.1	97.1
	Quarter 2	25812.9	3100.3	10058.8	106.3
	Quarter 3	27781.7	3363.0	11167.5	103.1
	Quarter 4	30606.5	3756.1	12888.3	138.6
2021:	Quarter 1	32981.6	3972.9	13246.8	171.3
	Quarter 2	34502.5	4297.5	14504.0	176.0
	Quarter 3	33842.9	4307.5	14448.6	182.7
	Quarter 4	36338.3	4766.2	15645.0	184.1
2022:	Quarter 1	34678.4	4530.4	14220.5	171.0
	Quarter 2	30775.4	3785.4	11028.7	141.2
	Quarter 3	28725.5	3585.6	10575.6	136.7
As of October 28, 2022		32861.8	3901.1	11102.5	154.1

(1)	End of period data.

Sources: S&P Global Market Intelligence.

Exhibit IV-3

Index Summary (Current Data)

Industry - Bank

Geography United States and Canada

Index Name	Current Value	As Of	Day’s Change	Day’s Change (%)
Banking Indexes
S&P U.S. BMI Banks	154.85	11/4/2022	3.69	2.44
KBW Nasdaq Bank Index	103.91	11/4/2022	2.59	2.55
KBW Nasdaq Regional Bank Index	122.95	11/4/2022	2.81	2.34
S&P 500 Bank	339.89	11/4/2022	8.30	2.50
NASDAQ Bank	4,294.42	11/4/2022	101.17	2.41
S&P 500 Commercial Banks	485.59	11/4/2022	11.86	2.50
S&P 500 Diversified Banks	585.95	11/4/2022	14.55	2.55
S&P 500 Regional Banks	116.42	11/4/2022	2.69	2.37
Market Cap Indexes
Dow Jones U.S. MicroCap Banks	30,509.44	11/4/2022	522.33	1.74
S&P U.S. SmallCap Banks	247.60	11/4/2022	5.58	2.30
S&P U.S. MidCap Banks	688.10	11/4/2022	15.81	2.35
S&P U.S. LargeCap Banks	381.76	11/4/2022	9.34	2.51
S&P United States Between USD1 Billion and USD5 Billion Banks	738.59	11/4/2022	17.56	2.44
S&P United States Over USD5 Billion Banks	438.37	11/4/2022	10.44	2.44
S&P United States Between USD250 Million and USD1 Billion Banks	1,615.96	11/4/2022	40.67	2.58
S&P United States Under USD250 Million Banks	1,271.81	11/4/2022	8.20	0.65
Geographic Indexes
S&P U.S. BMI Banks - Mid-Atlantic Region	595.47	11/4/2022	13.79	2.37
S&P U.S. BMI Banks - Midwest Region	647.68	11/4/2022	17.12	2.71
S&P U.S. BMI Banks - New England Region	576.58	11/4/2022	14.89	2.65
S&P U.S. BMI Banks - Southeast Region	459.35	11/4/2022	10.73	2.39
S&P U.S. BMI Banks - Southwest Region	1,330.91	11/4/2022	30.80	2.37
S&P U.S. BMI Banks - Western Region	1,315.57	11/4/2022	32.35	2.52
Broad Market Indexes
DJIA	32,403.22	11/4/2022	401.97	1.26
S&P 500	3,770.55	11/4/2022	50.65	1.36
S&P 400 Mid Cap	2,405.74	11/4/2022	38.79	1.64
S&P 600 Small Cap	1,171.36	11/4/2022	17.77	1.54
S&P 500 Financials	563.29	11/4/2022	10.32	1.87
MSCI US IMI Financials	2,019.30	11/4/2022	39.01	1.97
NASDAQ	10,475.25	11/4/2022	132.31	1.28
NASDAQ Finl	4,947.18	11/4/2022	85.33	1.76
NYSE	14,702.77	11/4/2022	247.10	1.71
Russell 1000	2,070.30	11/4/2022	25.27	1.24
Russell 2000	1,799.87	11/4/2022	20.14	1.13
Russell 3000	2,184.80	11/4/2022	26.53	1.23
S&P TSX Composite	19,449.81	11/4/2022	208.59	1.08
MSCI AC World (USD)	580.60	11/4/2022	9.83	1.72
MSCI World	2,507.22	11/4/2022	39.33	1.59
Bermuda Royal Gazette/BSX	2,436.96	11/4/2022	0.00	0.00

Source: S&P Global Market Intelligence.

Exhibit IV-4

State of Georgia Thrift Acquisitions 2014-Present

						Target Financials at Announcement							Deal Terms and Pricing at Announcement
						Total					NPAs/	Rsrvs/	Deal	Value/					Prem/
Announce Date	Complete Date	Buyer Name		Target Name	St.	Assets ($000)	E/A (%)	TE/A (%)	ROAA (%)	ROAE (%)	Assets (%)	NPLs (%)	Value ($M)	Share ($)	P/B (%)	P/TB (%)	P/E (x)	P/A (%)	Cdeps (%)
04/23/2021	10/1/2021	CoastalSouth Bancshares Inc.	SC	Cornerstone Bancshares	GA	210,906	8.62	8.62	-1.12	-12.58	5.53	22.74	NA	NA	NA	NA	NA	NA	NA
4/24/2018	9/1/2018	CenterState Bank Corp.	FL	Charter Financial Corporation	GA	1,643,673	13.27	10.96	0.90	6.50	0.44	186.23	345.2	22.617	156.86	195.11	24.85	21.00	15.09
2/27/2014	12/1/2014	Oconee Federal Financial Corp.	SC	Stephens Federal Bank	GA	158,267	4.19	4.19	-0.39	-9.32	12.40	43.88	NA	NA	NA	NA	NA	NA	NA
12/10/2014	7/1/2015	Renasant Corp.	MS	Heritage Financial Group, Inc.	GA	1,755,534	9.11	8.44	0.60	6.60	0.88	85.65	264.7	27.576	158.33	172.10	24.62	15.08	10.90

				Average:		942,095	8.80	8.05	0.00	-2.20	4.81	84.62			157.60	183.61	24.74	18.04	13.00
				Median:		927,290	8.87	8.53	0.10	-1.41	3.21	64.76			157.60	183.61	24.74	18.04	13.00

Source: S&P Global Market Intelligence.

Exhibit IV-5

PRO FORMA ANALYSIS SHEET

Elberton Federal Savings & Loan Association, Elberton, GA

Prices as of October 28, 2022

			Subject at	Peer Group		All Public Thrifts
Valuation Pricing Multiples		Symbol	Midpoint	Mean	Median	Mean	Median
Price-earnings multiple	=	P/E	NM x	25.96x	25.03x	14.15x	11.98x
Price-core earnings multiple	=	P/CE	NM x	26.53x	27.22x	14.87x	11.86x
Price-book ratio	=	P/B	50.45%	86.90%	83.67%	96.06%	91.14%
Price-tangible book ratio	=	P/TB	50.45%	87.31%	83.77%	106.45%	97.61%
Price-assets ratio	=	P/A	12.88%	14.97%	14.68%	12.49%	12.39%

Valuation Parameters						% of Offering	% of Offering + Foundation
Pre-Conversion Earnings (Y)		($188,000)	(To 9/2022)	ESOP Stock as % of Offering (E)		0.0000%	0.0000%
Pre-Conversion Core Earnings		($21,000)	(To 9/2022)	Cost of ESOP Borrowings (S)		0.00%
Pre-Conversion Book Value (B)		$4,794,000	(9/2022)	ESOP Amortization (T)		25.00 years
Intangibles		$0	(9/2022)	RRP Stock as % of Offering (M)		3.0000%	3.0000%
Pre-Conv. Tang. Book Value (B)		$4,794,000	(9/2022)	Stock Programs Vesting (N)		5.00 years
Pre-Conversion Assets (A)		$26,482,000	(9/2022)	Fixed Expenses		$1,000,000
Reinv Rte: (5 Yr Treas) @ 9/2022		4.190%		Subscr/Dir Comm Exp (Mdpnt)		$0	0.00%
Tax rate (TAX)		25.75%		Total Expenses (Midpoint)		$1,000,000
A-T Reinvestment Rate(R)		3.111%		Syndicate Expenses (Mdpnt)		$0	0.00%
Est. Conversion Expenses (1)(X)		26.67%		Syndicate Amount		$0
Insider Purchases ($)		$0		Percent Sold (PCT)		100.00%
Price/Share		$10.00		MHC Assets		$0
Foundation Cash Contrib. (FC)		$0		Options as % of Offering (O1)		10.0000%	10.00%
Found Stk Cont (% of Off Shrs (FS)		0.0000%		Estimated Option Value (O2)		32.00%
Foundation Tax Benefit (Z)		$0		Option Vesting Period (O3)		5.00 years
Foundation Stock Amount (Mdpt.)		$0		% of Options taxable (O4)		25.00%

Calculation of Pro Forma Value After Conversion
1.	V=	P/E * (Y)	V=	$3,750,000
		1 - P/E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)
1.	V=	P/E * (Y)	V=	$3,750,000
		1 - P/Core E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)
2.	V=	P/B * (B+Z)	V=	$3,750,000
		1 - P/B * PCT * (1-X-E-M-FC-FS)
2.	V=	P/TB * (TB+Z)	V=	$3,750,000
		1 - P/TB * PCT * (1-X-E-M-FC-FS)
3.	V=	P/A * (A+Z+PA)	V=	$3,750,000
		1 - P/A * PCT * (1-X-E-M-FC-FS)

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued	Price Per Share	Market Value of Stock Sold in Offering	Market Value of Stock Issued in Reorganization
Maximum	0	431,250	0	431,250	10.00	4,312,500	$4,312,500
Midpoint	0	375,000	0	375,000	10.00	3,750,000	$3,750,000
Minimum	0	318,750	0	318,750	10.00	3,187,500	$3,187,500

Valuation Conclusion	Shares Issued to MHC	Shares Sold to Public	Foundation Shares	Total Shares Issued
Maximum	0.00%	100.00%	0.00%	100.00%
Midpoint	0.00%	100.00%	0.00%	100.00%
Minimum	0.00%	100.00%	0.00%	100.00%

(1)	Estimated offering expenses at midpoint of the offering.

Exhibit IV-6

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Elberton Federal Savings & Loan Association, Elberton, GA

At the Minimum of the Range

1.	Market Value of Shares Sold In Offering:				$3,187,500
	Market Value of Shares Issued to Foundation:				0

	Total Market Value of Company:				$3,187,500
2.	Offering Proceeds of Shares Sold In Offering				$3,187,500
	Less: Estimated Offering Expenses				1,000,000

	Net Conversion Proceeds				$2,187,500
3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds				$2,187,500
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash ESOP Stock Purchases				0
	Less: Non-Cash MRP Stock Purchases (1)				(95,625)

	Net Conversion Proceeds Reinvested (Net Equity Increase)				$2,091,875
	Estimated After-Tax Reinvestment Rate				3.11%

	Earnings from Reinvestment of Proceeds				$65,080
	Less: Estimated cost of ESOP borrowings				0
	Less: Amortization of ESOP borrowings				0
	Less: Stock Programs Vesting (1)				(14,200)
	Less: Option Plan Vesting (2)				(19,087)

	Net Earnings Increase				$31,793

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Mths ended September 30, 2022 (reported)		($188,000)	$31,793	($156,207)
	12 Mths ended September 30, 2022 (core)		($21,000)	$31,793	$10,793

		Before Conversion	Net Equity Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Net Worth
	September 30, 2022	$4,794,000	$2,091,875	$0	$6,885,875
	September 30, 2022 (Tangible)	$4,794,000	$2,091,875	$0	$6,885,875

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
6.	Pro Forma Assets
	September 30, 2022	$26,482,000	$2,091,875	$0	$28,573,875

(1)	Restricted stock program (3.00% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 25.75%.
(2)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-6

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Elberton Federal Savings & Loan Association, Elberton, GA

At the Midpoint of the Range

1.	Market Value of Shares Sold In Offering:				$3,750,000
	Market Value of Shares Issued to Foundation:				0

	Total Market Value of Company:				$3,750,000
2.	Offering Proceeds of Shares Sold In Offering				$3,750,000
	Less: Estimated Offering Expenses				1,000,000

	Net Conversion Proceeds				$2,750,000
3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds				$2,750,000
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash ESOP Stock Purchases				0
	Less: Non-Cash MRP Stock Purchases (1)				(112,500)

	Net Conversion Proceeds Reinvested (Net Equity Increase)				$2,637,500
	Estimated After-Tax Reinvestment Rate				3.11%

	Earnings from Reinvestment of Proceeds				$82,055
	Less: Estimated cost of ESOP borrowings				0
	Less: Amortization of ESOP borrowings				0
	Less: Stock Programs Vesting (1)				(16,706)
	Less: Option Plan Vesting (2)				(22,455)

	Net Earnings Increase				$42,893

			Before Conversion	Net Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Mths ended September 30, 2022 (reported)		($188,000)	$42,893	($145,107)
	12 Mths ended September 30, 2022 (core)		($21,000)	$42,893	$21,893

		Before Conversion	Net Capital Proceeds	Tax Benefit of Foundation	After Conversion
5.	Pro Forma Net Worth
	September 30, 2022	$4,794,000	$2,637,500	$0	$7,431,500
	September 30, 2022 (Tangible)	$4,794,000	$2,637,500	$0	$7,431,500

		Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
6.	Pro Forma Assets
	September 30, 2022	$26,482,000	$2,637,500	$0	$29,119,500

(1)	Restricted stock program (3.00% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 25.75%.
(2)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-6

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Elberton Federal Savings & Loan Association, Elberton, GA

At the Maximum of the Range

1. Market Value of Shares Sold In Offering:	$4,312,500
Market Value of Shares Issued to Foundation:	0

Total Market Value of Company:	$4,312,500
2. Offering Proceeds of Shares Sold In Offering	$4,312,500
Less: Estimated Offering Expenses	1,000,000

Net Conversion Proceeds	$3,312,500
3. Estimated Additional Equity and Income from Offering Proceeds
Net Conversion Proceeds	$3,312,500
Less: Cash Contribution to Foundation	0
Less: Non-Cash ESOP Stock Purchases	0
Less: Non-Cash MRP Stock Purchases (1)	(129,375)

Net Conversion Proceeds Reinvested (Net Equity Increase)	$3,183,125
Estimated After-Tax Reinvestment Rate	3.11%

Earnings from Reinvestment of Proceeds	$99,029
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings	0
Less: Stock Programs Vesting (1)	(19,212)
Less: Option Plan Vesting (2)	(25,823)

Net Earnings Increase	$53,994

	Before Conversion	Net Earnings Increase	After Conversion
4. Pro Forma Earnings
12 Mths ended September 30, 2022 (reported)	($188,000)	$53,994	($134,006)
12 Mths ended September 30, 2022 (core)	($21,000)	$53,994	$32,994

	Before Conversion	Net Capital Proceeds	Tax Benefit of Foundation	After Conversion
5. Pro Forma Net Worth
September 30, 2022	$4,794,000	$3,183,125	$0	$7,977,125
September 30, 2022 (Tangible)	$4,794,000	$3,183,125	$0	$7,977,125

	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
6. Pro Forma Assets
September 30, 2022	$26,482,000	$3,183,125	$0	$29,665,125

(1)	Restricted stock program (3.00% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 25.75%.
(2)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

EXHIBIT V-1

RP® Financial, LC.

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP® is also expert in de novo charters and shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes, branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (42)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (38)	(703) 647-6546	wpommerening@rpfinancial.com
James J. Oren, Director (35)	(703) 647-6549	joren@rpfinancial.com
James P. Hennessey, Director (36)	(703) 647-6544	jhennessey@rpfinancial.com
Gregory E. Dunn, Director (38)	(703) 647-6548	gdunn@rpfinancial.com

1311-A Dolley Madison Boulevard	Telephone: (703) 528-1700
Suite 2A	Fax No.: (703) 528-1788
McLean, VA 22101	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com